UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

FLOW INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share of Flow International Corporation (“Common Stock”)
	(2)	Aggregate number of securities to which transaction applies:

As of November 1, 2013, 49,045,761 shares of Common Stock; and 1,195,038 shares of Common Stock issuable upon vesting and settlement of restricted stock units.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (A) 49,045,761shares of Common Stock multiplied by $4.05 per share; and (B) 1,195,038 restricted stock units multiplied by $4.05 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filed fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001288.
	(4)	Proposed maximum aggregate value of transaction:

$203,475,235.95
	(5)	Total fee paid:

$26,207.61

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED NOVEMBER 1, 2013

[—], 2013

Dear Flow Shareholder:

On behalf of the Board of Directors of Flow International Corporation (“Flow”), you are cordially invited to attend a special meeting of shareholders of Flow, to be held at [—] at 10:00 a.m. local time on [—], 2013.

On September 25, 2013, Flow entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Waterjet Holdings, Inc. (formerly known as AIP Waterjet Holdings, Inc.), a Delaware corporation (“Parent”), and AIP/FIC Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Flow, with Flow continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “merger”). At the special meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement and the merger, and certain other matters as set forth in the shareholder notice and the accompanying proxy statement, including a non-binding, advisory proposal to approve compensation that will or may become payable by Flow to its named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $4.05 in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock you own.

Flow’s Board of Directors, after considering factors more fully described in the accompanying proxy statement, has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable and in the best interests of Flow and its shareholders and has approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement.

In addition, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers. Approval of the Merger Agreement and approval of the officer compensation are subject to separate votes by Flow’s shareholders. Approval of the compensation is advisory (non-binding) and is not a condition to completion of the merger.

In order for the Merger Agreement to be approved, shares of our common stock representing at least two-thirds of the votes entitled to be cast must be voted “FOR” the proposal to approve the Merger Agreement. In order for the adjournment proposal and the advisory proposal regarding compensation to be approved, the votes cast “FOR” each such proposal by the holders of our shares of common stock entitled to vote on such proposal must exceed the votes cast “AGAINST” such proposal by the holders of shares of our common stock entitled to vote on such proposal, in each case, provided that a quorum is present in person or represented by proxy at the special meeting. If less than a quorum is present, approval of the adjournment proposal will require the affirmative vote of a majority of the votes represented by shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

Your vote is very important, regardless of the number of shares of common stock that you own. Whether you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

We cannot complete the merger unless the proposal to approve the Merger Agreement is approved by holders of shares of our common stock representing at least two-thirds of the votes entitled to be cast. The failure of any shareholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

The accompanying proxy statement provides detailed information about the special meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the Merger Agreement and the merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about Flow from documents we file with the Securities and Exchange Commission from time to time.

If you have any questions or need assistance voting your shares of our common stock, please contact Alliance Advisors LLC, our proxy solicitation agent, by calling (855) 601-2248 (toll-free).

On behalf of the Board of Directors of Flow, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Jerry L. Calhoun
Chairman of the Board

The accompanying proxy statement is dated [—], 2013 and, together with the enclosed form of proxy card, is first being mailed to shareholders of Flow on or about [—], 2013.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED NOVEMBER 1, 2013

FLOW INTERNATIONAL CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [—], 2013

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Flow International Corporation (“Flow”) will be held at [—] at 10:00 a.m. local time on [—], 2013 for the following purposes:

1. To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of September 25, 2013, as it may be amended from time to time (the “Merger Agreement”) by and among Flow, Waterjet Holdings, Inc. (formerly known as AIP Waterjet Holdings, Inc.), a Delaware corporation (“Parent”), and AIP/FIC Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of Flow by Parent. Pursuant to the Merger Agreement, Merger Sub will merge with and into Flow, with Flow continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “merger”). A copy of the Merger Agreement is attached as Annex A to the proxy statement accompanying this notice;

2. To consider and vote on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement;

3. To consider and vote on the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers; and

4. To transact any other business that may properly come before the special meeting or any adjournment of the special meeting.

The Flow Board of Directors has fixed the close of business on [—], 2013 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

In order for the Merger Agreement to be approved, shares of our common stock representing at least two-thirds of the votes entitled to be cast must be voted “FOR” the proposal to approve the Merger Agreement. In order for the adjournment proposal and the advisory proposal regarding compensation to be approved, the votes cast “FOR” each such proposal by the holders of our shares of common stock entitled to vote on such proposal must exceed the votes cast “AGAINST” such proposal by the holders of shares of our common stock entitled to vote on such proposal, in each case, provided that a quorum is present in person or represented by proxy at the special meeting. If less than a quorum is present, approval of the adjournment proposal will require the affirmative vote of a majority of the votes represented by shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

Your vote is very important, regardless of the number of shares of common stock that you own. Whether you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

We cannot complete the merger unless the proposal to approve the Merger Agreement is approved by holders of shares of our common stock representing at least two-thirds of the votes entitled to be cast. The failure of any shareholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the internet or by telephone will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

Flow’s Board of Directors, after considering factors more fully described in this proxy statement, has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable and in the best interests of Flow and its shareholders, and has approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, including the merger. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement.

In addition, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve, on an non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers. Approval of the Merger Agreement and approval of the officer compensation are subject to separate votes by Flow’s shareholders. Approval of the compensation is advisory (non-binding) and is not a condition to completion of the merger.

Shareholders may be entitled to assert dissenters’ rights with respect to the merger under Chapter 23B.13 of the Washington Business Corporation Act. A copy of Chapter 23B.13 is attached as Annex C to the accompanying proxy statement.

The accompanying proxy statement provides detailed information about the special meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the Merger Agreement and the merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about Flow from documents we file with the Securities and Exchange Commission from time to time. If you have any questions concerning the merger or the accompanying proxy statement, would like additional copies of the proxy statement or need help voting your shares of common stock, please contact our proxy solicitation agent using the following contact information:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Fl.

Bloomfield, NJ 07003

Toll-Free: (855) 601-2248

E-mail: flow@allianceadvisorsllc.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [—], 2013

The Notice of Special Meeting of Shareholders, the proxy statement and the 2013 Annual Report to Shareholders are available at: http://shareowner.mobular.net/shareowner/flow

By order of the Board of Directors,

John S. Leness
Secretary

Dated: [—], 2013

Kent, Washington

Closing and Effective Time	49

Marketing Period	49

Merger Consideration	50

Exchange and Payment Procedures	50

Representations and Warranties	50

Conduct of Business Pending the Merger	53

Restrictions on Solicitations of Other Offers	54

Recommendation of the Flow Board; Change in Recommendation	55

Financing Efforts	55

Employee Benefits	56

Efforts to Close the Merger	57

Indemnification and Insurance	57

Other Covenants	57

Conditions to the Closing of the Merger	57

Termination of the Merger Agreement	58

Termination Fees and Expense Reimbursement	59

Specific Performance	60

Fees and Expenses	60

Amendment	60

Governing Law	60

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING	61

The Adjournment Proposal	61

Vote Required and Board Recommendation	61

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	62

The Non-Binding Advisory Proposal	62

Vote Required and Board Recommendation	62

MARKET PRICES	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	64

DISSENTERS’ RIGHTS	65

FUTURE SHAREHOLDER PROPOSALS	68

WHERE YOU CAN FIND MORE INFORMATION	69

MISCELLANEOUS	70

Annexes
Annex A	Agreement and Plan of Merger	A-1
Annex B	Opinion of UBS Securities LLC	B-1
Annex C	Chapter 23B.13 of the Washington Business Corporation Act	C-1

This proxy statement and the enclosed proxy card are first being mailed on or about [—], 2013 to shareholders of Flow International Corporation who owned shares of its common stock, par value $0.01 per share, which we refer to as the “Company Common Stock,” as of the close of business on [—], 2013.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and in its entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [—] of this proxy statement.

Except as otherwise specifically noted in this proxy statement, “Flow,” “we,” “our,” “us” and similar words in this proxy statement refer to Flow International Corporation, including, in certain cases, our subsidiaries, and the term “Flow Board” refers to the board of directors of Flow. We refer to Waterjet Holdings, Inc. (formerly known as AIP Waterjet Holdings, Inc.) as “Parent” or “Waterjet Holdings” and AIP/FIC Merger Sub, Inc. as “Merger Sub.” We refer to American Industrial Partners as “AIP”. In addition, we refer to the Agreement and Plan of Merger, dated as of September 25, 2013, as it may be amended from time to time, by and among Flow, Parent and Merger Sub as the “Merger Agreement” and the merger contemplated by the Merger Agreement as the “merger.” Flow, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

Parties Involved in the Merger (page [—])

Flow International Corporation

Flow is a global technology-based manufacturing company that provides technological leadership and exceptional waterjet performance to a wide-ranging customer base. We provide ultrahigh-pressure water pumps that generate pressures from 40,000 to over 94,000 pounds per square inch (psi) and power waterjet systems that are used to cut materials, remove coatings, and prepare surfaces for coating. Waterjet cutting and cleaning is a fast-growing alternative to traditional methods, such as lasers, saws, knives, shears, plasma, electrical discharge machining, routers, drills, soda blasting and abrasive blasting techniques, and has uses in many applications from food and paper products to steel and carbon fiber composites.

The Company Common Stock is currently listed on the NASDAQ Stock Market under the symbol “FLOW.”

Waterjet Holdings, Inc.

Parent is a Delaware corporation and a portfolio company of American Industrial Partners (“AIP”). In August 2013, Parent acquired the KMT group, a designer and manufacturer of products utilizing ultrahigh-pressure pump technology in industrial manufacturing, surface preparation, and food processing applications. Upon completion of the merger, Flow and the KMT group will be subsidiaries of Parent.

AIP/FIC Merger Sub, Inc.

Merger Sub is a Washington corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Merger Sub will cease to exist.

Effect of the Merger (page [—])

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Flow, with Flow continuing as the surviving corporation and a wholly owned subsidiary of Parent. As a result of the merger, Flow will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation. Your shares of Flow will be converted into the right to receive the Merger Consideration, unless you properly exercise your appraisal rights as briefly described below and elsewhere in this Proxy Statement.

The time at which the merger will become effective, which we refer to as the “Effective Time,” will occur upon the filing of articles of merger with the Secretary of State of the State of Washington (or at such later time as Flow, Parent and Merger Sub may agree and specify in the articles of merger).

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Effect on Flow if the Merger is Not Completed (page [—])

If the Merger Agreement is not approved by Flow shareholders or if the merger is not completed for any other reason, Flow shareholders will not receive any payment for their shares of Company Common Stock. Instead, Flow will remain an independent public company, the Company Common Stock will continue to be listed and traded on the NASDAQ Stock Market and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC.” Under specified circumstances, we may be required to reimburse Parent’s expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “Approval of the Merger Agreement — Termination Fees and Expense Reimbursement” beginning on page [—].

Merger Consideration (page [—])

At the Effective Time, each outstanding share of the Company Common Stock (other than any share held by (i) Flow, Parent or Merger Sub or any of their respective subsidiaries or (ii) any person who has perfected dissenters’ rights in accordance with Chapter 23B.13 of the Washington Business Corporation Act, which we refer to as the “WBCA,” will be converted into the right to receive $4.05 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the “Merger Consideration.” At or immediately prior to the Effective Time, Parent will deposit sufficient funds to pay the aggregate Merger Consideration with a designated paying agent. Once a shareholder has provided the paying agent with his or her stock certificates and the other items specified by the paying agent, the paying agent will promptly pay the shareholder the Merger Consideration.

After the merger is completed, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Flow shareholder as a result of the merger (except that shareholders who properly exercise their dissenters’ rights will have the right to receive a payment for the “fair value” of their shares as determined in accordance with the WBCA), as described under “The Special Meeting — Dissenters’ Rights” beginning on page [—]).

The Special Meeting (page [—])

Date, Time and Place

The special meeting of our shareholders will be held at [—], at 10:00 a.m. local time on [—], 2013.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of Company Common Stock at the close of business on [—], 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of Company Common Stock you owned at the close of business on the record date.

Purpose

At the special meeting, we will ask our shareholders of record as of the record date to vote on proposals (i) to approve the Merger Agreement, (ii) to approve the adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, and (iii) to approve on an non-binding, advisory basis, compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers.

Quorum

As of the close of business on the record date, there were [—] shares of Company Common Stock outstanding and entitled to be voted at the special meeting. The holders of a majority of the shares of Company Common Stock issued and outstanding on the close of business on the record date and entitled to vote at the special meeting, present either in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [—] shares must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum.

Required Vote

The affirmative vote of the holders of shares of Company Common Stock representing at least two-thirds of the votes entitled to be cast is required to approve the Merger Agreement. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of the shares of Company Common Stock represented either in person or by proxy. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Flow to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of Company Common Stock represented in person or by proxy and voting upon on the proposal.

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Share Ownership of Our Directors and Executive Officers

As of [—], 2013, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [—] shares of Company Common Stock, representing approximately [—]% of the outstanding shares of the Company Common Stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Company Common Stock “FOR” the proposal to approve of the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers.

Voting and Proxies

Any Flow shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Company Common Stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Company Common Stock using the instructions provided by your broker, bank or other nominee. Under applicable rules, brokers, banks or other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee.

Recommendation of the Flow Board and Reasons for the Merger (page [—])

The Flow Board, after considering various factors described in the section entitled “The Merger — Recommendation of our Board of Directors and Reasons for the Merger” beginning on page [—], has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable and in the best interests of Flow and our shareholders and approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The Flow Board recommends that you vote “FOR” the proposal to approve of the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers.

Opinion of UBS Securities LLC (page [—])

On September 24, 2013, at a meeting of the Flow Board held to evaluate the proposed merger, UBS Securities LLC, which we refer to as “UBS,” delivered to the Flow Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 24, 2013, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in its opinion, that the Merger Consideration to be received by the holders of shares of Company Common Stock was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. Holders of Company Common Stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of the Flow Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Merger Consideration, from a financial point of view, and does not address any other aspect of the merger. UBS’ opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Flow or Flow’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger.

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Financing of the Merger (page [—])

The merger is not conditioned on Parent obtaining the proceeds of any financing. We anticipate that total funds of approximately $[—] million will be needed to purchase all of the issued and outstanding shares of Company Common Stock, to make payments in respect of Flow’s outstanding equity-based awards pursuant to the Merger Agreement, and to complete the merger and the other transactions contemplated by the Merger Agreement, and to pay related fees and expenses. This amount will be funded through a combination of:

•	equity financing of up to an aggregate of $120 million to be provided to Parent immediately prior to the closing of the merger by American Industrial Partners Capital Fund V, L.P. and American Industrial Partners Capital Fund IV, L.P., private equity funds, which we refer to as the “AIP Funds”, pursuant to an equity commitment letter;

•	borrowings under a $210 million senior secured first lien term loan facility and a $20 million senior secured first lien revolving credit facility, which we refer to collectively as the “Debt Financing”; and

•	the proceeds obtained pursuant to a note or other debt financing obtained in lieu of the Debt Financing.

In connection with the financing of the merger, Parent has entered into (i) an equity commitment letter, dated as of September 25, 2013, with the AIP Funds and Flow and (ii) a debt commitment letter, dated as of September 25, 2013, with Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. We refer to the equity and debt commitment letters collectively as the “Financing Commitments.” See “Financing of the Merger — Debt Financing” beginning on page [—]. We believe the amounts committed under the Financing Commitments will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the Financing Commitments fails to fund the committed amounts in breach of such Financing Commitments or if the conditions to such Financing Commitments are not met. Although obtaining the proceeds of any financing, including the financing under the Financing Commitments is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay Flow a fee of $12.238 million, as described under “Approval of the Merger Agreement — Termination Fees and Expense Reimbursement” beginning on page [—].

The funding under the Financing Commitments is subject to conditions, including conditions that do not relate directly to the conditions to closing in the Merger Agreement. See “Financing of the Merger — Debt Financing” beginning on page [—].

While the obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition, the Merger Agreement provides that, without Parent’s agreement, the merger will not close before the third business day immediately following the final day of the Marketing Period, a term that is defined in the Merger Agreement to be the first 25 consecutive business days throughout which (i) Parent has received certain information regarding Flow required in connection with Parent obtaining debt financing, and (ii) certain conditions to the closing of the merger have been satisfied throughout such 25 business day period (subject to certain exceptions); provided that the Marketing Period will not begin earlier than December 26, 2013. See “Approval of the Merger Agreement — Marketing Period” beginning on page [—].

Treatment of Options, Restricted Stock Rights (page [—])

The Merger Agreement provides that Flow’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

Options

Each option to purchase shares of Company Common Stock, whether vested or unvested, will be fully vested and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option, multiplied by (ii) the number of shares of Company Common Stock subject to such stock option, without interest, less any applicable withholding for taxes. There are no outstanding options with exercise prices that are higher than the Merger Consideration and, as a result, no payments will be made to optionholders in respect of their options in connection with the merger.

Restricted Stock Rights

Each outstanding restricted stock right, phantom share right and restricted stock unit (each such award is referred to as a “Restricted Stock Right”) issued by Flow that is subject to time-based vesting conditions will be fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock subject to such Restricted Stock Right, in each case without interest, less any applicable withholding for taxes. Each Restricted Stock Right that is subject to performance-based vesting conditions that have not been satisfied as of the Effective Time will be canceled and no consideration will be payable with respect thereto.

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Employee Benefits (page [—])

Parent has agreed to cause the surviving corporation to give credit for service with Flow to each employee who continues as an employee of Flow or Parent for the purposes of determining eligibility to participate, vesting, level of benefits and entitlement to benefits where length of service is relevant under any benefit plan of Parent, the surviving corporation or any of their respective subsidiaries. In addition, each such continuing employee will be immediately eligible to participate without any waiting period or satisfaction of other eligibility requirements, in any and all such benefits plans of Parent, the surviving corporation or their respective subsidiaries. For more information about the employee benefits covenants affecting continuing employees, see “Approval of the Merger Agreement — Employee Benefits” beginning on page [—]).

Interests of Certain Persons in the Merger (page [—])

When considering the recommendation of the Flow Board that you vote to approve the proposal to approve the Merger Agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The Flow Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the merger and in recommending that the Merger Agreement be approved by the shareholders of Flow. These interests include the following:

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation;

•	accelerated vesting of certain equity-based awards simultaneously with the Effective Time, and the settlement of such awards in exchange for cash; and

•	the entitlement of certain executive officers to receive payments and benefits under agreements with Flow in connection with an involuntary termination of employment other than for “cause,” or if the executive officer voluntarily terminates his or her employment for “good reason,” following the Effective Time.

If the proposal to approve the Merger Agreement is approved by our shareholders, the shares of Company Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other shareholders of Flow entitled to receive the Merger Consideration.

Certain Material U.S. Federal Income Tax Consequences of the Merger (page [—])

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under “Financing of the Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [—]) in exchange for such U.S. Holder’s shares of Company Common Stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the cash such U.S. Holder receives in the merger (determined before any withholding tax) and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered in the merger. Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page [—])

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act” in this proxy statement, the merger may not be completed until the expiration of a thirty-calendar day waiting period after Flow and Parent submit a Premerger Notification and Report Form under the HSR Act with the Federal Trade Commission, which we refer to as the “FTC” in this proxy statement, and the Antitrust Division of the Department of Justice, which we refer to as the “Antitrust Division” in this proxy statement, unless such waiting period is earlier terminated by the FTC and the Antitrust Division, or unless extended by a Request for Additional Information. Flow and Parent each filed a Premerger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division in connection with the merger on October 28, 2013.

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Legal Proceedings Regarding the Merger (page [—])

Between September 27, 2013 and October 16, 2013, six purported class action lawsuits on behalf of Flow’s shareholders were filed in the Superior Court of Washington for King County. On October 23, 2013, the court consolidated all six actions. The lawsuits allege, among other things, that the Flow Board breached its fiduciary duties to shareholders by failing to take steps to maximize shareholder value or to engage in a fair sale process before approving the merger. Specifically, the lawsuits allege that the Merger Consideration is grossly inadequate in light of Flow’s recent performance. The lawsuits also allege that the process was designed to ensure that Parent and Merger Sub had the only opportunity to acquire Flow because certain deal protection mechanisms precluded Flow from seeking out or listening to competing offers. The lawsuits allege that the Flow Board was aided and abetted in its breaches of fiduciary duty by Flow and AIP, Merger Sub, and American Industrial Partners. The plaintiffs in these various actions seek relief that includes, among other things, an injunction prohibiting the consummation of the merger, rescission to the extent the merger terms have already been implemented, unspecified damages, and the payment of plaintiffs’ attorneys’ fees and costs.

Flow and the Flow Board believe the lawsuits are without merit and intend to defend against them vigorously. There can be no assurance, however, with regard to the outcome. Additional lawsuits arising out of or relating to the Merger Agreement or the merger may be filed in the future.

Restrictions on Solicitations of Other Offers (page [—])

Under the Merger Agreement, neither Flow nor any of its subsidiaries may (i) solicit, initiate or facilitate any inquiries regarding any proposal, which we refer to as an “Acquisition Proposal,” or offer that constitutes or would reasonably be expected to lead to such a proposal to acquire, directly or indirectly, in one transaction or a series of transactions, either beneficial ownership of 20% or more of any class of Flow’s stock or assets or businesses of Flow that constitute 20% or more of the revenues or assets of Flow and its subsidiaries, taken as a whole, or (ii) engage in any negotiations or substantive discussions regarding, or provide any non-public information to, any person relating to, or that would reasonably be expected to lead to, any Acquisition Proposal.

Flow may, however, prior to the approval of the Merger Agreement by the Flow shareholders, provide information in response to a request and engage or participate in negotiations or substantive discussions with a person regarding a written, unsolicited bona fide Acquisition Proposal, if the Flow Board determines in good faith after consultation with its outside legal counsel and financial advisor that failure to take such actions would be inconsistent with the fiduciary duties of the Flow Board and such proposal could reasonably be expected to result in a “Superior Proposal.” For the purposes of the Merger Agreement, a Superior Proposal is a proposal for either beneficial ownership of 50% or more of any class of Flow’s stock or assets or businesses of Flow that constitute 50% or more of the revenues or assets of Flow and its subsidiaries, taken as a whole, that the Flow Board considers, in good faith after consultation with its outside legal counsel and financial advisor, to be more favorable to Flow’s shareholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any changes to the terms of the transactions contemplated by the Merger Agreement agreed to by AIP).

Flow is not, however, entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including negotiating with Parent in good faith over a three business day period so that such Superior Proposal no longer constitutes a Superior Proposal.

Changes in Board Recommendation (page [—])

Prior to the approval of the Merger Agreement by the Flow shareholders, the Flow Board may under certain circumstances withdraw its recommendation that the shareholders approve the Merger Agreement if it determines in good faith after consultation with its outside legal counsel and financial advisor that failure to do so would be reasonably likely to be inconsistent with the Flow Board’s fiduciary duties to the shareholders under applicable law.

The Flow Board cannot, however, make an adverse recommendation change unless it complies with certain procedures in the Merger Agreement, including negotiating with Parent in good faith over a three business day period and nonetheless determining that a failure to withdraw its recommendation would be reasonably likely to be inconsistent with the Flow Board’s fiduciary duties.

Conditions to the Closing of the Merger (page [—])

The following conditions must be satisfied or waived, where legally permissible, before the merger can be completed:

•	the approval of the Merger Agreement by the requisite affirmative vote of Flow’s shareholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of any applicable approvals thereunder (see “Financing of the Merger — Regulatory Approvals Required for the Merger” beginning on page [—]);

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•	the completion of the merger not being rendered illegal, enjoined, prevented or otherwise prohibited by any law or order of any governmental authority;

•	the accuracy of the representations and warranties of Flow, Parent and Merger Sub in the Merger Agreement, subject in some cases to materiality qualifiers, as of the Effective Date or, with respect to certain representations and warranties, the date in respect of which such representation or warranty was specifically made;

•	the performance in all material respects by Flow, on the one hand, and Parent and Merger Sub, on the other hand, of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time;

•	dissenters’ rights having been properly demanded and not withdrawn by the holders of no more than 7.5% of the outstanding shares of the Company Common Stock;

•	no effect, event, or occurrence having occurred that has had or would be reasonably expected to have a material adverse effect on Flow; and

•	receipt of certificates by the chief executive officer and chief financial officer of Flow, on the one hand, and Parent, on the other hand, to the effect that certain conditions have been satisfied.

Termination of the Merger Agreement (page [—])

In general, the Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

•	by mutual written consent of Parent and Flow;

•	by either Parent or Flow if:

•	the merger has not been consummated on or before March 31, 2014 (which we refer to as the “Outside Date”); provided, if, as of such initial Outside Date, (i) the condition to closing relating to antitrust approval has not been satisfied or waived or if there is an injunction or restraint related to antitrust law prohibiting the merger, or (ii) the Marketing Period has not been completed by the date that is three business days prior to the Outside Date, but in each case, all other conditions to the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger), at the option of Flow or Parent, in the case of (i) above, the Outside Date may be extended to May 31, 2014, and in the case of (ii) above, the Outside Date may be extended to the earlier of May 31, 2014 or three business days after completion of the Marketing Period; provided that the right to terminate the Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party if the failure of such party to fulfill its obligations under the Merger Agreement has materially contributed to the failure of the closing of the merger to have occurred on or before such date;

•	a governmental entity has, by law or order, permanently restrained, enjoined, prohibited or rendered illegal the merger and such law or order has become final or nonappealable; provided that the right to terminate the Merger Agreement pursuant to this provision will not be available to a party if such party is in material violation of any of its covenants or agreements described under “Approval of the Merger Agreement — Efforts to Close the Merger” beginning on page [—]; or

•	our shareholders have failed to approve the Merger Agreement at the special meeting of shareholders, or any adjournment or postponement thereof;

•	by Flow if:

•	Parent has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which (i) would give rise to the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 days following receipt of written notice of such breach or failure to perform from Flow; provided, Flow will not have the right to terminate the Merger Agreement if Flow is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

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•	prior to the approval of the Merger Agreement by the Flow shareholders and provided that Flow is not then in breach of its obligations related to Acquisition Proposals and Superior Proposals, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to Flow paying to Parent a termination fee of $6.119 million; or

•	all of the conditions to closing the merger have been satisfied or have been waived (other than those conditions that by their nature cannot be satisfied other than at the closing), (ii) the Marketing Period has been completed, and (iii) Flow has notified Parent in writing that it is ready and willing to close the merger, and (iv) Parent and Merger Sub fail to complete the closing within three business days after delivery of such notice;

•	by Parent if:

•	Flow has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which (i) would give rise to the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 days following receipt of written notice of such breach or failure to perform from Parent; provided, Parent will not have the right to terminate the Merger Agreement if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	prior to the approval of the Merger Agreement by the Flow shareholders, the Flow Board (i) changes its recommendation regarding the merger, (ii) fails to include in this proxy statement a recommendation by the Flow Board that the Flow shareholders approve the Merger Agreement and the merger, or (iii) approves or recommends any Acquisition Proposal or fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock of Flow that constitutes an Acquisition Proposal.

Termination Fees and Expense Reimbursement (page [—])

Except in specified circumstances, whether or not the merger is completed, Flow and Parent are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the Merger Agreement.

Under the Merger Agreement, Flow may be required to pay to Parent a termination fee of $6.119 million (less any Parent expenses previously reimbursed by Flow, as described below), or approximately 3% of the aggregate equity value of the transaction, if the Merger Agreement is terminated under specified circumstances. In addition, the Merger Agreement requires Flow to reimburse Parent’s reasonably documented out-of-pocket expenses, up to $2 million, if the Merger Agreement is terminated (i) after the shareholders of Flow fail to approve the Merger Agreement, the merger and the other transactions contemplated thereby or (ii) if Flow has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which would give rise to the failure of a related closing condition and is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 days following receipt of written notice of such breach or failure to perform from Parent.

Under the Merger Agreement, Parent may be required to pay to Flow a reverse termination fee of $12.238 million, or approximately 6% of the aggregate equity value of the transaction, if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the merger or otherwise breaches the Merger Agreement such that conditions to the consummation of the merger cannot be satisfied. Parent will also be required to pay Flow a termination fee of $6.119 million in certain other circumstances where the Merger Agreement is terminated because of the failure to meet the closing conditions related to antitrust laws. In no event will either party be required to pay a termination fee on more than one occasion. American Industrial Partners Capital Fund V, L.P. and American Industrial Partners Capital Fund IV, L.P., private equity funds associated with Parent, have agreed to provide equity financing to Parent in the event such fees become payable.

Specific Performance (page [—])

Parent, Merger Sub and Flow are entitled to seek specific performance to prevent breaches of the Merger Agreement and to enforce the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. Flow is entitled to obtain specific performance or other equitable relief to cause equity financing contemplated by the Financing Commitments to be funded to fund the Merger Consideration or complete the merger on the terms and subject to the conditions set forth in the Financing Commitments and the Merger Agreement if and only if (i) the Marketing Period has ended and all conditions to Parent and Merger Sub’s obligation to complete the merger (other than conditions to be satisfied at the closing of the merger, each of which is capable of being satisfied at that time) have been satisfied at the time when the closing of the merger would have occurred if not for the failure of the Financing Commitments to be funded, and remain satisfied, (ii) the Financing Commitments have been funded or will be funded at the closing of the merger and (iii) with respect to any funding of the Financing Commitments to occur at the closing of the merger, Flow has irrevocably confirmed that if specific performance is granted and the Financing Commitments are funded, then the closing of the merger will occur.

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Market Prices (page [—])

The Company Common stock is listed on the NASDAQ Stock Market under the symbol “FLOW.” On June 6, 2013, the last trading day prior to Flow’s announcement that it would evaluate strategic alternatives, the closing price of the Company Common Stock was $4.03 per share. On [—], 2013, the latest practicable trading day before the printing of this proxy statement, the closing price for the Company Common Stock on the NASDAQ Stock Market was $[—] per share.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Flow shareholder. We encourage you to read this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and in its entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [—].

Q:	Why am I receiving these materials?

A:	The Flow Board is furnishing this proxy statement and form of proxy card to the holders of Company Common Stock in connection with the solicitation of proxies to be voted at a special meeting of shareholders or at any adjournments of the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [—], 2013 at [—], at 10:00 a.m. local time.

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on [—], 2013 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment thereof. Each holder of Company Common Stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company Common Stock that such holder owned as of the record date.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All shareholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Shareholders will need to present proof of ownership of Company Common Stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to approve the Merger Agreement, pursuant to which Merger Sub will merge with and into Flow, with Flow continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent;

•	to approve the adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement; and

•	to approve, on a non-binding, advisory basis, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

Q:	What is the proposed merger and what effects will it have on Flow?

A:	The proposed merger is the acquisition of Flow by Parent pursuant to the Merger Agreement. If the proposal to approve the Merger Agreement is approved by holders of shares of Company Common Stock representing at least two-thirds of the votes entitled to be cast and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Flow, with Flow continuing as the surviving corporation. As a result of the merger, Flow will become a wholly owned subsidiary of Parent, and Company Common Stock will no longer be publicly traded. In addition, the Company Common Stock will be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of Company Common Stock.

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Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the Merger Consideration of $4.05 per share in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock that you own unless you have properly perfected your dissenters’ rights under the WBCA with respect to such shares. For example, if you own 100 shares of Company Common Stock, you will receive $405.00 in cash in exchange for your shares of Company Common Stock, less any applicable withholding taxes. In either case, your shares will be canceled and you will not own shares in the surviving corporation.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, under the terms of the Merger Agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the Merger Consideration for each share of Company Common Stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:	What happens if I sell or otherwise transfer my shares of Company Common Stock after the record date but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Flow in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of Company Common Stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:	How does the Flow Board recommend that I vote?

A:	The Flow Board, after considering various factors described in the section entitled “The Merger — Recommendation of our Board of Directors and Reasons for the Merger” beginning on page [—], has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable and in the best interests of Flow and our shareholders and has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.

The Flow Board recommends that you vote “FOR” the proposal to approve of the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers.

Q:	What happens if the merger is not completed?

A:	If the Merger Agreement is not approved by Flow shareholders or if the merger is not completed for any other reason, Flow shareholders will not receive any payment for their shares of Company Common Stock. Instead, Flow will remain an independent public company, the Company Common Stock will continue to be listed and traded on the NASDAQ Stock Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of the Company Common Stock.

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Under specified circumstances, Flow may be required to reimburse Parent’s expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “Approval of the Merger Agreement — Termination Fees and Expense Reimbursement” beginning on page [—].

Q:	Do any of Flow’s directors or officers have interests in the merger that may differ from those of Flow shareholders generally?

A:	Yes. In considering the recommendation of the Flow Board with respect to the proposal to approve the Merger Agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The Flow Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger, in approving the Merger Agreement and the merger, and in recommending that the Merger Agreement be approved by the shareholders of Flow. For a description of the interests of our directors and executive officers in the merger, see “The Merger — Interests of Certain Persons in the Merger” beginning on page [—].

Q:	What vote is required to approve the Merger Agreement?

A:	The affirmative vote of holders of shares of Company Common Stock representing at least two-thirds of the votes entitled to be cast is required to approve the Merger Agreement.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

As of [—], 2013, the record date for determining who is entitled to vote at the special meeting, there were approximately [—] shares of Company Common Stock issued and outstanding. Each holder of Company Common Stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:	What vote is required to approve the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers?

A:	Approval of the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement, whether or not a quorum is present, requires the affirmative vote of the holders of a majority the shares of Company Common Stock represented either in person or by proxy. Approval, on a non-binding, advisory basis, of certain compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers requires the affirmative vote of the holders of a majority of those shares of Company Common Stock represented in person or by proxy and voting upon on the proposal.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers. Abstentions will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

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Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Flow.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of the shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a shareholder of record (that is, if your shares of common stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•	by attending the special meeting and voting in person by ballot;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee will only be permitted to vote your shares on any proposal only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company Common Stock. Without instructions, your shares will not be voted, which will have the same effect as if you voted against approval of the Merger Agreement and approval of the transactions contemplated thereby, but will have no effect on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

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Q:	If my shares are held in Flow’s Voluntary Pension and Salary Deferral Plan, how do I vote?

A:	Shares of Company Common Stock held in the Flow International Corporation Voluntary Pension and Salary Deferral Plan will be voted by Wilmington Trust Company, which we refer to as Wilmington, as trustee of this plan. Voting instructions regarding your shares in the Voluntary Pension and Salary Deferral Plan must be received by [ —], 2013, in which case Wilmington will vote your shares as you have directed. Please follow the directions on the enclosed proxy card on how to provide your voting instructions. After [—], 2013, all shares of Company Common Stock held in the Voluntary Pension and Salary Deferral Plan for which voting instructions have not been received, and all shares not yet allocated to participants’ accounts, will be voted by Wilmington, as trustee, in the same proportion (“FOR” or “AGAINST”) as the shares for which instructions are received from participants in the Voluntary Pension and Salary Deferral Plan.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee.

Q: What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q:	If a shareholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the approval of the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

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Q:	Who will count the votes?

A:	The votes will be counted by the independent inspector of election appointed for the special meeting.

Q: Where can I find the voting results of special meeting?

A:	Flow intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Flow files with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page [—].

Q:	Will I be subject to U.S. federal income tax upon the exchange of Company Common Stock for cash pursuant to the merger?

A:	For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under “Financing of the Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [—]) in exchange for such U.S. Holder’s shares of Company Common Stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the cash such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered in the merger. Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q: What will the holders of Flow stock options, restricted stock and restricted stock units receive in the merger?

A:	Under the Merger Agreement, at the Effective Time, each option to purchase shares of Company Common Stock, whether vested or unvested, will be fully vested and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option, multiplied by (ii) the number of shares of Company Common Stock subject to such stock option, without interest, less any applicable withholding for taxes. There are no outstanding options with exercise prices that are higher than the Merger Consideration and, as a result, no payments will be made to optionholders in respect of their options in connection with the merger.

Each outstanding restricted stock right, phantom share right and restricted stock unit (each such award is referred to as a “Restricted Stock Right”) issued by Flow that is subject to time-based vesting conditions will be fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock subject to such Restricted Stock Right, in each case without interest, less any applicable withholding for taxes. Each Restricted Stock Right that is subject to performance-based vesting conditions that have not been satisfied as of the Effective Time will be canceled and no consideration will be payable with respect thereto.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first half of 2014. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to specified conditions, including approval of the Merger Agreement by our shareholders, the receipt of regulatory approvals and the completion of a 25-business day Marketing Period that Parent may use to complete its financing for the merger.

Q:	Am I entitled to dissenters’ rights under the WBCA?

A.	Yes. As a holder of Company Common Stock, you are entitled to assert dissenters’ rights under the WBCA in connection with the merger if you take certain actions and meet certain conditions. See the section entitled “Dissenters’ Rights” beginning on page [—].

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitation agent:

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Alliance Advisors LLC

200 Broadacres Drive, 3rd Fl.

Bloomfield, NJ 07003

Toll-Free: (855) 601-2248

E-mail: flow@allianceadvisorsllc.com

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Shareholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-Q and 10-K, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to complete the merger due to the failure to obtain shareholder approval or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

•	the risk that the definitive Merger Agreement may be terminated in circumstances that require us to pay Parent a termination fee of $6.119 million or reimbursement of Parent’s expenses of up to $2 million;

•	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	the failure by Parent to obtain the necessary equity and debt financing set forth in the Financing Commitments entered into in connection with the merger, or alternative financing, or the failure of any such financing to be sufficient to complete the merger and the other transactions contemplated by the Merger Agreement;

•	risks that the merger disrupts our current operations or affects our ability to retain or recruit key employees;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to Flow’s shareholders that are treated as U.S. holders for U.S. federal income tax purposes;

•	the fact that Flow’s shareholders would forego the opportunity to realize the potential long-term value of the successful execution of Flow’s current strategy as an independent company;

•	the fact that under the terms of the Merger Agreement, Flow is unable to solicit other acquisition proposals during the pendency of the merger;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement and the merger;

•	risks related to diverting management’s or employees’ attention from ongoing business operations; and

•	risks that our stock price may decline significantly if the merger is not completed.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to (i) the information contained under this heading and (ii) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see “Where You Can Find More Information” beginning on page [—]). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Flow shareholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

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THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Flow Board for use at the special meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting on [—], 2013 at [—], at 10:00 a.m. local time.

Purpose of the Special Meeting

At the special meeting, we will ask our shareholders to vote on proposals to approve the Merger Agreement, to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the special meeting, and to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

Record Date; Shares Entitled to Vote; Quorum

Only shareholders of record as of the close of business on [—], 2013 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment thereof. A list of shareholders entitled to vote at the special meeting will be available in our principal executive offices located at 23500 64th Avenue South, Kent, WA 98032, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were approximately [—] shares of Company Common Stock outstanding and entitled to be voted at the special meeting.

The holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the special meeting, present either in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [—] shares must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of holders of shares of Company Common Stock representing at least two-thirds of the votes entitled to be cast is required to approve the Merger Agreement. Approval of the Merger Agreement by our shareholders is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting if necessary or advisable, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the special meeting requires the affirmative vote of the holders of a majority of the shares of Company Common Stock represented either in person or by proxy. Approval, by non-binding, advisory vote, of compensation that will or may be paid to Flow’s named executive officers in connection with the merger under existing arrangements between Flow and such officers requires the affirmative vote of the holders of a majority of those shares of Company Common Stock represented in person or by proxy and voting upon on the proposal.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

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If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers. Abstentions will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

Shares Held by Flow’s Directors and Executive Officers

As of [—], 2013, the record date, our directors and executive officers beneficially owned and were entitled to vote [—] shares of Company Common Stock, which represented approximately [—]% of the shares of Company Common Stock on that date. The directors and executive officers have informed Flow that they currently intend to vote all of their shares of Company Common Stock “FOR” the approval of the Merger Agreement, “FOR” the adjournment of the special meeting , if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

Voting of Proxies

Any Flow shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Company Common Stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Company Common Stock using the instructions provided by your broker, bank or other nominee. Under applicable rules, brokers, banks or other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee.

Shares of Company Common Stock held in the Flow International Corporation Voluntary Pension and Salary Deferral Plan will be voted by Wilmington Trust Company, which we refer to as Wilmington, as trustee of this plan. Voting instructions regarding your shares in the Voluntary Pension and Salary Deferral Plan must be received by [—], 2013, in which case Wilmington will vote your shares as you have directed. Please follow the directions on the enclosed proxy card on how to provide your voting instructions. After [—], 2013, all shares of Company Common Stock held in the Voluntary Pension and Salary Deferral Plan for which voting instructions have not been received, and all shares not yet allocated to participants’ accounts, will be voted by Wilmington, as trustee, in the same proportion (“FOR” or “AGAINST”) as the shares for which instructions are received from participants in the Voluntary Pension and Salary Deferral Plan.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the approval of the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the merger under existing arrangements between Flow and such officers.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

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•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before [—] time on [—], 2013. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your bank, broker or other nominee. Any adjournment, recess or postponement of the special meeting for the purpose of soliciting additional proxies will allow Flow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, recessed or postponed.

Recommendation of the Flow Board

The Flow Board, after considering various factors described in the section entitled “The Merger — Recommendation of our Board of Directors and Reasons for the Merger” beginning on page [—], has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable and in the best interests of Flow and our shareholders and has approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The Flow Board recommends that you vote “FOR” the proposal to approve of the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Flow. We have retained Alliance Advisors LLC, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $9,500 plus expenses. We will also indemnify Alliance Advisors LLC against losses arising out of its provisions of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the proposal to approve the Merger Agreement, we anticipate that the merger will be consummated in the first half of 2014.

Dissenters’ Rights

Shareholders that do not vote for the approval of the Merger Agreement are entitled to dissenters’ rights under the WBCA in connection with the merger. This means that you are entitled to receive payment in the amount the surviving corporation estimates to be the fair value of your shares of Company Common Stock in lieu of the amount provided for in the Merger Agreement. The ultimate amount you receive as payment for your shares of Company Common Stock pursuant to your dissenters’ rights may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To assert your dissenters’ rights, you must deliver to Flow, before the shareholder vote is taken on the Merger Agreement, notice of your intent to demand payment for your shares of Company Common Stock if the merger is completed, you must not submit a proxy or otherwise vote in favor of the proposal to approve the Merger Agreement and you must follow the statutory procedures for perfecting dissenters’ rights. Your failure to follow exactly the procedures specified under the WBCA will result in the loss of your dissenters’ rights. See the section entitled “Dissenters’ Rights” beginning on page [—] of this proxy statement and the text of the dissenters’ rights provisions of the WBCA reproduced in its entirety as Annex [—] to this proxy statement. If you hold your shares of Company Common Stock through a bank, brokerage firm or other nominee and you wish to assert dissenters’ rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for payment for your shares of Company Common Stock by such bank, brokerage firm or nominee. In view of the complexity of Chapter 23B.13 of the WBCA, shareholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors promptly.

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Other Matters

At this time, we know of no other matters to be submitted at the special meeting.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If your shares are registered in your own name, please contact us at our executive offices at Flow International Corporation, Corporate Secretary c/o John S. Leness, 23500 64th Avenue South, Kent, WA 98032 or Telephone: (253) 850-3500 to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

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THE MERGER

This discussion of the merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Flow International Corporation

23500 64th Avenue South

Kent, WA 98032

(253) 850-3500

Flow is a global technology-based manufacturing company that provides technological leadership and exceptional waterjet performance to a wide-ranging customer base. We provide ultrahigh-pressure water pumps that generate pressures from 40,000 to over 94,000 pounds per square inch (psi) and power waterjet systems that are used to cut materials, remove coatings, and prepare surfaces for coating. Waterjet cutting and cleaning is a fast-growing alternative to traditional methods, such as lasers, saws, knives, shears, plasma, electrical discharge machining, routers, drills, soda blasting and abrasive blasting techniques, and has uses in many applications from food and paper products to steel and carbon fiber composites.

The Company Common Stock is currently listed on the NASDAQ Stock Market under the symbol “FLOW.”

Waterjet Holdings, Inc.

c/o American Industrial Partners

535 Fifth Avenue, 32nd Floor

New York, New York 10017

Waterjet Holdings, Inc. (“Parent”) is a Delaware corporation and a portfolio company of American Industrial Partners (“AIP”). In August 2013, Parent acquired the KMT group, a designer and manufacturer of products utilizing ultrahigh-pressure pump technology in industrial manufacturing, surface preparation, and food processing applications.. Upon completion of the merger, Flow and the KMT group will be subsidiaries of Parent.

AIP/FIC Merger Sub, Inc.

c/o American Industrial Partners

535 Fifth Avenue, 32nd Floor

New York, New York 10017

AIP/FIC Merger Sub, Inc. (“Merger Sub”) is a Washington corporation and a wholly owned subsidiary of Parent, formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Merger Sub will cease to exist.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Flow, with Flow continuing as the surviving corporation. As a result of the merger, Flow will become a wholly owned subsidiary of Parent, and Flow common stock will no longer be publicly traded. In addition, Flow common stock will be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the Effective Time, will occur upon the filing of articles of merger with the Secretary of State of the State of Washington (or at such later time as we, Parent and Merger Sub may agree and specify in the articles of merger).

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Effect on Flow if the Merger is Not Completed

If the Merger Agreement is not approved by Flow shareholders or if the merger is not completed for any other reason, Flow shareholders will not receive any payment for their shares of Company Common Stock. Instead, Flow will remain an independent public company, the Company Common Stock will continue to be listed and traded on the NASDAQ Stock Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, Flow expects that management will operate the business in a manner similar to that in which it is being operated today and that Flow shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Flow operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Company Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Flow’s Company Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Flow’s Company Common Stock. If the merger is not completed, the Flow Board will continue to evaluate and review Flow’s business operations, properties, and capitalization, among other things, and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not approved by Flow’s shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Flow will be offered or that Flow’s business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, Flow may be required to reimburse Parent’s expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “Approval of the Merger Agreement — Termination Fees and Expense Reimbursement” beginning on page [—].

Merger Consideration

In the merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) held by Flow or its subsidiaries, (ii) held, directly or indirectly, by Parent or Merger Sub and (iii) shares of Company Common Stock as to which holders have properly perfected and not withdrawn their dissenters’ rights pursuant to the WBCA) will be canceled and converted automatically into the right to receive $4.05 in cash, without interest, less any applicable withholding taxes, which amount we refer to as the “Merger Consideration.”

After the merger is completed, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Flow shareholder as a result of the merger (except that shareholders who properly exercise their dissenters’ rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the WBCA), as described below under “The Special Meeting — Dissenters’ Rights” beginning on page [—].

Background of the Merger

As part of the ongoing evaluation of Flow’s business and strategic planning process, the Flow Board, together with senior management of Flow, has regularly considered a variety of strategic alternatives for the company with a view toward maximizing shareholder value. As part of this process, the Flow Board has evaluated, independently, and with input from senior management and its financial advisors, various alternatives to enhance shareholder value, including pursuing growth through acquisitions and considering a potential sale of the company. In addition, from time to time, certain of Flow’s shareholders identified below have encouraged Flow to explore, among other things, a potential sale of the company.

From time to time, the Flow Board and management are approached with strategic opportunities relating to other industry participants. In early February 2013, Flow’s Chief Executive Officer, Charles M. Brown, was contacted regarding Flow’s interest in a potential acquisition of KMT Group (“KMT”), a manufacturer of ultrahigh-pressure intensifier pumps. After discussion regarding the acquisition opportunity, Mr. Brown determined to present the matter for consideration by the Flow Board.

In early February 2013, representatives from Company A requested a meeting with Mr. Brown at Flow’s offices in Kent, Washington, where they expressed interest in a possible business combination transaction with Flow.

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On February 15, 2013, in a teleconference with members of the Flow Board, Mr. Brown reported on his conversation regarding KMT and his meeting with Company A. After careful consideration, the Flow Board determined to conduct further diligence regarding the potential strategic opportunities with KMT and Company A, and directed management to interview financial advisors to help advise the company with respect to such opportunities and other potential strategic alternatives, including a potential sale of the company, in order to enhance shareholder value. Flow executed confidentiality agreements on or around that day with three financial advisors, which met with Flow’s management from February 25, 2013 through February 28, 2013. After consulting with the members of the Flow Board, Flow decided to retain UBS Securities LLC (“UBS”) to act as its financial advisor.

The Flow Board held its regularly scheduled quarterly meeting on March 5-6, 2013, during which the directors reviewed 2013 third quarter operating results and 2013 fourth quarter forecasts. In addition, representatives of UBS discussed with the Flow Board the competitive position and potential opportunities and challenges for Flow, as well as its proposed approach to evaluating Flow’s strategic alternatives. K&L Gates, Flow’s outside legal counsel, was also present. The Flow Board authorized management to sign a confidentiality agreement with KMT and to continue review of the KMT opportunity, as well as the opportunity with Company A, in consultation with UBS. The Flow Board also determined to hold a weekly teleconference (for all available directors) so that Flow’s management and advisors could provide the directors with regular updates on the strategic alternatives review process.

On March 14, 2013, during the weekly update call, the directors present, along with representatives of UBS and K&L Gates, discussed the continuing review of the KMT and Company A opportunities, as well as the ongoing analysis of other strategic alternatives. Flow’s management also presented an initial draft of a long range financial plan. In addition, Jerry L. Calhoun, Chair of the Flow Board, discussed a communication he had received from Keith Long of Otter Creek Partners, a holder of more than 5% of the Company Common Stock, expressing its intent to file a Schedule 13D.

On March 21, 2013, during the weekly update call, the directors present continued the discussion of the draft long-range financial plan presented by Flow’s management, and Mr. Calhoun reported on a communication he had received from Freshford Capital Management, LLC, a holder of more than 5% of the Company Common Stock, inquiring as to Flow’s strategic direction.

On March 27, 2013, Otter Creek submitted to the Flow Board a letter expressing concern with Flow’s strategic direction and urging the Flow Board to retain an investment bank to explore strategic alternatives, including a sale of the company.

On March 28, 2013, during the weekly update call, the directors present discussed the Otter Creek letter and received an update on the progress of the strategic alternatives review.

On March 29, 2013, Flow executed a confidentiality agreement with KMT. On April 4, 2013, during the weekly update call, the directors present discussed the Otter Creek letter with Flow investor relations consultants. Management reported that it had received and was reviewing the KMT Confidential Offering Memorandum.

On April 9, 2013, Mr. Brown and representatives of UBS had a telephonic discussion regarding the KMT sale process with KMT’s financial advisors. Also on April 9, Mr. Brown and Flow’s General Counsel, John Leness, met over dinner with representatives of Company A to continue discussions regarding a possible acquisition transaction.

On April 9, 2013, Otter Creek submitted to Flow a proposal for the declassification of the Flow Board for inclusion in Flow’s annual shareholder meeting agenda and proxy statement. Flow decided that it would present the declassification proposal at its next annual meeting of shareholders. On April 11, 2013, during the weekly update call, the directors present discussed the proposal from Otter Creek, and Mr. Brown and representatives of UBS reviewed the conversation with KMT’s financial advisors and the meeting with Company A.

On April 19, 2013, at a meeting of the Flow Board in Kent, Washington, representatives of UBS reviewed with the Flow Board various strategic alternatives in light of the company’s historical performance, long-range financial plan and competitive environment, including continuing to operate as a stand-alone publicly-held entity and executing on its current business plan, growth through acquisitions (including the KMT acquisition), pursuing a leveraged recapitalization transaction, and considering a potential sale of the company. After careful consideration and discussions with counsel regarding its fiduciary obligations, the Flow Board determined not to proceed with the KMT acquisition, and that Flow should consider a potential sale of the company as a means to enhance shareholder value. The Flow Board instructed Flow management and UBS to explore a potential sale process.

On April 23, 2013, Mr. Brown informed the financial advisor for the KMT sales process that Flow would no longer be participating in the process.

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On May 3, 2013, during the weekly update call, representatives of UBS updated the Flow Board on developments since the most recent update. In addition, K&L Gates reviewed with the directors the fiduciary duties of the Flow Board in light of its consideration of strategic alternatives.

On May 8, 2013, Company A signed a confidentiality agreement with Flow. Between May 9, 2013 and May 31, 2013, Flow’s executive team made due diligence materials available to, and participated in diligence meetings with, representatives from Company A.

On May 9, 2013, during the weekly update call, representatives of UBS provided an update on the discussions with Company A regarding a potential acquisition transaction, including a review of the diligence items that Company A requested to review.

On May 16, 2013, during the weekly update call, representatives of UBS provided an update on the discussions with Company A regarding a potential acquisition transaction, and the directors present directed UBS to continue such discussions.

On May 23 and 24, 2013, Mr. Brown and Flow’s Chief Financial Officer, Allen M. Hsieh, together with the company’s Executive Vice President of Sales, Richard LeBlanc, Vice President of Marketing, Charles Burnham, Executive Vice President of Operations, Ron Cooper, and representatives of UBS met with Company A at its offices.

On May 31, 2013, Company A submitted to UBS a preliminary, non-binding indication of interest for the acquisition of all the outstanding Company Common Stock at a range of $4.25 to $4.50 per share. Company A also requested that Flow agree to negotiate exclusively with Company A for a specified period of time.

On June 1, 2013, the Flow Board met. Representatives of UBS reviewed with the Flow Board Company A’s preliminary indication of interest and discussed the material terms thereof, including Company A’s request for exclusivity. On June 3, 2013, during a teleconference with the Flow Board, representatives of UBS and K&L Gates further discussed Company A’s indication of interest, including a discussion of the impact of agreeing to an exclusivity provision and the likelihood that Company A would enter into a transaction at the price included in its indication of interest. The Flow Board directed UBS to engage in further discussions with Company A about increasing its price range in order for the Flow Board to continue to consider negotiating exclusively with Company A.

On June 6, 2013, during the weekly update call, UBS reported that Company A had indicated that it would not increase its price range. After discussion, the directors present concluded that Flow would not agree to Company A’s exclusivity request at that time, and directed Flow management and UBS to continue to explore a potential sale to Company A as well as other strategic alternatives, including the sale of the company through an auction process.

On June 7, 2013, Flow issued a press release announcing its preliminary fourth quarter results of an expected decrease in revenues and operating income (compared to 2012), which were lower than the guidance previously presented by Flow in March 2013. In addition, Flow announced that it had retained UBS to review strategic alternatives for Flow.

Beginning on June 10, 2013, at the direction of the Flow Board, representatives of UBS contacted or otherwise communicated with 27 potential strategic buyers and 46 potential financial buyers, including Parent, regarding a potential acquisition of Flow. Of these potential bidders, 31 (including Parent) executed written confidentiality agreements with Flow. AIP signed a confidentiality agreement with Flow on June 21, 2013.

On June 13, 2013, during the weekly update call, representatives of UBS discussed with the directors present an update with respect to the sale process, and the schedule for moving forward with potential bidders.

On June 21, 2013, at the direction of the Flow Board, representatives of UBS began providing a Confidential Information Memorandum relating to Flow to all companies who had executed a confidentiality agreement with the company, including AIP.

On June 24, 2013, at the direction of the Flow Board, UBS distributed a letter to potential bidders regarding the sale process.

The Flow Board held its regular quarterly meeting on June 25, 2013. During the meeting, Flow management reviewed the company’s results and updated forecasts with management, and representatives of UBS reviewed with the Flow Board developments since the most recent meeting.

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Between July 1, 2013 and July 9, 2013, at the direction of the Flow Board, Flow management and representatives of UBS began providing access to detailed diligence materials to the bidders, and three strategic bidders and one financial bidder attended a detailed presentation and question session with Flow management.

On July 11, 2013, during the weekly update call, representatives of UBS reviewed the status of the sale process.

On July 15, 2013, Flow received preliminary indications of interest from eight parties at prices ranging from $3.69 to $4.60 in cash. We refer to these parties as Company B, Company C, Company D, Company E, Company F, Company G, Company H, and Company I. AIP also submitted an indication of interest, but at that point did not include a price range.

On July 16, 2013, Flow announced that it was delaying the filing of its 10-K because additional time was required by management to complete the preparation of Flow’s financial statements and the related audit procedures thereafter, primarily related to the company’s Brazilian operations.

On July 17, 2013, Mr. Brown and Mr. Leness met with a representative of Company A. A representative of Company A indicated that, based on Flow’s financial condition and prospects, Company A’s price range for the acquisition of the company would not be higher than $4.00. As a result, Company A did not at that point continue participating in the sale process. Additionally, on July 17, 2013, Company F withdrew from the process.

On July 18, 2013, during the weekly update call, representatives of UBS reviewed the results of the preliminary indications of interest and that Company F had withdrawn from the process. The status of the Form 10-K and the timing of its completion were also discussed.

On July 19, 2013, Company C and Company E withdrew from the process. On July 22 and 23, 2013, Company B, Company D, Company G, Company H and Company I began their review of the material in the electronic dataroom, and on July 25, 2013 Company B visited Flow’s facility in Jeffersonville, Indiana.

On July 29, 2013, Mr. Brown, Mr. Hsieh, and representatives from UBS met with AIP representatives over dinner. The next day AIP representatives attended a presentation by Mr. Brown, Mr. Hsieh, Mr. Leness, and other senior Flow management at Flow’s offices in Kent, Washington. That same day, Flow filed its Form 10-K and issued a press release reporting a decline in the 2013 fiscal fourth quarter revenues and operating income compared to 2012.

On July 31, 2013, Company D and Company H attended a management presentation at Flow’s offices. Company B visited Flow’s offices on August 1, 2013 for a second management meeting and due diligence session. On August 2, 2013 Company I attended a management presentation at Flow’s offices.

During the first week of August 2013, at the direction of the Flow Board, UBS requested that the potential bidders confirm or submit revised indications of interest by August 13, 2013.

On August 6, 2013, during the weekly update call, representatives of UBS and members of Flow management reviewed the results of the meetings with AIP and Company B, Company D, Company H and Company I, and the progress since the last meeting. Additionally, on August 6, 2013, Company H withdrew from the process, and on August 8, 2013, Company D withdrew from the process.

On August 12, 2013, AIP provided a price for its indication of interest at $4.00 per share.

On August 13, 2013, Company G attended a management presentation at Flow’s offices and Company I withdrew from the process. On the same day, at the direction of the Flow Board, a representative of UBS informed AIP that the Flow Board would not permit AIP to continue in the process unless it increased its offer price.

On August 15, 2013 during the weekly update call, representatives of UBS reviewed with the directors present the status of the sale process. Representatives of UBS also reported that AIP had revised its indication of interest to a range of $4.20 to $4.25 and that Company B, which had been at $4.60, had revised its indication of interest to $4.40. Representatives from K&L Gates reviewed with the directors present a proposed form of merger agreement for distribution to the potential bidders. Also on August 15, 2013, AIP publicly announced that it had entered into an agreement to acquire KMT.

On August 16, 2013, at the direction of the Flow Board, UBS distributed the proposed form of merger agreement to AIP, Company B and Company G, and AIP began reviewing the materials in Flow’s electronic data room, and engaging in diligence meetings with Flow management.

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On August 20, 2013, at the direction of the Flow Board, UBS asked AIP and Company B to submit final indications of interest on September 17, 2013. Because Company G had indicated that its price range was below $4.00 at that time, at the direction of the Flow Board, representatives of UBS did not ask for a final indication of interest from Company G. On the same day, Mr. Brown and a representative of UBS met with AIP at their office in New York to allow AIP to conduct additional due diligence.

On August 22, 2013, AIP visited Flow’s facility in Jeffersonville, Indiana, with Mr. Brown and representatives of UBS in attendance. On the same day, during the weekly update call, representatives of UBS reported that Company G had indicated that its price range was below $4.00, and that Company B had requested exclusivity or an expense reimbursement arrangement. The directors present determined not to enter into an exclusivity arrangement with Company B, but approved an expense reimbursement for Company B, up to a cap of $500,000, if Company B submitted an offer of no less than $4.40 per share and the other conditions were met. On the same day, AIP’s financial advisors visited Flow’s offices for due diligence meetings. Company G was later informed by a representative of UBS, at the direction of the Flow Board, that Company G would not be permitted to continue in the process because of its offer price.

On August 28, 2013, Company B, together with its lenders, attended a presentation at Flow’s offices. Mr. Brown, together with a representative of UBS, attended a dinner with the principals of Company B. On August 29, 2013, during the weekly update call, Mr. Brown gave a report regarding his meeting and dinner with Company B.

On September 3, 2013, Mr. Brown and a representative of UBS met with AIP and its lenders in New York for a diligence meeting. Later that day, Mr. Brown and a representative of UBS met for dinner with representatives of AIP. Mr. Brown and Mr. Marvin of AIP, together with their respective legal advisors, held a preliminary meeting with the Federal Trade Commission staff in Washington D.C. the next day to discuss the potential antitrust review that would be involved if Parent ultimately entered into an acquisition transaction with Flow.

On September 5, 2013, the Flow Board met to review and approve the company’s long range financial plan, which had been updated based on current market conditions. A representative of K&L Gates also discussed the fiduciary duties of Flow Board in connection with its review of strategic alternatives.

On September 6, 2013, the Federal Trade Commission sent Flow and AIP a list of the information the staff wished to review in connection with its consideration of potential antitrust issues.

On September 10, 2013, Flow filed its quarterly report on Form 10-Q regarding its financial results for the fiscal 2014 first quarter, reporting a decline in both revenues and operating income compared to the same period in fiscal 2013.

On September 12, 2013, during the weekly update call, representatives of UBS reviewed with the Flow Board a preliminary financial analysis of Flow and the assumptions and data supporting such analysis. Representatives of UBS also reported that both AIP and Company B anticipated submitting final indications of interest on September 17, 2013. Mr. Brown reported on his meetings with AIP and the Federal Trade Commission.

On the evening of September 17, 2013, Flow received an indication of interest from Parent containing a price of $4.00 per share, together with a proposed form of the merger agreement based on the version previously prepared by K&L Gates. By its terms, Parent’s indication of interest was set to expire on September 23, 2013. On the morning of September 18, 2013, Flow received an indication of interest from Company B, also containing a price of $4.00 per share, and also accompanied by a proposed form of the merger agreement based on the version previously prepared by K&L Gates. Company B’s proposed form of merger agreement contemplated a rollover of existing equity into (or investment of new money in) equity of the surviving corporation from five Flow executives.

The Flow Board met in person on September 18, 2013 to review the indications of interest. Representatives of UBS reviewed the developments since the most recent meeting as well as the financial terms of the indications of interest, and representatives from K&L Gates reviewed the fiduciary duties of the Flow Board and compared the two proposed forms of merger agreement with the Flow Board. The Flow Board authorized UBS, K&L Gates and Flow management to continue negotiations with both Parent and Company B in an effort to improve the terms set forth in each party’s indication of interest. Additionally, the Flow Board authorized UBS to contact Company A in order to determine if Company A would submit a bid competitive with the indications of interest received from Parent and Company B.

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On September 20, 2013, K&L Gates circulated revised drafts of the merger agreement to both Parent and Company B. Company B also engaged in discussions with Mr. LeBlanc, Flow’s Senior Vice President-Technology, Dr. Hashish, and Mr. Cooper regarding their willingness to rollover existing equity into (or invest new money in) equity of the surviving corporation.

On September 21, 2013, Company A was given access to the electronic data room. Additionally, Company B reported that it was withdrawing from the process.

On September 23, 2013, Parent circulated a revised draft of the merger agreement with its additional comments. Over the course of the day, K&L Gates and Parent’s counsel negotiated the various terms of the merger agreement and worked to resolve open issues. Later that evening, the Board met at the offices of K&L Gates. Representatives of UBS and K&L Gates reviewed with the Flow Board developments since the most recent meeting. The Board heard a report from special antitrust counsel regarding the risk of regulatory approvals associated with the proposed Parent acquisition, and discussed the probability of such review. K&L Gates also reported the status of negotiations regarding the merger agreement. The Board directed UBS and K&L Gates to continue to negotiate with Parent in an effort to resolve remaining issues and obtain Parent’s final proposed terms for the acquisition. Later that evening, K&L Gates circulated a revised draft of the merger agreement to Parent’s counsel.

On September 24, 2013, Parent increased its proposed purchase price to $4.05 per share, and K&L Gates and Parent’s counsel continued to negotiate the outstanding issues relating to the merger agreement and the ancillary agreements, including the equity and debt commitment letters.

The Flow Board met on the evening of September 24, 2013 at the offices of K&L Gates. Representatives from K&L Gates reviewed the fiduciary duties of the Flow Board and the terms of the merger agreement negotiated with Parent’s counsel. Representatives of UBS indicated that it seemed unlikely that Company A would submit a bid, and indeed, Company A did not submit a bid. A representative of UBS reviewed with the Flow Board UBS’ financial analysis of the Merger Consideration and delivered its oral opinion, which was subsequently confirmed in writing by delivery of a written opinion dated September 24, 2013, to the effect that, as of September 24, 2013, and based on and subject to various assumptions made, matters considered and limitations described in the opinion, the Merger Consideration to be received by the holders of Company Common Stock was fair, from a financial point of view, to such holders.

After further discussion and deliberation of the terms of the proposed merger agreement and ancillary agreements, consideration of other relevant issues, and a variety of business, financial and market factors, including those set forth under “The Merger—Reasons for the Merger”, including discussion and deliberation in an executive session, the Flow Board voted unanimously to approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and resolved to recommend that the Flow shareholders approve the Merger Agreement.

Following this meeting, Flow management, K&L Gates and representatives of UBS finalized the remaining open terms in the Merger Agreement and ancillary agreements in accordance with the direction given by the Flow Board.

On September 25, 2013, Flow, Parent, and its financing sources finalized and executed the Merger Agreement and the ancillary agreements. Flow issued a press release announcing the execution of the Merger Agreement after the close of trading on that day.

On September 27, 2013, Otter Creek filed an amendment to its Schedule 13D reporting that, in light of the announcement of Flow’s entry into the Merger Agreement, and after a review of its shareholdings in Flow, Otter Creek determined to sell all of the Flow stock that it owned at prices per share ranging from $3.9594 to $3.9899.

Recommendation of Our Board of Directors

After deliberation and consultation with its financial and legal advisors, the Flow Board has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interests of, our shareholders. The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement, “FOR” the proposal to adjourn the special meeting and “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by Flow to its named executive officers in connection with the merger.

In considering the recommendation of the Flow Board with respect to the Merger Agreement, you should be aware that certain of our directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of our shareholders. Please see “The Merger — Interests of the Certain Persons in the Merger” beginning on page [—] of this proxy statement.

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Reasons for the Merger

At a meeting held on September 24, 2013, the Flow Board unanimously determined that the merger is advisable and fair to, and in the best interests of, Flow and its shareholders, approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and the other transaction documents, resolved that the Merger Agreement be submitted for consideration by the shareholders of Flow at a Special Meeting of shareholders, and recommended that the shareholders of Flow vote to approve the Merger Agreement. The Flow Board consulted with Flow’s outside financial and legal advisors and senior management at various times and considered a number of factors, including the following (not in any relative order of importance) that the Flow Board believes support its decision:

•	Historical market prices, volatility and trading information with respect to the Company Common Stock, including that the Merger Consideration of $4.05 per share of Company Common Stock:

•	represented a premium of 8.58% over the closing price per share of Company Common Stock on September 25, 2013, the last full trading day prior to the announcement of the execution of the Merger Agreement; and

•	represented a premium of 11.82% over the average closing price per share of Company Common Stock for the ten trading days prior to the announcement of the execution of the Merger Agreement and 9.18% for the year prior to the announcement of the execution of the Merger Agreement.

•	The form of consideration to be paid in the transaction is cash, which provides certainty of value and immediate liquidity to Flow’s shareholders while avoiding potential long-term business risk.

•	Historically the Company Common Stock has traded with low volume, making the stock relatively illiquid and often difficult to sell without negatively impacting the share price.

•	The Flow Board’s belief that its process of evaluating strategic alternatives, including the fact that 74 potential bidders were contacted by UBS or contacted Flow or UBS and that Flow publicly disclosed its strategic alternative review by press release on June 7, 2013, provided sufficient time and opportunity for interested parties to propose alternative transactions to Flow and for Flow to adequately consider them prior to making its decision.

•	The Flow Board’s assessment that another party would be unlikely to propose an alternative transaction that would be more favorable to Flow and our shareholders than the merger, and the fact that if such a transaction were proposed it could be pursued subject to the terms of the Merger Agreement, and that that no other strategic alternatives, including acquisitions by Flow of third parties, and restructuring transactions, were reasonably likely to create greater value for Flow’s shareholders than the merger, taking into account risks of execution as well as business, competitive, industry and market risk.

•	Flow’s current and historical business, financial condition, results of operations, competitive position, strategic options, capital requirements, the nature of the industry in which Flow competes and the financial plan and prospects if Flow were to remain a stand-alone publicly-held entity, including risks and uncertainties with respect to (i) achieving growth, operating cash flow and profitability targets in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the waterjet cutting industry specifically, (ii) general market conditions and volatility, including the performance of broad-based stock market indices and exchanges, (iii) challenges associated with attracting and retaining executive talent, (iv) meeting management’s internal financial projections, (iv) Flow’s ability to make necessary investments in its business to remain competitive, and (v) other risks and uncertainties described in the “risk factors” set forth in Flow’s Form 10-K for the fiscal year ended April 30, 2013, as amended.

•	The price and terms proposed by Parent reflected extensive arms-length negotiations between the parties and their respective legal and financial advisors (who updated the Flow Board directly and regularly), and represented the highest proposal that Flow received for shares of Company Common Stock after a competitive solicitation of interest and the highest price per share to which the Flow Board believed Parent was willing to agree.

•	The opinion of UBS, dated September 24, 2013, to the Flow Board, as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of Company Common Stock of the Merger Consideration, as more fully described below in the section entitled “The Merger—Opinion of UBS Securities LLC” beginning on page [—] of this proxy statement.

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•	Our directors’ concern that recent trading levels of the Company Common Stock may have been impacted by the announcement of the Flow Board’s decision to explore strategic alternatives and may not be sustainable.

•	The factors contributing to the probability that the merger would be consummated, including:

•	the likelihood and anticipated timing of completing the merger in light of the limited and otherwise customary conditions to the parties’ obligations to complete the merger;

•	the absence of a financing condition, the fact that Parent and Merger Sub had obtained the Financing Commitments for the transaction, the limited number and nature of the conditions to the Financing Commitments, and the obligations of Parent and Merger Sub to use reasonable best efforts in connection with obtaining the Financing;

•	the fact that the Merger Agreement provides for a reverse termination fee of $12.238 million, or approximately 6% of the aggregate equity value of the transaction, payable by Parent to Flow if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the Merger or otherwise breaches the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied;

•	the fact that the Merger Agreement provides that Parent will also be required to pay Flow a termination fee of $6.119 million in certain other circumstances where the Merger Agreement is terminated because of the failure to meet the closing conditions related to antitrust laws;

•	the terms of the equity commitment letter providing that, to the extent the reverse termination fee or antitrust termination fee becomes payable, American Industrial Partners Capital Fund IV, L.P. and American Industrial Partners Capital Fund V, L.P. will cause such amounts to be funded to Parent to enable it to pay such fees to Flow;

•	Flow’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement; and

•	the business reputation and capabilities of Parent and its affiliates and its management and the financial resources of Parent and its affiliates.

•	The other terms of the Merger Agreement, as further discussed in the section entitled “The Merger Agreement” beginning on page [—] of this proxy statement.

•	The fact that the following non-solicitation and termination provisions of the Merger Agreement, in the view of the Flow Board, should not preclude third parties from making “superior proposals”:

•	Subject to specified limitations and requirements (including payment by the company of a termination fee), the Merger Agreement allows the Flow Board to terminate the transaction in order to accept a superior proposal.

•	At any time before the Merger Agreement is approved by Flow’s shareholders, under certain circumstances, the Flow Board may:

•	furnish information to and conduct discussions and negotiations with a third party regarding an acquisition proposal;

•	change its recommendation that Flow’s shareholders approve the Merger Agreement in a manner adverse to the merger in connection with, or terminate the Merger Agreement in order to accept, a superior proposal; or

•	so change its recommendation in response to an intervening event (other than in connection with an acquisition proposal).

•	The Flow Board’s understanding that the termination fees payable to Parent under the Merger Agreement, and the circumstances under which each is payable, are reasonable in light of the benefits of the merger, the strategic alternative review process conducted by Flow, the overall terms of the Merger Agreement (including the Merger Consideration), and commercial practice.

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•	The automatic termination, upon entry into the Merger Agreement, of the “don’t-ask/don’t-waive” standstill provisions contained in the confidentiality agreements executed with the other participants in the potential sales process, allowing for such participants to have the same opportunity to make an alternative transaction proposal and to pursue such alternative transaction proposal.

•	The availability of statutory dissenters’ rights under the WBCA in connection with the merger.

The Flow Board also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the Merger Agreement, including the following:

•	Flow’s current shareholders would not have the opportunity to participate in any possible growth and profits of Flow following the completion of the merger.

•	The costs involved in connection with entering into and completing the merger and the possible diversion of management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•	The risk that the merger might not be completed, or may be unduly delayed, and the potential material adverse effect of publicly announcing the resulting termination of the Merger Agreement on, among other things:

•	the market price of the Company Common Stock, which could be affected by many factors, including (i) the reason for which the Merger Agreement was terminated and whether such termination resulted from factors adversely affecting Flow, (ii) the possibility that the marketplace would consider Flow to be an unattractive acquisition candidate and (iii) the possible disposition of shares of Company Common Stock by short-term investors following the announcement of termination of the Merger Agreement;

•	Flow’s operating results, particularly in light of the significant costs incurred in connection with the strategic alternatives review process and the merger, including the potential obligation to pay the termination fee;

•	the ability to attract and retain key personnel; and

•	relationships with Flow’s employees, customers, partners and others that do business with Flow.

•	Completion of the merger would require antitrust clearance and the satisfaction of certain other closing conditions that are not generally within Flow’s control.

•	The terms of the Merger Agreement, including the operational restrictions imposed on Flow between signing and closing (which may delay or prevent Flow from undertaking business opportunities that may arise pending the completion of the transaction or any other action Flow otherwise would have taken with respect to the operations of Flow absent the pending completion of the merger).

•	The possibility that the deal protection provisions, including the termination fee equal to $6.119 million (or approximately 3.0% of the equity value of the transaction) that could become payable by Flow under certain circumstances, including if Flow terminates the Merger Agreement to accept a superior proposal, could discourage other potential bidders from making a competing bid to acquire the company.

•	The interests of certain members of senior management in the merger, including certain severance arrangements as described in the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page [—] of this proxy statement and the section entitled “Advisory Vote on Golden Parachute Compensation” beginning on page [—]of this proxy statement, recognizing that, in the case of Mr. Brown, he did not negotiate economic terms of the potential sale of the company or post-sale employment with bidders, and was always joined by a representative of Flow’s internal or outside counsel or financial advisor in any meeting with a bidder.

•	The fact that the cash consideration paid in the transaction would be taxable to Flow’s shareholders that are U.S. holders for U.S. federal income tax purposes.

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•	The risk that Flow may be unable to obtain shareholder approval for the transactions contemplated by the Merger Agreement, given that approval of the Merger Agreement requires the affirmative vote of holders of shares of Company Common Stock representing at least two-thirds of the votes entitled to be cast and the high concentration in ownership of outstanding shares of Company Common Stock by certain shareholders of Flow.

The Flow Board believed that, overall, the potential benefits of the merger to Flow’s shareholders outweighed the risks and uncertainties of the merger.

The foregoing discussion of information and factors considered by the Flow Board is not intended to be exhaustive. In light of the variety of factors considered in connection with their evaluation of the merger, the Flow Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Flow Board applied his own personal business judgment to the process and may have given different weight to different factors.

The foregoing discussion of the information and factors considered by the Flow Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page [—] of this proxy statement.

Opinion of UBS Securities LLC

On September 24, 2013, at a meeting of the Flow Board held to evaluate the proposed merger, UBS delivered to the Flow Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 24, 2013, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in its opinion, the Merger Consideration to be received by the holders of Company Common Stock was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion to the Flow Board describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. Holders of Company Common Stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of the Flow Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Merger Consideration, from a financial point of view, and does not address any other aspect of the merger. UBS’ opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Flow or Flow’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to Flow;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of Flow that were not publicly available, including financial forecasts and estimates prepared by the management of Flow, referred to as the Forecasts, that the Flow Board directed UBS to utilize for purposes of its analysis;

•	conducted discussions with members of the senior management of Flow concerning the business and financial prospects of Flow;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of Company Common Stock;

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•	reviewed a draft, dated September 24, 2013, of the Merger Agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Flow Board, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the Flow Board, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Flow, nor was UBS furnished with any such evaluation or appraisal. With respect to the Forecasts, UBS assumed, at the direction of the Flow Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Flow as to the future financial performance of Flow. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the request of the Flow Board, UBS contacted third parties to solicit indications of interest in a possible transaction with Flow and held discussions with certain of these parties prior to the date of its opinion. At the direction of the Flow Board, UBS was not asked to, nor did UBS, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified in UBS’ opinion, of the Merger Agreement or any related documents or the form of the merger. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the Merger Consideration. In rendering its opinion, UBS assumed, with the consent of the Flow Board, that (i) the final executed form of the Merger Agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the Merger Agreement would comply with all material terms of the Merger Agreement, and (iii) the merger would be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on Flow, Parent or the merger. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to the Flow Board, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Flow or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Flow underlying UBS’ analyses are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of Flow. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The Merger Consideration was determined through negotiation between Flow and Parent and the decision by Flow to enter into the merger was solely that of the Flow Board. UBS’ opinion and financial analyses were only one of many factors considered by the Flow Board in its evaluation of the merger and should not be viewed as determinative of the views of the Flow Board or management of Flow with respect to the merger or the Merger Consideration.

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The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Flow Board on September 24, 2013 in connection with UBS’ opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

Selected Companies Analysis

UBS compared selected financial and stock market data of Flow with corresponding data of (i) the following five publicly traded companies that provide laser technology that is used in some form of shape-cutting equipment, and (ii) the following five publicly traded companies that have a shape-cutting business that uses machine tools, referred to as the machine tool peers (the laser cutting peers, together with the machine tool peers, are referred to as the selected companies):

Laser Cutting Peers

•	IPG Photonics Corporation

•	Coherent, Inc.

•	II-VI Incorporated

•	Rofin-Sinar Technologies, Inc.

•	Newport Corporation

Machine Tool Peers

•	Kennametal, Inc.

•	Gildemesiter AG

•	Hurco Companies, Inc.

•	Hardinge Inc.

•	Conzzeta AG

UBS reviewed, among other things, the enterprise values, calculated as equity market value based on closing stock prices on September 23, 2013, plus debt at book value, preferred stock at book value and minority interests at book value, less cash and cash equivalents, of each selected company as a multiple of latest 12 months and estimated calendar years 2013 and 2014 earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain one-time gains and losses and add back stock-based compensation expenses, referred to as EBITDA, for such company. UBS then compared the multiples derived for the selected companies with corresponding multiples implied for Flow based on the Merger Consideration with respect to Flow’s EBITDA and its earnings before interest, taxes, depreciation and amortization, as adjusted in accordance with Flow’s credit agreement, referred to as Credit Agreement EBITDA. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Estimated financial data for Flow were based on the Forecasts. This analysis indicated the following implied mean and median multiples for the selected companies, as compared to corresponding multiples implied for Flow:

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Enterprise Value as a Multiple of
Laser Cutting Peers	Latest 12 Months EBITDA	Estimated 2013 EBITDA	Estimated 2014 EBITDA

Mean	9.3x	9.0x	7.5x
Median	9.2x	8.6x	7.6x

Enterprise Value as a Multiple of
Machine Tool Peers	Latest 12 Months EBITDA	Estimated 2013 EBITDA	Estimated 2014 EBITDA
Mean	6.7x	7.0x	6.6x
Median	6.7x	7.2x	6.7x

Enterprise Value as a Multiple of
Selected Companies	Latest 12 Months EBITDA	Estimated 2013 EBITDA	Estimated 2014 EBITDA
Mean	8.5x	8.1x	7.2x
Median	8.8x	8.6x	7.3x

Enterprise Value as a Multiple of
Flow	Latest 12 Months	Estimated 2013	Estimated 2014

EBITDA	9.7x	8.4x*	5.8x
Credit Agreement EBITDA	11.3x	9.5x*	5.8x

* As of January 31, 2014.

Selected Transactions Analysis

UBS reviewed publicly available information relating to the following six selected transactions involving announced acquisitions of companies in the specialty-cutting or machine-tooling industry since 2007 in which the target’s enterprise value was greater than $65 million:

Announcement Date		Acquiror		Target

•	8/15/13	•	American Industrial Partners	•	KMT Group

•	3/18/13	•	Greenbriar Equity	•	EDAC Technologies Corporation

•	6/13/11	•	Vector Capital	•	Gerber Scientific, Inc.**

•	2/4/08	•	Industrias Romi S.A.	•	Hardinge Inc.

•	2/1/08*	•	Nordstjernan	•	KMT Group**

•	1/3/07	•	Kennametal, Inc.	•	Cutting Tool Business of Federal Signal Corporation

* February 1, 2008 is the date on which Nordstjernan completed its unsolicited acquisition of KMT Group.

** UBS utilized next 12 months EBITDA for purposes of determining the applicable multiple.

UBS reviewed, among other things, transaction values, calculated as equity market value based on the purchase price paid for the target company’s equity, plus debt at book value, less cash and cash equivalents, in the selected transactions as multiples of latest 12 months EBITDA of such target company, except as noted in the table above. UBS then compared the multiples derived for the selected transactions with corresponding multiples implied for Flow based on the Merger Consideration. Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data for Flow were based on the Forecasts. This analysis indicated the following implied mean multiple for the selected transactions, as compared to corresponding multiples implied for Flow:

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Selected Transactions	Enterprise Value as a Multiple of EBITDA
Mean	7.9x

Enterprise Value as a Multiple of
Company	Latest 12 Months EBITDA	Latest 12 Months Credit Agreement EBITDA
	9.7x	11.3x

Discounted Cash Flow Analysis

UBS performed a discounted cash flow analysis of Flow using the Forecasts. UBS calculated a range of implied present values (as of July 31, 2013) of the standalone unlevered free cash flows that Flow was forecasted to generate from July 31, 2013 until April 30, 2018 and of terminal values for Flow based on Flow’s fiscal year 2018 estimated EBITDA. Implied terminal values were derived by applying to Flow’s fiscal year 2018 estimated EBITDA a range of estimated EBITDA terminal value multiples of 6.5x to 9.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 16.0% to 18.0%, which range was selected based on a weighted average cost of capital calculation for Flow. The discounted cash flow analysis resulted in a range of implied present values of approximately $3.35 to $4.56 per share of Company Common Stock, as compared to the Merger Consideration.

Other Factors

In rendering its opinion, UBS also reviewed, for informational purposes, certain other factors, including comparisons of:

•	the historical closing prices of Company Common Stock over the one-year period ending September 23, 2013 to those of the Standard & Poor’s 500 Index and the Russell 2000 Index over the same period; and

•	the closing price of the Company Common Stock on September 23, 2013 and the Merger Consideration as a premium or discount to various historical closing prices and moving averages of Company Common Stock over the one-year period ending September 23, 2013.

Miscellaneous

Under the terms of UBS’ engagement, Flow agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $2.5 million, a portion of which has been paid as a retainer and in connection with UBS’ opinion and approximately $1.6 million of which is contingent upon consummation of the merger. In addition, Flow agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS has provided investment banking services to Flow unrelated to the merger, for which UBS received compensation. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Flow and certain affiliates of American Industrial Partners and, accordingly, may at any time hold a long or short position in such securities.

Flow selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Company Projections

We do not as a matter of course make public projections as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, we provided to the potential participants in the sales process who executed non-disclosure agreements with Flow (including Parent), in connection with their due diligence review beginning in August 2013, certain prospective financial information concerning our future financial condition and performance that had been prepared by management in connection with Flow’s review of strategic alternatives. We updated that information subsequent to providing it to the participants to reflect lower revenue growth rates based on current market conditions. A summary of such updated information is included below. We also provided this information to UBS for purposes of the financial analyses and opinion as described above beginning on page [—] of this proxy statement in the section entitled “The Merger—Opinion of UBS Securities LLC”.

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The prospective financial information provided in this proxy statement was prepared by, and is the responsibility of, Flow’s management. The prospective financial information was not prepared with a view toward public disclosure and, accordingly, does not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, compiled or performed any procedures with respect to the prospective financial information and does not express an opinion or any form of assurance related thereto. The summary of the prospective financial information is not being included in this proxy statement to influence a shareholder’s decision whether to approve the Merger Agreement and thereby approve the merger, but is being included because the prospective financial information was provided to UBS.

The prospective financial information, while presented with numerical specificity, necessarily was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Flow’s management. Because the prospective financial information covers multiple years, by its nature, it becomes subject to greater uncertainty with each successive year. The assumptions upon which the prospective financial information was based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions and our ability to achieve our targeted cost savings, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. In addition, the prospective financial information might be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods, by risks and uncertainties in the U.S. and global economy generally and the machine tooling industry specifically and by other risk factors described in Flow’s Form 10-K for the fiscal year ended April 30, 2013, as amended, in more recent filings incorporated by reference in this proxy statement, including Flow’s Form 10-Q for the quarter ended July 31, 2013, and in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page [—] of this proxy statement. The prospective financial information also does not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the Merger Agreement, including the merger. The prospective financial information should not be utilized as public guidance.

Accordingly, there can be no assurance that the prospective financial information will be realized, and actual results may vary materially from those shown. The inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that Flow or any of its affiliates, advisors, officers, directors or other representatives, including UBS, considered or consider the prospective financial information to be predictive of actual future events or events which have occurred since the date of such forecasts, and the prospective financial information should not be relied upon as such. Neither Flow nor any of its affiliates, advisors, officers, directors or other representatives, including UBS, can give any assurance that actual results will not differ materially from the prospective financial information, and none of them undertakes any obligation to update or otherwise revise or reconcile the prospective financial information to reflect circumstances existing after the date the prospective financial information was generated or to reflect the occurrence of future events even if any or all of the assumptions underlying the prospective financial information are shown to be in error. We do not intend to make publicly available any update or other revision to the prospective financial information, except as otherwise required by law. Neither Flow nor any of its affiliates, advisors, officers, directors or other representatives, including UBS, has made or makes any representation to any shareholder of Flow or other person regarding the ultimate performance of Flow compared to the information contained in the prospective financial information or that the prospective financial information will be achieved. Flow has made no representation to Parent, Merger Sub or their respective affiliates, in the Merger Agreement or otherwise, concerning the prospective financial information.

In light of the foregoing factors and the uncertainties inherent in the prospective financial information, shareholders are cautioned not to place undue, if any, reliance on the prospective financial information. Since the date the prospective financial information was prepared, we have made publicly available its actual results of operations for the quarter ended July 31, 2013. You should review Flow’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013, filed with the SEC on September 10, 2013, to obtain this information. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement.

Flow’s Management prepared the five-year projections based upon methodologies and factors used by Flow in preparing projections for the Flow Board’s consideration in connection with its review of strategic alternatives. The five-year projections reflect numerous estimates and assumptions with respect to industry performance and general business, economic, regulatory, market and financial conditions, as well as matters specific to management outlook and business circumstances existing at that time. The prospective financial information should not be utilized as public guidance. The following is a summary of the five-year projections:

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Summary of the Five-Year Projections

For fiscal years ending April 30

(amounts in 000s)

				Fiscal Year Ending April 30,
	Actual			Projected (1)
	2011	2012	2013	2014	2015	2016	2017	2018
Total Revenue	$216,524	$253,768	$259,338	$260,000	$270,263	$279,078	$287,268	$295,778
% Growth		17.2%	2.2%	0.3%	3.9%	3.3%	2.9%	3.0%

Gross Profit Margin	$84,461	$99,368	$97,922	$105,550	$110,884	$114,414	$118,032	$122,179
Gross Margin %	39.0%	39.2%	37.8%	40.6%	41.0%	41.0%	41.1%	41.3%

Total Operating Expense	$79,574	$84,699	$85,255	$81,866	$84,402	$87,148	$89,164	$91,207

Operating Income (2)	$4,887	$14,669	$12,667	$23,684	$26,482	$27,266	$28,869	$30,973
Operating Income %	2.3%	5.8%	4.9%	9.1%	9.8%	9.8%	10.0%	10.5%

Adjustments (3)	$-	$-	$1,267	$-	$-	$-	$-	$-
Pro Forma Operating Income	$4,887	$14,669	$13,934	$23,684	$26,482	$27,266	$28,869	$30,973
% of Revenue	2.3%	5.8%	5.4%	9.1%	9.8%	9.8%	10.0%	10.5%

Adjusted EBITDA (as reported) (4)	$13,739	$24,362	$21,186	$32,104	$35,763	$36,647	$37,969	$40,173
% of Revenue	6.3%	9.6%	8.2%	12.3%	13.2%	13.1%	13.2%	13.6%

Adjustments (3)	$-	$-	$1,267	$-	$-	$-	$-	$-
Pro Forma Adjusted EBITDA (4)	$13,739	$24,362	$22,453	$32,104	$35,763	$36,647	$37,969	$40,173
% of Revenue	6.3%	9.6%	8.7%	12.3%	13.2%	13.1%	13.2%	13.6%

(1)	Financial projections exclude non-recurring costs related to our evaluation of strategic alternatives, charges (primarily severance cost) associated with its initiatives to reduce its cost structure, both product costs and operating expenses, and costs incurred related to employee misconduct in our Brazil operations, including professional fees to investigate the allegations, write off of unsupported assets and severance costs.

(2)	Improvement in Operating Income and Operating Income % in the Projections compared to actual historical financial results (and correspondingly, improvement in Adjusted EBITDA and Pro Forma Operating Income and Pro Forma Adjusted EBITDA) is based on the achievement of previously announced cost savings initiatives. These cost savings initiatives, announced in June 2013, relate to product cost reduction initiatives as well as operating expense reductions, primarily personnel cost and changes in commission structure.

(3)	Adjustments to Operating Income and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") to derive Pro Forma Operating Income and Pro Forma Adjusted EBITDA include amounts similar to the items described in footnote 1.

(4)	We define Adjusted EBITDA as net income, determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, interest expense, and other non-cash charges, which includes such items as stock-based compensation expense, foreign currency gains or losses, and other non-cash allowable add backs pursuant to our Credit Facility Agreement.

Adjusted EBITDA is a non-GAAP financial measure and the presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial measure are significant components of our financial statements and must be considered in performing a comprehensive analysis of the overall financial results. We use this measure, together with GAAP financial metrics, to assess our financial performance, allocate resources, evaluate the overall progress towards meeting our long-term financial objectives, and assess compliance with our debt covenants. We believe that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used in our financial and operational decision making. Our calculation of Adjusted EBITDA may not be consistent with calculations of similar measures used by other companies.

A reconciliation to Adjusted EBITDA to Operating Income are presented below (amounts in 000’s):

	Fiscal Years Ending April 30,
	2011	2012	2013
Operating Income (as reported)	$4,887	$14,669	$12,667
Depreciation and Amortization	$6,302	$6,208	$5,919
Stock Based Comp and Other	$2,550	$3,485	$2,600
Adjusted EBITDA (as reported)	$13,739	$24,362	$21,186

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The prospective financial information was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Flow’s management and should be evaluated, if at all, in light of the assumptions made by Flow and in conjunction with the historical financial statements and other information regarding Flow contained elsewhere in this proxy statement and Flow’s public filings with the SEC.

Interests of Certain Persons in the Merger

When considering the recommendation of the Flow Board that you vote to approve the proposal to approve the Merger Agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Flow Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the merger and recommending that the Merger Agreement be approved by the shareholders of Flow.

Arrangements with Parent

As of the date of execution of the Merger Agreement, none of our executive officers have entered into, or negotiated the terms of, any specific post-closing employment arrangements with Parent or any of its affiliates. Prior to or following the closing of the merger, however, some or all of our executive officers may discuss or enter into agreements with Parent or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. AIP and its affiliates have not entered into, or negotiated the terms of, any such arrangements with any members of Flow’s management, and the obligations of Parent and Merger Sub to complete the Merger are not conditioned upon entry into any such arrangements with members of our management team.

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides that the surviving corporation and Parent will indemnify, defend and hold harmless, and advance expenses to current or former directors, officers, trustees, and employees or consultants of Flow and its subsidiaries with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby), to the fullest extent permitted by applicable law. Parent will also cause the articles of incorporation, bylaws or other organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer, trustee, and employee or consultant liability that are no less favorable to the current or former directors, officers, trustees, and employees or consultants of Flow and its subsidiaries than those set forth in the Flow’s and its subsidiaries’ organizational documents as of the date of the Merger Agreement. The surviving corporation and its subsidiaries will not amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors, officers, trustees, and employees or consultants of Flow and its subsidiaries.

The Merger Agreement also provides that prior to the Effective Time, Flow will use its commercially reasonable efforts to purchase a single payment, six year “tail” policy in amount and scope no less favorable than Flow’s existing directors’ and officers’ liability insurance and fiduciary insurance. Flow’s ability to purchase a tail policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by the Flow for its existing directors’ and officers’ liability insurance and fiduciary insurance as of the date of the Merger Agreement. If Flow does not purchase a tail policy prior to the Effective Time, Parent will obtain or cause the surviving corporation to obtain such a tail policy on terms and conditions no less advantageous than Flow’s existing directors’ and officers’ liability insurance and fiduciary insurance policy for at least six years after the Effective Time. Parent or the surviving corporation will not be required to pay premiums that exceed 300% of the aggregate annual premiums currently paid by Flow; provided that Parent or the surviving corporation will be required to obtain as much coverage as can be obtained by paying a premium equal to 300% of such cost. The tail policy will cover claims arising from actual or alleged errors, misstatements, acts, omissions or any other matter that occurred at or prior to the Effective Time, including in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Treatment of Equity-Based Awards

Treatment of Stock Options

As of [—], 2013, there were [—] outstanding options to purchase shares of Company Common Stock held by directors and executive officers. At the Effective Time, each option to purchase shares of Company Common Stock, whether vested or unvested, will be fully vested and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option, multiplied by (ii) the number of shares of Company Common Stock subject to such stock option, without interest, less any applicable withholding for taxes. There are no outstanding options held by directors and executive officers with exercise prices that are higher than the Merger Consideration, and, as a result, no payments will be made to the directors and executive officers in respect of their options in connection with the merger.

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Treatment of Restricted Stock Rights

As of [—], 2013, there were [—] outstanding Restricted Stock Rights held by directors and executive officers. Of these, [—] are subject to time-based vesting conditions, and [—] are subject to performance-based vesting conditions. At the Effective Time, each Restricted Stock Right issued by Flow that is subject to time-based vesting conditions will be fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock subject to such Restricted Stock Right, in each case without interest, less any applicable withholding for taxes. Each Restricted Stock Right that is subject to performance-based vesting conditions that have not been satisfied as of the Effective Time will be canceled and no consideration will be payable with respect thereto.

Payments Upon Termination Following Change-in-Control

As of July 1, 2013, Flow has entered into change in control agreements with Mr. Hsieh, Dr. Hashish, Mr. LeBlanc, Mr. Leness, Ms. Treat, and Mr. Schweikart (the “CIC Agreements”). No other Flow executive is a party to a change in control agreement or is eligible for severance under Flow’s severance plan. The consummation of the merger will constitute a change of control under the CIC Agreements. Except as noted below, each CIC Agreement has substantially identical terms and is intended to encourage each applicable executive officer to continue to carry out his or her respective duties in the event of a change in control of Flow.

Under each CIC Agreement, if the executive’s employment is terminated by Flow or the surviving corporation “without cause” or if the executive officer voluntarily terminates his or her employment for “good reason”, such executive officer will be entitled to the following:

•	a gross lump sum amount equal to eighteen months of the executive’s base salary at the annualized rate then in effect immediately before the termination date; provided, however, that if the executive resigns for “good reason” as a result of a material reduction of the executive’s base salary, then base salary will be determined on the basis of the executive’s base salary immediately before such reduction;

•	if the executive is eligible and timely elects continued coverage under COBRA, Flow or its successor will pay the executive’s COBRA premiums to continue the executive’s coverage (including eligible dependents, if currently provided) during the eighteen-month period following the termination date on an after-tax basis; provided, however, that Flow will cease to pay the COBRA premiums if: (A) the executive becomes eligible for group health plan coverage through a new employer, or (B) the executive ceases to be eligible for COBRA continuation coverage; and

•	all unvested awards under the Flow International Corporation 2005 Equity Incentive Plan or any similar Flow equity plan or any unvested awards substituted or assumed by the surviving entity for such awards outstanding immediately before a termination without cause or for good reason will be accelerated so that such unvested awards will become fully vested.

Under the CIC Agreements, “without cause” means any termination of the executive’s employment that is not a:

•	termination for “cause,” which means a good faith finding by Flow or its successor that the executive has: (a) breached any contractual obligation owed to Flow; (b) engaged in unauthorized use or disclosure of certain confidential information or trade secrets of Flow; (c) failed to satisfactorily perform the executive’s essential responsibilities; (d) materially failed to comply with Flow’s rules, policies, or procedures; (d) engaged in misconduct, dishonesty, fraud, or gross negligence related to the business of Flow; (e) been convicted of or entered a plea of nolo contendere to a felony or a crime involving fraud, embezzlement, or any other act of moral turpitude; or (f) done any other thing that would constitute cause under the laws of Washington; provided that termination for any of the reasons set forth in clauses (a), (b), (c), (d), or (f) will not constitute “cause” unless Flow or its successor has (1) given written notice to the executive specifying in reasonable detail the event(s) relied upon for termination and (2) to the extent curable and no similar event that was previously remedied has occurred, given the executive 30 days to remedy such event(s);

•	termination due to the executive’s death; or

•	termination due to the executive becoming disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986.

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Under the CIC Agreements, “good reason” means, without the executive’s written consent, the occurrence of any of the following:

•	a material diminution in the nature or scope of the authorities, powers, or functions of the position that the executive held immediately before the change in control;

•	a material reduction in the executive’s base salary in place immediately before the change in control; provided that such reduction does not apply on a substantially similar basis to all key employees of Flow (or its successor); or

•	a requirement that the executive relocate his or her primary base of employment to a location more than 30 miles from Kent, Washington;

provided that a termination of employment by the executive for any of the reasons above will not constitute good reason unless (i) the executive has given written notice to Flow or its successor within the 90-calendar day period immediately following the executive discovery of the occurrence of such event (or if earlier, the date the executive is notified in writing), specifying in reasonable detail the events relied upon for termination, and (ii) such events have not been remedied within 30 calendar days thereafter.

If any payment or distribution by Flow to the executives (whether under the CIC Agreements or otherwise) would be subject to the excise tax imposed by Section 4999 (or any successor provisions) of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalty is incurred by the executive with respect to such excise tax, then the payments will be reduced (but not below zero) if and to the extent that such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if the executive received all of the payments. Flow will reduce or eliminate the payments by first reducing or eliminating the portion of the payments that are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits that are to be paid the farthest in time from the determination.

If any of the executive officers is a “specified employee” under Section 409A of the Code, any payment under the CIC Agreement that is treated as deferred compensation under Section 409A will be delayed until the date that is six months after the termination date (without interest or earnings).

Flow did not enter into a CIC Agreement with Mr. Brown as he previously entered into a severance agreement with Flow dated as of September 21, 2010 (the “Severance Agreement”). Under the Severance Agreement, if Mr. Brown’s employment terminates due to disability (as defined in the Severance Agreement), termination by Flow for “cause,” or the resignation of Mr. Brown other than for “good reason,” Flow must pay to Mr. Brown all “Accrued Obligations,” defined as the sum of (i) Mr. Brown’s base salary through termination to the extent not theretofore paid, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by Mr. Brown to the extent not theretofore paid and (iii) any vacation pay, expense reimbursements and other cash entitlements earned by Mr. Brown or that are otherwise owed as of termination to the extent not theretofore paid. If his employment terminates by reason of death, Flow must pay all Accrued Obligations and shall provide for immediate vesting in all unvested options and restricted stock. To the extent that any of the amounts payable during the first six months following termination are subject to the provisions of Section 409A of the Code, such payments or compensation will not be paid until six months following termination.

If Flow terminates Mr. Brown’s employment other than for “cause” (and other than due to death or disability) or Mr. Brown terminates his employment for “good reason,” Mr. Brown shall receive, in addition to the Accrued Obligations:

•	for a period of two years following termination, continuation of (a) his then-current base salary, (b) the average of the two most recent bonuses paid to Mr. Brown (one or both of which may be zero), and (c) reimbursement for the costs of the premiums paid by Mr. Brown to participate, on terms and coverage no less favorable than the terms and coverage offered to current senior executives of Flow, in health, life, hospitalization and disability insurance plans, provided, however, that salary and bonus amounts that would have normally been paid during the first six months following termination shall be paid in a single lump sum on the six-month anniversary of termination;

•	immediate vesting of any unvested options and restricted stock; and

•	outplacement services not to exceed $20,000.

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Under the Severance Agreement, “cause” means (i) the willful failure to perform any duties of employment, as reasonably requested by the Flow Board as documented in writing to Mr. Brown where the failure to so perform can reasonably be expected to adversely affect Flow in a manner that is not insignificant, (ii) the willful failure to observe Flow’s policies and/or policies of affiliates of Flow generally applicable to executives of Flow and/or its affiliates, (iii) gross negligence or willful misconduct in the performance of Mr. Brown’s duties, (iv) the commission of any intentional act of fraud, theft or financial dishonesty with respect to Flow or its affiliates, or any felony or criminal act involving moral turpitude, and (v) the material breach of the Severance Agreement. Each of (i), (ii), and (v) above is subject to a reasonable cure period, if cure is possible, but not to exceed 20 days after the Company provides notice to Mr. Brown of its existence.

Under the Severance Agreement, “good reason” means, without Mr. Brown’s written consent, (i) a failure of Flow to remedy either of the following within 20 days after receipt of written notice a material reduction in Mr. Brown’s base salary or a material reduction in Mr. Brown’s incentive or bonus pay opportunity, (ii) the assignment of duties that are inconsistent with those of the Chief Executive Officer or that materially impair his ability to perform his duties (subject to a reasonable cure period if cure is possible, but not to exceed 20 days after Mr. Brown provides notice), or (iii) any relocation of Mr. Brown’s office to a location more than 50 miles from Flow’s existing offices in Kent, Washington.

The amounts described above are payable by Flow (and will be payable by the surviving corporation) under the Severance Agreement without regard to any change of control of Flow.

Mr. Cooper is not a party to a CIC Agreement or any other severance arrangement with Flow.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the merger that will or may become payable to each of Flow’s named executive officers in connection with the merger. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, the following:

•	that the merger is consummated on [—], 2013;

•	the price per share of Company Common Stock is $4.05; and

•	each of our named executive officers was terminated without cause or resigned for good reason immediately following a change in control on [—], 2013.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursements ($)	Other ($)		Total ($)
Charles M. Brown	$1,000,000	$1,586,664	-	$41,535	-	$20,000	(4)	$2,648,199
Allen M. Hsieh	435,000	495,384	-	34,269	-	-		964,653
Ronald B. Cooper	-	75,938	-	-	-	-		75,938
Mohamed Hashish	305,012	270,670	-	24,001	-	-		599,683
Richard A. LeBlanc	435,000	398,540	-	24,001	-	-		858,041

(1)	For Mr. Brown, represents a continuation for two years of his then-current base salary. Although Mr. Brown’s Severance Agreement also provides for a payment of the average of the two most recent bonuses paid to Mr. Brown payable under the Severance Agreement, Mr. Brown has not received a bonus during the last two years. As discussed above, Mr. Brown’s severance payments are not contingent upon a change of control; rather, they are payable upon termination as set forth in the Severance Agreement. For Mr. Hsieh, Dr. Hashish and Mr. LeBlanc, represents a gross lump sum amount equal to eighteen months of the executive’s base salary at the annualized rate then in effect immediately before the termination date payable under the CIC Agreements. As discussed above, Mr. Cooper is not eligible for any cash payments because he is not a party to a CIC Agreement or any other severance arrangement with Flow.

(2)	Represents the value of Restricted Stock Rights that will or may be become fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock subject to such Restricted Stock Right, in each case without interest, less any applicable withholding for taxes. Amount does not include amounts related to outstanding options held by Mr. Brown as all outstanding option awards have a per share exercise price that is higher than the Merger Consideration.

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(3)	For Mr. Brown, amount represents the aggregate value of amount represents the aggregate value of COBRA premiums for two years. For Mr. Hsieh, Dr. Hashish and Mr. Leblanc, amount represents the aggregate value of COBRA premiums for 18 months.

(4)	Represents outplacement services in an amount not to exceed $20,000.

Financing of the Merger

We anticipate that the total funds needed to complete the merger will be approximately $[—] million, which includes approximately $203.5 million to pay our shareholders the amounts due to them under the Merger Agreement and make payments in respect of Flow’s outstanding equity-based awards pursuant to the Merger Agreement, and $[—] million to pay all fees and expenses payable by Parent, Merger Sub and Flow in connection with the merger and Parent’s agreements with its Lenders. These payments are expected to be funded through a combination of (i) equity financing of approximately $120 million, to be provided by American Industrial Partners Capital Fund V, L.P. and American Industrial Partners Capital Fund IV, L.P., private equity funds, which we refer to as the “AIP Funds,” or other parties to which the AIP Funds assign all or a portion of their commitment in accordance with the terms of an equity commitment letter and (ii) borrowings under a $230 million senior secured credit facility, comprised of a $210 million senior secured first lien term loan facility and a $20 million senior secured first lien revolving credit facility, which we refer to collectively as the “Debt Financing.” In addition, Parent may elect to pursue a note or other debt financing obtained prior to the closing of the merger in lieu of the Debt Financing, which we refer to as the “Other Debt Financing.”

Equity Financing

The equity commitment letter, dated as of September 25, 2013, provides for equity financing by the AIP Funds of up to an aggregate of $120 million to be provided to Parent immediately prior to the closing of the merger. Alternatively, the equity commitment letter includes commitments by the AIP Funds to provide equity financing (i) in an amount equal to the reverse termination fee of $12.238 million, which is a payable by Parent in the event the Merger Agreement is terminated under certain circumstances if Parent fails to complete the merger or otherwise breaches the Merger Agreement such that conditions to the consummation of the merger cannot be satisfied or (ii) in an amount equal to the antitrust termination fee of $6.119 million, which is payable in certain circumstances if the Merger Agreement is terminated because of the failure to meet the closing conditions related to antitrust laws.

Debt Financing

Parent has entered into debt commitment letter, dated as of September 25, 2013 with Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. Pursuant to the debt commitment letter, the Lenders have committed to provide the Debt Financing to Parent. In addition, Parent may pursue the Other Debt Financing in lieu of the Debt Financing.

The commitment of the Lenders under the debt commitment letter expires upon the earliest to occur of (i) the consummation of the merger without use of the Debt Financing, (ii) the termination of the Merger Agreement before the closing of the merger and (iii) March 31, 2014 (or, if the Outside Date in the Merger Agreement has been extended, the date to which the Outside Date has been extended in accordance with the terms of the Merger Agreement). The documentation governing the Debt Financing has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this document. Each of Parent and Merger Sub has agreed to use reasonable best efforts to obtain the Debt Financing as soon as reasonable practicable on the terms and conditions described in the debt commitment letter. If any portion of the Debt Financing becomes unavailable in the manner or from the sources contemplated in the debt commitment letter, the Merger Agreement requires Parent and Merger Sub to use their reasonable best efforts to arrange as promptly as practicable alternative financing from alternative sources on terms and conditions not less favorable, taken as a whole, to Parent and Merger Sub than those contained in the debt commitment letter and in an amount sufficient to consummate the transactions contemplated by the Merger Agreement.

The availability of the Debt Financing is subject, among other things, to:

•	since April 30, 2013, that there has not been a Material Adverse Effect (as defined in the Merger Agreement);

•	the negotiation, execution and delivery of definitive loan documents for the Debt Financing;

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•	consummation of the merger in in accordance with the terms of the Merger Agreement (without giving effect to any amendments, supplements, waivers or other modifications to the Merger Agreement that are adverse in any material respect to the Lenders and have not been approved by the arrangers (such approval not to be unreasonably withheld, delayed or conditioned);

•	consummation of the equity financing contemplated by the equity commitment letter;

•	repayment of Flow’s outstanding balances under its existing credit facility;

•	delivery of financial statements relating to Flow and its subsidiaries;

•	delivery of pro forma financial statements of Parent;

•	payment of costs, fees and expenses to the Lenders;

•	the delivery of all documents required to perfect the security interest in certain assets of Parent and its subsidiaries, which are collateral in the Debt Financing and the execution of certain guaranties;

•	at least 15 consecutive business days before the closing date, the receipt by the Lenders of the confidential information memorandum, lender presentation and other customary marketing materials for the Debt Financing;

•	the accuracy of certain limited representations and warranties;

•	the delivery of customary legal opinions, certified organizational documents, officer’s certificates, evidence of insurance and insurance endorsements, and a solvency certificate from Parent;

•	delivery of all “know your customer” and anti-money laundering documentation and information reasonably requested by the Lenders; and

•	execution of facilities documentation and delivery of certain customary closing documents.

As of the date hereof, no alternative financing arrangements or alternative financing plans have been made if the Debt Financing described herein is not available. Although the Debt Financing is not subject to a due diligence or “market out,” such financing may not be considered assured.

Closing and Effective Time

The closing of the merger will take place no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the merger (as described under “Approval of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page [—]) (other than those conditions to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions). However, the closing of the merger will not occur until the earlier of (i) a date during the Marketing Period specified by Parent on no less than three business days’ notice to Flow and (ii) the third business day immediately following the final day of the Marketing Period. The merger will become effective upon the filing of the articles of merger, or at such later time as is agreed by the parties and specified in the articles of merger.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger that are relevant to holders of shares of Company Common Stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

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This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; retirement plans, individual retirement accounts or other tax-deferred accounts; or certain expatriates or former long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to holders that received their shares of Company Common Stock as a gift or bequest;

•	tax consequences to holders that received their shares of Company Common Stock in a compensatory transaction;

•	tax consequences to holders who own an equity interest, actually or constructively, in Parent or the surviving corporation following the merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to dissenting shareholders or shareholders that exercise appraisal rights;

•	the U.S. federal estate, gift, excise or alternative minimum tax consequences, if any, to holders; or

•	any state, local or foreign tax consequences.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Company Common Stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Company Common Stock who or that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a court within the United States and the substantial decisions of which are subject to the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

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The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received (determined before any withholding tax) and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company Common Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of Company Common Stock is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (for 2013, long-term capital gains are taxed at a maximum U.S. federal income tax rate of 20%). There are limitations on the deductibility of capital losses.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Company Common Stock who or that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate and who or that is not a U.S. holder.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

•	we are or have been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code, which we refer to as a USRPHC, at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder’s holding period with respect to the applicable shares of Company Common Stock, which we refer to as the relevant period, and, if shares of Company Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of Company Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, except that the branch profits tax will not apply; we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Information reporting will generally not apply to the proceeds received by a Non-U.S. Holder that provides a certification of its foreign status on the applicable IRS Form W-8 (or a substitute or successor form). Backup withholding will generally not apply to a holder that (i) furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form), (ii) provides a certification of such holder’s foreign status on the applicable IRS Form W-8 (or a substitute or successor form), or (iii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

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Medicare Surtax

For taxable years beginning after December 31, 2012, certain U.S. Holders who are individuals, estates or trusts are subject to a 3.8% Medicare surtax on the lesser of (i) such U.S. Holder’s net investment income (in the case of individuals) or undistributed net investment income (in the case of estates and trusts) (which includes, among other things, capital gains from the disposition of shares of Company Common Stock pursuant to the merger) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income (in the case of individuals) or adjusted gross income (in the case of estates and trusts) for the taxable year over a specified threshold. U.S. Holders should consult their tax advisors regarding the effect, if any, of this surtax on their exchange of shares of Company Common Stock pursuant to the merger.

Regulatory Approvals Required for the Merger

Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until Flow and Parent each file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Flow and Parent completed the filing of their HSR notifications on October 28, 2013.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Legal Proceedings Regarding the Merger

On September 27, 2013, a purported class action lawsuit was filed on behalf of Flow’s shareholders in the Superior Court of Washington for King County, docketed as Englehart v. Brown, et al, Case No. 13-2-33726-6 KNT. A second purported class action lawsuit on behalf of Flow’s shareholders was filed five days later, on October 2, 2013, in the Superior Court of Washington for King County, docketed as Wulfken v. Brown, et al., Case No. 13-2-34375-4 KNT. On October 4, 2013, two more purported class action lawsuits on behalf of Flow’s shareholders were filed in the Superior Court of Washington for King County, docketed as Papazian v. Brown, et al., Case No. 13-2-34980-9 KNT, and Chu v. Flow International Corporation, et al., Case No. 13-2-34967-1 KNT. On October 8, 2013, another purported class action lawsuit was filed in the Superior Court of Washington for King County, docketed as Bruno v. Flow International Corporation, et al., Case No. 13-2-35209-5 KNT. A sixth and final purported class action lawsuit on behalf of Flow’s shareholders was filed in the Superior Court of Washington for King County, on October 16, 2013, docketed as Shaev v. Flow International Corporation, et al., Case No. 13-2-35865-4 KNT.

On October 9, 2013, the plaintiff in Englehart filed a Motion for Consolidation of Related Actions and Appointment of Lead Plaintiff and Co-Lead Counsel. Some of the other plaintiffs filed competing motions for appointment as lead plaintiff and lead counsel. On October 23, 2013, the Court consolidated all six actions, appointed Englehart as lead plaintiff and approved Englehart’s selection of lead counsel in the consolidated action.

The lawsuits allege, among other things, that the Flow Board breached its fiduciary duties to shareholders by failing to take steps to maximize shareholder value or to engage in a fair sale process before approving the proposed acquisition of Flow by American Industrial Partners through its affiliates, Waterjet Holdings, Inc. and AIP/FIC Merger Sub, Inc. (collectively, “the AIP Entities”). Specifically, the lawsuits allege that the Merger Consideration is grossly inadequate in light of Flow’s recent performance. The lawsuits also allege that the process was designed to ensure that the AIP Entities had the only opportunity to acquire Flow because certain deal protection mechanisms precluded Flow from seeking out or listening to competing offers. The lawsuits allege that the Flow Board was aided and abetted in its breaches of fiduciary duty by Flow and the AIP Entities. Each of the complaints names Flow, the members of the Flow Board, and some variant of the AIP Entities, as defendants.

The plaintiffs in these various actions seek relief that includes, among other things, an injunction prohibiting the consummation of the proposed merger, rescission to the extent the merger terms have already been implemented, unspecified damages, and the payment of plaintiffs’ attorneys’ fees and costs.

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Flow and the Flow Board believe the lawsuits are without merit and intend to defend against them vigorously. There can be no assurance, however, with regard to the outcome. Additional lawsuits arising out of or relating to the Merger Agreement or the merger may be filed in the future.

Amendment to Rights Agreement

In connection with the Merger Agreement, on September 25, 2013, Flow entered into the First Amendment to Rights Agreement (the “Amendment”), between Flow and Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC, a New Jersey limited liability company) (the “Rights Agent”). The Amendment amends the terms of the Rights Agreement, dated as of September 1, 2009, by and between Flow and the Rights Agent (the “Rights Agreement”) such that the Merger Agreement and the consummation of the merger will not trigger the Rights (as defined in the Rights Agreement).

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read carefully the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about Flow contained in this proxy statement or in Flow’s public reports filed with the SEC may supplement, update or modify the representations and warranties made by Flow contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by Flow, Parent and Merger Sub were qualified and subject to important limitations agreed to by Flow, Parent and Merger Sub in negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by the matters disclosed to Parent and Merger Sub by Flow in connection with the Merger Agreement. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Flow, Parent or Merger Sub or any of their respective affiliates or businesses. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Flow, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. In addition, the representations and warranties contained in the Merger Agreement (i) have been qualified by certain disclosures made to Parent and Merger Sub not reflected in the text of the Merger Agreement, (ii) were made only as of the date of the Merger Agreement or other specific dates and (iii) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement and its summary is included with this Proxy Statement only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Flow or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Flow or any of its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Flow and our business. Please see “Where You Can Find More Information” beginning on page [—].

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Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the WBCA, at the Effective Time, Merger Sub will be merged with and into Flow with Flow becoming a wholly owned subsidiary of Parent. From and after the Effective Time, the surviving corporation will possess all properties, rights, privileges, powers and franchises of Flow and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Flow and Merger Sub will become the claims, obligations, liabilities, debts and duties of the surviving corporation.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the board of directors of the surviving corporation will consist of the directors of Merger Sub, to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elective and qualified. From and after the Effective Time, the officers of Merger Sub at the Effective Time will be the officers of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elective and qualified. At the Effective Time, the articles of incorporation and bylaws of Flow, as the surviving corporation, will be amended to be substantially identical (except with respect to the name of the surviving corporation) to the articles of incorporation and bylaws of Merger Sub immediately prior to the Effective Time, in each case until amended in accordance with their terms or by applicable law.

Closing and Effective Time

The closing of the merger will take place no later than the second business day following the satisfaction or waiver of all conditions to closing of the merger (described below under “— Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the merger); provided, that the closing of the merger will not occur until the earlier of (i) a date during the Marketing Period specified by Parent on no less than three business days’ notice to Flow and (ii) the third business day immediately following the final day of the Marketing Period. Concurrently with the closing of the merger, the parties will file articles of merger with the Secretary of State for the State of Washington as provided under the WBCA. The merger will become effective upon the filing of the articles of merger, or at such later time as is agreed by the parties and specified in the articles of merger.

Marketing Period

The Marketing Period is the first period of 25 consecutive business days throughout which, among other things, (i) Parent and the Lenders have received the required financial information concerning Flow (described below) and during which period such information remains compliant with the applicable provisions of Regulation S-X and Regulation S-K under the Securities Act, (ii) such financial statements will be sufficient to permit a registration statement using such financial statements to be declared effective by the SEC throughout such 25 business day period, (iii) the closing conditions relating to approval of the Merger Agreement by Flow’s shareholders, receipt of antitrust approvals, the absence of any law or order prohibiting the completion of the merger, Flow’s representations and warranties being true and correct (subject to certain materiality qualifications), performance of Flow’s obligations under the Merger Agreement, holders of no more than 7.5% of the shares of Company Common Stock having exercised dissenters’ rights, and the absence of a Material Adverse Effect, have been satisfied and (iv) nothing has occurred and no condition exists that would prevent any of the conditions to the obligations of Parent and Merger Sub to consummate the merger from being satisfied if the closing of the merger were to occur at any time during such 25 business day period; provided that (A) the Marketing Period will not begin earlier than December 26, 2013, (B) the Marketing Period will end on any earlier date on which the Debt Financing or the Other Debt Financing is consummated, and (C) after February 1, 2014, the conditions with respect to receipt of antitrust approvals need not be satisfied during the first 10 business days of such 25 business day period.

In addition, the Marketing Period will not be deemed to have commenced if before the completion of the Marketing Period (i) Deloitte & Touche LLP withdraws its audit opinion with respect to any financial information contained in the required financial information, in which case the Marketing Period will not be deemed to commence until a new unqualified audit opinion is issued with respect to such financial statements by an independent public accounting firm reasonably acceptable to Parent or (ii) Flow has publicly announced any intention to, or determined that it must, restate any financial information or financial statements included in the required financial information or any such restatement is under consideration or is a possibility, in which case the Marketing Period may not commence until such restatement has been completed and the applicable required information has been amended or Flow has determined and announced that no such restatement is required in accordance with GAAP.

The required financial information referenced above consists of: (i) financial statements and other information required to satisfy specified conditions of the Debt Commitment Letters and (ii) such other information relating to Flow and its subsidiaries to the extent reasonably requested by Parent or Merger Sub in connection with the Debt Financing or the Other Debt Financing or is customary for the arrangement of loans or issuance of debt securities contemplated thereby, including drafts of customary comfort letters from Flow’s independent accountants with respect to the foregoing.

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Merger Consideration

Company Common Stock

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (i) any shares of Company Common Stock held, directly or indirectly, by Flow, Parent or Merger Sub or any of their respective subsidiaries and (ii) any shares of Company Common Stock held by shareholders who have perfected their dissenters’ rights, will be converted into the right to receive $4.05 per share in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the Merger Consideration will automatically be canceled at the Effective Time.

Outstanding Equity Awards

The Merger Agreement provides that Flow’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

•	Options. Each option to purchase shares of Company Common Stock, whether vested or unvested, will be fully vested and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option, multiplied by (ii) the number of shares of Company Common Stock subject to such stock option, without interest, less any applicable withholding for taxes. There are no outstanding options with exercise prices that are higher than the Merger Consideration and, as a result, no payments will be made to optionholders in respect of their options in connection with the merger.

•	Restricted Stock Rights. Each Restricted Stock Right issued by Flow that is subject to time-based vesting conditions will be fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock subject to such Restricted Stock Right, in each case without interest, less any applicable withholding for taxes. Each Restricted Stock Right that is subject to performance-based vesting conditions that have not been satisfied as of the Effective Time will be canceled and no consideration will be payable with respect thereto.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will designate a bank or trust company reasonably satisfactory to Flow to make payments of the Merger Consideration to shareholders, which we refer to as the “Paying Agent.” At or prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent, cash sufficient to pay the aggregate Merger Consideration to shareholders and holders of equity awards.

As promptly as reasonably practicable (but no later than three business days) after the Effective Time, the Paying Agent will send to each holder of Company Common Stock a letter of transmittal and instructions advising shareholders how to surrender stock certificates and book-entry shares in exchange for the Merger Consideration. Upon receipt of (i) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of Company Common Stock and (ii) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the Merger Consideration in exchange therefor within three business days following the Paying Agent’s receipt of such documents. The amount of any Merger Consideration paid to the shareholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Paying Agent is not claimed within 12 months following the Effective Time, such cash will be returned to the surviving corporation, upon demand, and any holders of Company Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the surviving corporation as general creditor for payment of the Merger Consideration.

The letter of transmittal will include instructions if a shareholder has lost a share certificate or if such certificate has been stolen or destroyed. If a shareholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such shareholder will be entitled to receive the Merger Consideration, such shareholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable and customary amount as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of Flow, Parent and Merger Sub.

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Some of the representations and warranties in the Merger Agreement made by Flow are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, “Material Adverse Effect” means, with respect to Flow, any change, fact, event, circumstance or effect that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Flow and its subsidiaries, taken as a whole or (ii) would reasonably be expected to prevent or materially impair or delay Flow’s ability to complete the merger and the other transactions contemplated by the Merger Agreement. For purposes of clause (i) above, changes, facts, events, circumstances or effects arising out of or relating to the following will be excluded from the determination of a Material Adverse Effect:

•	the announcement or pendency of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	changes in general economic or regulatory conditions or the financial, credit or securities markets;

•	changes in GAAP or in laws or orders of any governmental entity or interpretations of any governmental entity;

•	changes effecting generally the industries in which Flow or its subsidiaries operate;

•	earthquakes, hurricanes, floods or other natural disasters;

•	national or international political conditions, including any engagement in hostilities;

•	any action taken by Flow at the request or with the consent of Parent or any of its affiliates or as required by the Merger Agreement;

•	any damage or destruction of any real property of Flow or its subsidiaries to the extent covered by insurance;

•	any failure by Flow to meet any estimates or outlook of revenues or earnings or other financial projections (provided that this clause will not prevent a determination that any change, event, circumstance or effect underlying such failure has resulted in a Material Adverse Effect, unless such change, fact, event circumstance or effect is otherwise excepted by the definition of Material Adverse Effect);

•	any action by Parent or any of its affiliates or the omission of any action that was required or reasonably should have been taken by Parent or its affiliates;

•	changes in the market price or trading volume of the Company Common Stock (provided that this clause will not prevent a determination that any change, event, circumstance or effect underlying such failure has resulted in a Material Adverse Effect, unless such change, fact event, circumstance or effect is otherwise excepted by this definition); and

•	litigation or threatened litigation relating to the Merger Agreement or the merger by Flow shareholders.

However, in the case of the second through sixth exclusions above, to the extent any change, fact event, circumstance or effect referenced therein has a disproportionate impact on Flow and its subsidiaries, taken as a whole, relative to other participants in the industries in which Flow and its subsidiaries operate, such exclusions may be taken into account in the determination of a Material Adverse Effect.

In the Merger Agreement, Flow has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, standing, corporate power, authority and qualification to conduct business with respect to Flow and its subsidiaries, and Flow’s ownership of its subsidiaries;

•	Flow’s capital structure;

•	Flow’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Flow’s organizational documents and Flow’s contracts;

•	the accuracy of Flow’s SEC filings and financial statements;

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•	the accuracy of the information supplied by or on behalf of Flow for inclusion in this proxy statement;

•	the absence of specified undisclosed liabilities;

•	the absence of certain changes or events;

•	Flow’s intellectual property;

•	Flow’s disclosure controls and procedures;

•	material contracts to which Flow or a subsidiary is party;

•	litigation matters;

•	environmental matters;

•	Flow’s compliance with laws and permits;

•	labor relations;

•	employee benefit plans;

•	tax matters;

•	real property matters;

•	insurance matters;

•	the vote of Flow shareholders required in connection with the Merger Agreement;

•	the inapplicability of anti-takeover statutes to the merger;

•	payment of fees to brokers in connection with the Merger Agreement;

•	opinion of UBS to the Flow Board;

•	Flow’s suppliers; and

•	compliance with laws regarding sanctioned persons, anti-corruption and the PATRIOT Act.

 In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Flow that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, standing, corporate power, authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•	Merger Sub’s operations and capitalization;

•	the accuracy of the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

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•	matters with respect to Parent’s financing and availability of funds;

•	payment of fees to brokers in connection with the Merger Agreement;

•	Parent’s ownership of Merger Sub;

•	litigation matters; and

•	the absence of other agreements related to the merger, including agreements between Parent and members of the Flow Board or management.

None of the representations and warranties contained in the Merger Agreement survive the completion of the merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as may be (i) required by law, (ii) agreed in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed); (iii) expressly required pursuant to the Merger Agreement; or (iv) as set forth in Flow’s disclosure schedule, prior to the Effective Time (x) Flow will, and will cause each of its subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of their current officers, key employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and otherwise having business dealings with it and (y) Flow will not, and will not permit any of its subsidiaries to, subject in each case to specified exceptions:

•	declare any dividends on its capital stock or split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock;

•	issue, sell, grant, pledge or otherwise encumber grant any shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any share of the capital stock of Flow or its subsidiaries other than the issuance of shares of Company Common Stock upon the exercise of stock options or in connection with Restricted Stock Rights, in each case, outstanding on a date specified in the Merger Agreement;

•	amend the organizational documents of Flow or any of its subsidiaries;

•	acquire another entity or any material assets, except for capital expenditures (subject to certain thresholds) and purchases of inventory in the ordinary course of business;

•	make any divestiture, sale or lease transactions or subject assets of Flow to a lien in excess of $1 million, except for certain inventory sales;

•	enter into, modify or materially amend any lease of material property;

•	incur, modify or guarantee indebtedness;

•	make capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate other than as contemplated by Flow’s budget for fiscal year 2014;

•	settle litigation or other claims involving Flow that meet certain specified conditions;

•	modify, amend or terminate certain specified agreements or enter into certain agreements;

•	modify, amend or terminate Flow’s benefit plans or any collective bargaining agreements or enter into new benefit plans or collective bargaining agreements;

•	increase any employee’s compensation or grant certain severance benefits, except for specified non-executive employees with annualized compensation of $150,000 or more in the ordinary course of business consistent with past practice;

•	hire officers or executive employees or engage independent contractors with annualized compensation in excess of $200,000;

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•	revalue any material assets of Flow or its subsidiaries or make any material change in financial accounting methods;

•	change tax elections or methods, settle any tax audit or file any amended return to the extent it would increase Flow’s tax liability;

•	liquidate, dissolve or restructure;

•	redeem rights under Flow’s Rights Agreement, amend or modify the Rights Agreement or permit the rights to become redeemable; or

•	commit or agree to do any of the foregoing.

Restrictions on Solicitations of Other Offers

Until the Effective Time, Flow and its subsidiaries will not, and will cause their representatives not to (i) solicit, initiate or knowingly facilitate or encourage, the making of any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or (ii) other than with Parent, Merger Sub or their respective representatives, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any non-public information in connection with any Acquisition Proposal or any inquiry proposal or offer that may reasonably be expected to lead to an Acquisition Proposal. Additionally, as of the date of the Merger Agreement, Flow must, and must cause its subsidiaries and their representatives to, cease all discussions with any person with respect to any Acquisition Proposal, or any inquiry that could reasonably be expected to lead to an Acquisition Proposal, and must also request the prompt return or destruction of all confidential information previously furnished and immediately terminate all electronic dataroom access previously granted to any such person.

Notwithstanding any other restrictions in the Merger Agreement, at any time prior to the Shareholder Approval, in the event Flow receives a bona fide Acquisition Proposal, Flow and the Flow Board may engage in discussions with, or furnish information and other access to, any person making such Acquisition Proposal if the Flow Board determines in good faith, after consultation with Flow’s outside legal and financial advisors, that the failure to take such action would be inconsistent with the fiduciary duties of the Flow Board under applicable law and that the acquisition proposal constitutes or is reasonably likely to lead to a Superior Proposal; provided that, (i) prior to furnishing any nonpublic information, Flow must receive an executed confidentiality agreement containing terms that are not materially less favorable to Flow than those contained in the confidentiality agreement with Parent, (ii) any nonpublic information furnished in writing to such person must have been previously provided to Parent or must be promptly provided to Parent and (iii) Parent must be provided with a copy of the written Acquisition Proposal that was provided to Flow.

For purposes of the Merger Agreement:

•	An Acquisition Proposal is any inquiry, proposal or offer made by any person (other than Parent, Merger Sub or any affiliate thereof) or group of persons to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership of 20% or more of the revenues, net income or asset of Flow and its subsidiaries (taken as a whole), (ii) beneficial ownership of 20% or more of any class of equity securities of Flow or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of any class of equity securities of Flow or any of its subsidiaries or (iii) any merger, consolidation or similar transaction involving Flow or any of its subsidiaries under which an person or group would beneficially own 20% or more of any class of equity securities of Flow or any of its subsidiaries or any resulting parent company of Flow.

•	A Superior Proposal is an Acquisition Proposal (with all percentages in the definition of Acquisition Proposal increased to 50%) made by a third party on terms that the Flow Board determines in good faith, after consultation with Flow’s financial and legal advisors, and considering such factors as the Board considers to be appropriate, are more favorable to Flow’s shareholders from a financial point of view than the transactions contemplated by the Merger Agreement (after having complied with the requirements under the Merger Agreement and after giving effect to all adjustments which may be offered by Parent in writing).

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Recommendation of the Flow Board; Change in Recommendation

As described above, and subject to the provisions described below, the Flow Board has made the recommendation that the holders of shares of Company Common Stock vote “FOR” the proposal to approve the Merger Agreement, which recommendation we refer to as the “Board Recommendation.” The Merger Agreement provides that the Flow Board will not effect a Change in Recommendation (as defined below) except as described below.

Neither the Flow Board nor any committee thereof may (i) (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the Board Recommendation or (B) fail to include the Board Recommendation in this proxy statement, (C) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after the commencement of such Acquisition Proposal or (D) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (we refer to the actions described in clause (i) as a “Change in Recommendation”) or (ii) approve or recommend, or allow Flow or any of its affiliates to enter into, any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement).

The Flow Board is entitled to make a Change in Recommendation prior to the receipt of Shareholder Approval if (i) there exists a material event or development not related to an Acquisition Proposal that was not known by the Flow Board as of the date of the Merger Agreement and as a result thereof, the Flow Board determines, in good faith, (after consultation with its counsel and financial advisors) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties or (ii) the Flow Board determines in good faith (after consultation with its counsel and financial advisors) that the failure to make a Change in Recommendation following receipt of an Acquisition Proposal that is reasonably likely to lead to a Superior Proposal would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the shareholders, or, in response to a Superior Proposal, the Flow Board terminates the Merger Agreement in accordance with its terms and enters into a binding written agreement relating to a transaction that the Flow Board has determined in good faith (after consultation with its counsel and financial advisors) constitutes a Superior Proposal.

No Change in Recommendation in respect of a Superior Proposal may be made and no termination may be effected, in each case unless, (i) Parent has received three business days prior written notice from Flow that the Flow Board intends to take such action and specifying the reasons therefor, including, the terms and conditions of any Superior Proposal, as applicable, (ii)  Flow negotiates with Parent in good faith with Parent during such notice period to enable Parent to propose changes to the Merger Agreement and financing such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and (iii) following the end of the notice period, the Flow Board has determined in good faith after consultation with its financial and legal advisors, taking into account any changes proposed in writing by Parent and Merger Sub, that the Superior Proposal giving rise to the notice described above continues to constitute a Superior Proposal and/or that the failure to take make a Change in Recommendation would still be reasonably likely to be inconsistent with the directors’ fiduciary duties to the shareholders. Any material amendment of such Superior Proposal requires a new notice thereof and Flow will be required to comply again with the requirements described above in this paragraph.

Flow must (i) promptly (and within 48 hours) advise Parent of any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal (including copies of written proposals and other documents) and the identity of the person making such Acquisition Proposal and (ii) keep Parent reasonably informed on a reasonably current basis of the status and material details of any such proposal and any discussions thereof.

The Merger Agreement does not restrict Flow from taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with any applicable law.

Financing Efforts

Each of Parent and Merger Sub must use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and consummate the financing on the terms and conditions described in the Financing Commitments as soon as reasonably practicable (but in any event not prior to the consummation of the Marketing Period), including using its reasonable best efforts to:

•	maintain the Financing Commitments in full force and effect;

•	enter into definitive agreements with respect to the financing on the terms and conditions contained in the Financing Commitments;

•	satisfy on a timely basis all conditions applicable to Parent, Merger Sub or their respective representatives in the Financing Commitments;

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•	accept to the fullest extent all “market-flex” contemplated by the Debt Commitment Letter (including the fee letter relating thereto); and

•	consummating the financing at or prior to the Effective Time subject to the terms and conditions described in the Financing Commitments.

Other than the first item above, the foregoing covenants do not apply with respect to the Debt Financing for so long as (i) Parent or Merger Sub elect to pursue the Other Debt Financing, (ii) the net proceeds contemplated by the Other Debt Financing, together with the equity financing and cash held by Parent and Merger Sub will in the aggregate be sufficient to pay the aggregate Merger Consideration and any other amounts required to be paid by Parent, Merger Sub and the surviving corporation in connection with the consummation of the merger, (iii) Parent and Merger Sub use their commercially reasonable efforts to take all actions necessary, proper or advisable to arrange and consummate the Other Debt Financing as soon as reasonably practicable, and (iv) it is reasonably anticipated that the Other Debt Financing would be consummated on or prior to the time required for closing.

Neither Parent nor Merger Sub may agree to any amendments or modifications to, or grant any waivers of, any condition or other provision under the Financing Commitments described in the immediately succeeding sentence without the prior written consent of Flow, except that Parent and its Affiliates may amend or otherwise modify (or waive their rights under) the Financing Commitments if the terms of the Financing Commitments, as amended, modified or waived, are substantially similar to those in the applicable Financing Commitment. No amendment, modification or waiver will be permitted without Flow’s prior written approval if it (i) could reasonably be expected to adversely affect the ability of Parent or Merger Sub to timely consummate the merger or make timely funding of the financing or satisfaction of the conditions to obtaining the Debt Financing less likely to occur, (ii) reduces the amount of the Debt Financing and the equity financing or bank financing is not increased by a corresponding amount or (iii) adversely affects the ability of Parent to enforce its rights against other parties to the Financing Commitments.

If any portion of the Financing Commitments becomes unavailable (i) Parent must promptly notify Flow and (ii) Parent and Merger Sub must use their reasonable best efforts to obtain alternative financing in an amount sufficient to consummate the transactions contemplated by the Merger Agreement.

Obtaining the Financing Commitments (or alternative financing) is not a condition to the closing of the merger. Parent has agreed to keep Flow reasonably informed of the status of its efforts to arrange the Debt Financing.

Flow has agreed to use its commercially reasonable efforts to, at Parent’s sole expense, reasonably cooperate in connection with the Debt Financing, including, among other things, (i) providing Parent and the Lenders with financial information, and such other information relating to Flow and its subsidiaries to the extent reasonably requested by Parent in connection with the financing, (ii) cooperating with the syndication and marketing efforts of Parent and the financing sources, including causing Flow’s and its subsidiaries’ management teams to participate in a customary and reasonable number of meetings with Lenders and rating agencies, (iii) reasonably assisting with the preparation of customary materials for rating agency presentations and offering documents, (iv) making available on a reasonable basis, personnel, documents and information relating to Flow and its subsidiaries as reasonably requested by Parent or the financing sources, (v) facilitating the pledging of collateral in connection with the financing, (vi) obtaining a certificate of the chief financial officer of Flow with respect to solvency matters to the extent required to complete the financing, (vii) furnishing documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, (viii) taking corporate actions reasonably necessary to permit the consummation of the financing, (ix) assisting in the preparation, execution and delivery of credit agreements, indentures, and other definitive financing documents, (x) using reasonable efforts to facilitate discussions between the financing sources and banks and other financial institutions with whom Flow has preexisting relationships, and (xi) obtaining accountant’s comfort letters and consent letters as reasonably requested by Parent in connection with the financing. Until the Effective Time, Flow is not, however, required to have any liability or obligation under any agreement related to the financing.

Employee Benefits

Parent has agreed to cause the surviving corporation and its subsidiaries to comply with the severance, retention and similar benefits provided to any Flow employee that continues as an employee after the Effective Time provided under an applicable Flow benefit plan immediately prior to the Effective Time. Parent has also agreed to give the continuing employees credit for their service with Flow prior to the merger in connection with any employee benefit plan maintained by the surviving corporation for purposes of eligibility, vesting and determination of the level of benefits to the extent that such recognition of service will not result in the duplication of any benefits.

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Parent has agreed that for the calendar year in which the merger occurs, continuing employees will not be required to satisfy any deductibles, co-payments, out-of-pocket maximums or similar requirements under plans that provide medical, dental and other welfare benefits to such employees following the merger to the extent amounts were previously credited under comparable Flow plans prior to the Effective Time. Additionally, during such time period, Parent will generally cause any waiting periods, pre-existing condition exclusions, or requirements to show evidence of good health to be waived for continuing employees.

Efforts to Close the Merger

Flow, Parent and Merger Sub each agree to use reasonable efforts to consummate the transactions contemplated by the Merger Agreement and to cause the conditions to the merger to be satisfied (subject in the case of Flow, to the fiduciary duties of the Flow Board). The parties also agree to use reasonable efforts to take any and all steps necessary to avoid or eliminate any impediment and obtain all consents under antitrust laws; provided that neither Parent or any of its affiliates will be required to, nor will Flow (without Parent’s consent) negotiate, commit to or effect by order or otherwise, the sale, divestiture or disposition of any of its assets, properties or businesses.

Indemnification and Insurance

In the Merger Agreement, Parent and Merger Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time existing as of the signing of the Merger Agreement in favor of the current or former directors, officers, trustees, employees or consultants of Flow or Flow’s subsidiaries as provided in the respective organizational documents or in any agreement will survive the merger and will continue in full force and effect.

Pursuant to the Merger Agreement, Flow has agreed to use commercially reasonable efforts to purchase a “tail” policy prior to the Effective Time (provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid). If Flow is unable to obtain such a “tail” policy prior to the Effective Time, the Merger Agreement requires Parent to purchase (and in any case, maintain), on terms no less advantageous to the indemnified parties, Flow’s directors’ and officers’ insurance policies for six years following the Effective Time. Parent will not be required to pay premiums which on an annual basis exceed 300% of the aggregate annual premiums currently paid by Flow; however, Parent must obtain the greatest coverage available at such cost.

Other Covenants

Shareholders Meeting

Flow has agreed to use its reasonable best efforts to, as soon as reasonably practicable following the date on which this proxy statement is cleared by the SEC, take all actions to convene and hold a meeting of its shareholders for the purpose of voting upon the approval of the Merger Agreement.

Shareholder Litigation

Flow will give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against Flow and/or its directors relating to the Merger Agreement and the transactions contemplated thereby, and no settlement may be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver by Flow and Parent of the following conditions:

•	the approval of the Merger Agreement by the requisite affirmative vote of Flow’s shareholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and the receipt of any applicable approvals thereunder (see “Financing of the Merger — Regulatory Approvals Required for the Merger” beginning on page [—]);

•	the completion of the merger not being rendered illegal, enjoined, prevented or otherwise prohibited by any law or order of any governmental authority;

•	the accuracy of the representations and warranties of Flow, Parent and Merger Sub in the Merger Agreement, subject in some cases to materiality qualifiers, as of the Effective Date or, with respect to certain representations and warranties, the date in respect of which such representation or warranty was specifically made;

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•	the performance in all material respects by Flow, on the one hand, and Parent and Merger Sub, on the other hand, of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time;

•	dissenters’ rights having been properly demanded and not withdrawn by the holders of no more than 7.5% of the outstanding shares of the Company Common Stock;

•	no effect, event, or occurrence having occurred that has had or would be reasonably expected to have a material adverse effect on Flow; and

•	receipt of certificates by the chief executive officer and chief financial officer of Flow, on the one hand, and Parent, on the other hand, to the effect that certain conditions have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

•	By mutual written consent of Parent and Flow;

•	By either Parent or Flow if:

•	the merger has not been consummated on or before March 31, 2014 (which we refer to as the “Outside Date”); provided, if, as of such initial Outside Date, (i) the condition to closing relating to antitrust approval has not been satisfied or waived or if there is an injunction or restraint related to antitrust law prohibiting the merger, or (ii) the Marketing Period has not been completed by the date that is three business days prior to the Outside Date, but in each case, all other conditions to the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger), at the option of Flow or Parent, in the case of (i) above, the Outside Date may be extended to May 31, 2014, and in the case of (ii) above, the Outside Date may be extended to the earlier of May 31, 2014 or three business days after completion of the Marketing Period; provided that the right to terminate the Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party if the failure of such party to fulfill its obligations under the Merger Agreement has materially contributed to the failure of the closing of the merger to have occurred on or before such date;

•	a governmental entity has, by law or order, permanently restrained, enjoined, prohibited or rendered illegal the merger and such law or order has become final or nonappealable; provided that the right to terminate the Merger Agreement pursuant to this provision will not be available to a party if such party is in material violation of any of its covenants or agreements described under “Approval of the Merger Agreement — Efforts to Close the Merger” beginning on page [—]; or

•	our shareholders have failed to approve the Merger Agreement at the special meeting of shareholders, or any adjournment or postponement thereof;

•	By Flow if:

•	Parent has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which (i) would give rise to the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 days following receipt of written notice of such breach or failure to perform from Flow; provided, Flow will not have the right to terminate the Merger Agreement if Flow is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

•	prior to the approval of the Merger Agreement by the Flow shareholders and provided that Flow is not then in breach of its obligations related to competing proposals and superior proposals, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to Flow paying to Parent a termination fee of $6.119 million; or

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•	(i) all of the conditions to closing the merger have been satisfied or have been waived (other than those conditions that by their nature cannot be satisfied other than at the closing), (ii) the Marketing Period has been completed, and (iii) Flow has notified Parent in writing that it is ready and willing to close the merger, and (iv) Parent and Merger Sub fail to complete the closing within three business days after delivery of such notice;

•	by Parent if:

•	Flow has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which (i) would give rise to the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 days following receipt of written notice of such breach or failure to perform from Parent; provided, Parent will not have the right to terminate the Merger Agreement if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	prior to the approval of the Merger Agreement by the Flow shareholders, the Flow Board (i) changes its recommendation regarding the merger, (ii) fails to include in this proxy statement a recommendation by the Flow Board that the Flow shareholders approve the Merger Agreement and the merger, or (iii) approves or recommends any Acquisition Proposal or fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock of Flow that constitutes an Acquisition Proposal.

If the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will become null and void and of no effect without liability on the part of any party thereto, and all rights and obligations of any party thereto will cease. However, except as otherwise provided in the Merger Agreement, no such termination will relieve Flow of liability or damages resulting from any willful breach of the Merger Agreement or fraud prior to such termination, in which case, except as otherwise provided in the Merger Agreement, Parent will be entitled to all remedies available at law or in equity; provided that the maximum aggregate monetary liability of Flow for any such liability or damages is limited to the payment by Flow of cash in the amount of $6,119,000. Additionally, certain related documents, and the indemnity obligations of Parent in relation to the financing, and the provisions of the Merger Agreement relating to the effect of termination of the Merger Agreement, termination fees, expenses and certain general provisions will survive any termination of the Merger Agreement.

Termination Fees and Expense Reimbursement

Except in specified circumstances, whether or not the merger is completed, Flow and Parent are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the Merger Agreement.

Under the Merger Agreement, Flow may be required to pay to Parent a termination fee of $6.119 million (less any Parent expenses previously reimbursed by Flow, as described below), or approximately 3% of the aggregate equity value of the transaction, if the Merger Agreement is terminated under specified circumstances. In addition, the Merger Agreement requires Flow to reimburse Parent’s reasonably documented out-of-pocket expenses, up to $2 million, if the Merger Agreement is terminated (i) after the shareholders of Flow fail to approve the Merger Agreement, the merger and the other transactions contemplated thereby or (ii) if Flow has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which would give rise to the failure of a related closing condition and is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 days following receipt of written notice of such breach or failure to perform from Parent.

Under the Merger Agreement, Parent may be required to pay to Flow a reverse termination fee of $12.238 million, or approximately 6% of the aggregate equity value of the transaction, if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the merger or otherwise breaches the Merger Agreement such that conditions to the consummation of the merger cannot be satisfied. Parent will also be required to pay Flow a termination fee of $6.119 million in certain other circumstances where the Merger Agreement is terminated because of the failure to meet the closing conditions related to antitrust laws. In no event will either party be required to pay a termination fee on more than one occasion. The equity commitment letter also includes commitments by the Parent Funds to provide equity financing in an amount equal to such fees to the extent that they become payable by Parent or Merger Sub to Flow.

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Specific Performance

Parent, Merger Sub and Flow are entitled to seek specific performance to prevent breaches of the Merger Agreement and to enforce the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. Flow is entitled to obtain specific performance or other equitable relief to cause equity financing contemplated by the Financing Commitments to be funded to fund the Merger Consideration or complete the merger on the terms and subject to the conditions set forth in the Financing Commitments and the Merger Agreement if and only if (i) the Marketing Period has ended and all conditions to Parent and Merger Sub’s obligation to complete the merger (other than conditions to be satisfied at the closing of the merger, each of which is capable of being satisfied at that time) have been satisfied at the time when the closing of the merger would have occurred if not for the failure of the Financing Commitments to be funded, and remain satisfied, (ii) the Financing Commitments have been funded or will be funded at the closing of the merger and (iii) with respect to any funding of the Financing Commitments to occur at the closing of the merger, Flow has irrevocably confirmed that if specific performance is granted and the Financing Commitments are funded, then the closing of the merger will occur.

Fees and Expenses

Except for the provisions described above in the section “— Termination Fees and Expense Reimbursement” plus specified reimbursement and indemnification obligations of Parent and Merger Sub, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.

Amendment

The Merger Agreement may be amended with the consent of Parent, Merger Sub and Flow in writing at any time before or after approval of the Merger Agreement by the shareholders of Flow. However, after approval of the Merger Agreement by the shareholders of Flow, no amendment that requires further approval by such shareholders pursuant to law or the rules of any stock exchange may be made without further shareholder approval nor any change not permitted by law and any amendment that adversely affects any financing source will not be effected without the prior written consent of such financing source.

Governing Law

The Merger Agreement is governed by Delaware law, except that matters relating to the merger, fiduciary duties of the Flow Board and internal corporate affairs of Flow will be governed by Washington law.

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PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the special meeting. If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Agreement such that the proposal to approve the Merger Agreement would be defeated, we could adjourn the special meeting without a vote on the approval of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of the holders of a majority of the shares of Company Common Stock represented either in person or by proxy.

The Flow Board believes that it is in the best interests of Flow and its shareholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to approve the Merger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the special meeting.

The Flow Board recommends that you vote “FOR” adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there insufficient votes at the time of the special meeting to approve the Merger Agreement.

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PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers, as disclosed in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger — Payments Upon Termination Following Change-in-Control” beginning on page [—].

We are asking our shareholders to indicate their approval of the various compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers. These payments are set forth in the section entitled “The Merger — Interests of Certain Persons in the Merger — Payments Upon Termination Following Change-in-Control” beginning on page [—] of this proxy statement. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Flow’s overall compensation program for its named executive officers, and previously have been disclosed to our shareholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Flow Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the shareholders of Flow International Corporation approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger — Interests of Certain Persons in the Merger — Payments Upon Termination Following Change-in-Control” in Flow’s proxy statement for the special meeting.”

Shareholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on Flow, the Flow Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

Approval of the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers requires the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and voting upon on the proposal.

The Board of Directors recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Flow to its named executive officers in connection with the completion of the merger under existing arrangements between Flow and such officers.

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MARKET PRICES

Company Common Stock is listed on the NASDAQ Stock Market under the symbol “FLOW.” As of [—], 2013, there were [—] shares of Company Common Stock outstanding, held by approximately [—] shareholders of record.

The following table sets forth, for the indicated periods, the high and low sales prices of Company Common Stock for the periods shown as reported by the NASDAQ Stock Market:

	Company Common Stock Prices
	High	Low
FY 2014 — Quarter Ended
July 31, 2013	$4.09	$3.45
FY 2013 — Quarter Ended
April 30, 2013	$3.98	$3.31
January 31, 2013	$4.06	$2.85
October 31, 2012	$3.88	$3.02
July 31, 2012	$4.25	$2.70
FY 2012 — Quarter Ended
April 30, 2012	$4.49	$3.64
January 31, 2012	$3.95	$2.26
October 31, 2011	$3.48	$1.90
July 31, 2011	$4.34	$2.98

The closing price of Company Common Stock on the NASDAQ Stock Market on June 6, 2013, the last trading day prior to Flow’s announcement that it would evaluate strategic alternatives, was $4.03 per share. On September 25, 2013, the last trading day prior to the public announcement of the Merger Agreement, the closing price of Company Common Stock was $3.73 per share. On [—], 2013, the latest practicable trading day before the printing of this proxy statement, the closing price of Company Common Stock on the NASDAQ Stock Market was $[—] per share. You are encouraged to obtain current market quotations for the common stock.

Following the merger, there will be no further market for our common stock and our stock will be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act. As a result, following the merger we will no longer file periodic reports with the SEC on account of Company Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of Company Common Stock as of [—], 2013 (except as otherwise noted below), by: (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Company Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. Based on information furnished by such shareholders, we believe that each person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated. The address of each director and officer is the same as the address for our executive offices.

Name and Address	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Holders of More than Five Percent of Company Common Stock
Rutabaga Capital Management (1)	2,868,945	5.93%
64 Broad Street, 3rd Floor
Boston, MA 02109
Royce & Associates, LLC (2)	2,763,172	5.71%
745 Fifth Avenue
New York, NY 10151

Directors and Named Executive Officers (and Directors and Executive Officers as a Group)
Charles M. Brown**	1,667,622	3.40%
Patrick J. Byrne	49,862	*
Jerry L. Calhoun	85,391	*
Richard P. Fox	120,124	*
Robert S. Jaffe	42,835	*
Larry A. Kring	100,622	*
Lorenzo C. Lamadrid	126,425	*
Bradley D. Tilden	56,748	*
Ronald B. Cooper	75,000	*
Mohamed Hashish	131,064	*
Allen M. Hsieh	187,652	*
Richard A. LeBlanc	204,251	*
All directors and officers – as a group (15 persons)	3,220,042	6.57%

*	Less than 1%
**	Includes indirect ownership of 640,042 shares
(1)	Based on Schedule 13G/A filed February 15, 2013, by Rutabaga Capital Management, a Massachusetts investment adviser.
(2)	Based on Schedule 13G/A filed January 08, 2013, by Royce & Associates, LLC, a New York Corporation.

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DISSENTERS’ RIGHTS

Under Chapter 23B.13 of the WBCA, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement and you do not vote for the approval of the Merger Agreement, you have the right to receive payment in cash for the fair value of your shares of Company Common Stock in lieu of the $4.05 per share to be paid in the merger, together with interest. These rights are known as dissenters’ rights. Flow’s shareholders who elect to assert dissenters’ rights must not vote in favor of the proposal to approve the Merger Agreement and must comply with the provisions of Chapter 23B.13 of the WBCA, in order to perfect their rights. Strict compliance with the statutory procedures in Chapter 23B.13 of the WBCA is required. Failure to follow precisely any of the statutory requirements will result in the loss of your dissenters’ rights.

This section is intended as a brief summary of the material provisions of the Washington statutory procedures that a shareholder must follow in order to properly demand and perfect dissenters’ rights. This summary, however, is not intended as a complete statement of all applicable requirements, and is qualified in its entirety by reference to Chapter 23B.13 of the WBCA, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that shareholders assert their dissenters’ rights under Chapter 23B.13 of the WBCA. All references in this summary to a “shareholder” are to the record holder of shares of Company Common Stock unless otherwise indicated.

Chapter 23B.13 of the WBCA requires that where a merger agreement is to be submitted for approval at a meeting of shareholders, the shareholders be notified that dissenters’ rights will be available not less than twenty days before the meeting to vote on the merger. A copy of Chapter 23B.13 of the WBCA must be included with such notice. This proxy statement constitutes Flow’s notice to our shareholders that dissenters’ rights are available in connection with the merger, in compliance with the requirements of Chapter 23B.13 of the WBCA. If you wish to consider asserting your dissenters’ rights, you should carefully review the text of Chapter 23B.13 of the WBCA contained in Annex C. Failure to comply timely and properly with the requirements of Chapter 23B.13 of the WBCA will result in the loss of your dissenters’ rights under the WBCA.

If you wish to assert dissenters’ rights for your shares of Company Common Stock, you must (i) deliver to Flow before the vote is taken by Flow’s shareholders notice of your intent to demand payment for your shares of Company Common Stock if the merger is effected, (ii) not vote such shares to approve of the Merger Agreement and (iii) follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13 of the WBCA.

If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of Company Common Stock as provided for in the Merger Agreement, but you will have no dissenters’ rights with respect to your shares of Company Common Stock. Voting against or failing to vote for the proposal to approve the Merger Agreement by itself does not constitute your intent to assert your dissenters’ rights within the meaning of Chapter 23B.13 of the WBCA. A proxy that is submitted and does not contain voting instructions will, unless revoked, constitute a vote in favor of the merger and the Merger Agreement, and it will constitute a waiver of your dissenters’ rights. Therefore, a shareholder who submits a proxy and who wishes to assert dissenters’ rights must either submit a proxy containing instructions to vote against the proposal to approve the merger and the Merger Agreement or abstain from voting on the approval of the merger and the Merger Agreement.

All notice of your intent to assert your dissenters’ rights should be addressed to Flow International Corporation, Attention: John S. Leness, General Counsel, 23500 64th Ave South, Kent, Washington, 98032, and must be delivered before the vote is taken to approve the merger and the Merger Agreement at the special meeting, and should be executed by, or on behalf of, the record shareholders of Company Common Stock. Your notice should specify your name and mailing address, the number of shares of Company Common Stock you own, and that you intend to demand cash payment for your shares of Company Common Stock if the merger and the Merger Agreement are approved. Such notice must be separate from your proxy.

A shareholder who wishes to assert dissenters’ rights generally must dissent with respect to all the shares the shareholder owns or over which the shareholder has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by delivering to Flow a notice of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. To be effective, dissenters’ rights must be made by, or in the name of, the record shareholder, fully and correctly, as the shareholder’s name appears in Flow’s records or by the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with Flow. The beneficial shareholder may assert dissenters’ rights directly by submitting to Flow the record shareholder’s written consent and by dissenting with respect to all the shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. If you hold your shares of Company Common Stock through a bank, brokerage firm or other nominee and you wish to assert dissenters’ rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for payment pursuant to dissenters’ rights by the nominee.

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Within ten days after the Effective Time, the surviving corporation in the merger must give written notice that the merger has become effective to each of Flow’s shareholders who has properly delivered a written notice of intent to demand payment and who did not vote in favor of the proposal to approve the Merger Agreement. The notice must:

•	state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

•	inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

•	supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the merger and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

•	set a date by which the surviving corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice is delivered; and

•	be accompanied by a copy of Chapter 23B.13 of the WBCA.

If you wish to assert dissenters’ rights, you must timely file the payment demand, certify whether you acquired beneficial ownership of the shares before the date set forth in the notice and deliver share certificates as required in the notice. Failure to do so by the date set in the notice will cause you to lose your dissenters’ rights. Your dissenters’ rights to obtain payment of the fair value of your shares of Company Common Stock will terminate if your demand for payment is withdrawn with Flow’s consent.

Under Section 23B.13.250 of the WBCA, within thirty days of the later of the Effective Time or the date the payment demand is received, the surviving corporation must pay each dissenter who complied with the payment demand and related requirements of Section 23B.13.230 of the WBCA the amount the surviving corporation estimates to be the fair value of the shareholder’s shares of Company Common Stock, plus accrued interest (other than dissenters who acquired shares of Company Common Stock after the date set forth in the dissenters’ notice as the first announcement to the news media or to shareholders of the terms of the merger, if the surviving corporation elects to withhold payment as described below). The payment must be accompanied by:

•	Flow’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how the surviving corporation estimated the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenters’ right to submit his, her or its own estimate of the fair value of the dissenter’s shares and demand payment under Section 23B.13.280 of the WBCA; and

•	a copy of Chapter 23B.13 of the WBCA.

The fair value of the dissenter’s shares is the value of the shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable. Accrued interest means interest from the Effective Time until the date of payment, at the average rate at which we currently pay our principal bank loans.

Under Section 23B.13.270 of the WBCA, the surviving corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the merger. To the extent the surviving corporation elects to so withhold payment, after the Effective Time, the surviving corporation must estimate the fair value of the shares, plus accrued interest, and pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The surviving corporation must send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under Section 23B.13.280 of the WBCA.

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Within thirty days of the surviving corporation’s payment or offer of payment, a dissenting shareholder may deliver a notice of his, her or its own estimate of the fair value of such dissenter’s shares and amount of interest due, and demand payment of his, her or its estimate, less any payment made under Section 23B.13.250 of the WBCA, or reject our offer under Section 23B.13.270 of the WBCA and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

•	the dissenter believes that the amount paid under Section 23B.13.250 of the WBCA or offered under Section 23B.13.270 of the WBCA is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

•	the surviving corporation failed to make payment under Section 23B.13.250 of the WBCA within sixty days after the date set for demanding payment; or

•	we do not effect the merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

If a dissenter wishes to submit his, her or its own estimate of the fair value of such dissenter’s shares, such dissenter must deliver the notice and demand payment within thirty days after Flow made or offered payment for the dissenter’s shares. Failure to do so will cause such dissenter to waive this right to demand payment.

If the surviving corporation does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, the surviving corporation must commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the surviving corporation fails to petition an appropriate court within sixty days, it will be required to pay the dissenting shareholder’s estimated fair value of Company Common Stock. The surviving corporation must commence the proceeding in the superior court of the county where its principal office, or, if none in the state of Washington, its registered office, is located. The surviving corporation must make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

The surviving corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the surviving corporation, complied with the provisions of Chapter 23B.13 of the WBCA. If the court determines that such shareholder has not complied with the provisions of Chapter 23B.13 of the WBCA the shareholder will be dismissed as a party.

The jurisdiction of the court in which the proceeding is commenced under Chapter 23B.13 of the WBCA is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

Each dissenter made a party to such proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the surviving corporation, or the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the surviving corporation elected to withhold payment.

The court will determine all costs of such proceeding and will assess such costs against the surviving corporation, including the reasonable compensation and expenses of appraisers appointed by the court, except to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Chapter 23B.13 of the WBCA. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

•	against Flow and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 23B.13.200 through 23B.13.280 of the WBCA; or

•	against either Flow or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 23B.13 of the WBCA.

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If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against Flow, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Any shareholder who demanded dissenters’ rights will not, after the Effective Time, be entitled to vote shares of Company Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company Common Stock, other than with respect to payment as of a record date prior to the Effective Time. However, if the shareholder fails to perfect or otherwise withdraws or loses such holder’s dissenters’ right, then the right of that shareholder to be paid the fair value of such holder’s dissenting shares will cease and that shareholder will be entitled to receive the $4.05 per share cash payment (without interest and less any applicable withholding taxes) for his, her or its shares of Company Common Stock pursuant to the Merger Agreement. Failure to comply strictly with all of the procedures set forth in Chapter 23B.13 of the WBCA will result in the loss of a shareholder’s statutory dissenters’ rights.

In view of the complexity of Chapter 23B.13 of the WBCA, Flow’s shareholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of shareholders of Flow. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholders’ meetings.

We will hold an annual meeting only if the merger has not already been completed or is significantly delayed. If we do hold an annual meeting, we will provide notice of or otherwise publicly disclose the date on which such annual meeting will be held. To properly bring any item of business before our next annual meeting of shareholders (if any), notice must be delivered to Flow’s secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by Flow. Shareholders must also comply with all other applicable requirements set forth in our bylaws and in the Exchange Act and the rules and regulations thereunder.

To submit a proposal to be considered for inclusion in our proxy materials for our next annual meeting of shareholders (if any), a shareholder must send such proposal to Flow’s secretary at our principal executive offices within a reasonable time before we begin to print and mail our proxy materials for such meeting, in addition to complying with all other applicable requirements set forth in the Exchange Act and the rules and regulations thereunder.

Such notices should be addressed to Flow International Corporation, Corporate Secretary c/o John S. Leness, 23500 64th Avenue South, Kent, WA 98032.

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WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Flow filings with the SEC are incorporated by reference:

•	Flow’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 (filed with the SEC on July 20, 2013);

•	Flow’s Annual Report on From 10-K/A for the fiscal year ended April 30, 2013 (filed with the SEC on August 28, 2013);

•	Flow Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2013 (filed with the SEC on September 10, 2013); and

•	Flow’s Current Reports on Form 8-K (filed with the SEC on August 1, 2013, September 9, 2013, and September 25, 2013).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. You may also obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Flow International Corporation

Attn: Investor Relations

23500 64th Avenue South

Kent, WA 98032

(253) 813-3286

If you would like to request documents from us, please do so by [—], 2013, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also publicly available through the Investor Relations section of our website, www.flowwaterjet.com, and the “SEC Filings” tab therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Fl.

Bloomfield, NJ 07003

Toll-Free: (855) 601-2248

E-mail: flow@allianceadvisorsllc.com

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MISCELLANEOUS

Flow has supplied all information relating to Flow, and Parent has supplied, and Flow has not independently verified, all of the information relating to Parent and Merger Sub contained in “Summary — Parties Involved in the Merger,” “Summary — Financing of the Merger,” “The Merger — Parties Involved in the Merger” and “Financing of the Merger — Debt Financing.”

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger Agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [—], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

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Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

AIP Waterjet Holdings, Inc.,

AIP/FIC Merger Sub, Inc.

and

Flow International Corporation

Dated as of September 25, 2013

-i-

-ii-

-iii-

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 25, 2013, is by and among AIP Waterjet Holdings, Inc., a Delaware corporation (“Parent”), AIP/FIC Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Flow International Corporation, a Washington corporation (the “Company”). All capitalized terms used in this Agreement have the meanings assigned to such terms in Section 9.04 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

WITNESSETH:

WHEREAS, the board of directors of each of the Company (the “Company Board”), Merger Sub and Parent has approved this Agreement and the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation in the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company Board has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (c) directed that the adoption of this Agreement be submitted to the shareholders of the Company for their approval and resolved to recommend the approval of this Agreement by the shareholders of the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto (intending to be legally bound) hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01         The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Washington Business Corporation Act (the “WBCA”), at the Effective Time Merger Sub shall be merged with and into the Company. The Merger shall have the effects set forth in the WBCA and, following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the WBCA.

Section 1.02         Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of K&L Gates LLP, 925 Fourth Avenue, Seattle, Washington, or such other time, date or place agreed to in writing by Parent and the Company; provided, however that the parties shall not be required to effect the Closing until the earlier of (i) a Business Day before or during the Marketing Period specified by Parent on no less than (3) three Business Days notice to the Company and (ii) the third Business Day immediately following the final day of the Marketing Period. The date on which the Closing occurs is referred to as the “Closing Date”.

Section 1.03         Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Washington articles of merger (the “Articles of Merger”), together with any required related certificates, filings and recordings, in such form as required by, and executed in accordance with the relevant provisions of, the WBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Washington, or at such later time as Parent and the Company may agree in writing and specify in the Articles of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04         Articles of Incorporation and Bylaws. At the Effective Time, subject to Section 6.06, (a) the Articles of Incorporation of the Company shall be amended in their entirety such that the Surviving Corporation’s Articles of Incorporation shall be substantially identical (except with respect to the name of the Company) to the Articles of Incorporation of Merger Sub immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable Law, and (b) the Bylaws of the Company shall be amended and restated in their entirety such that the Surviving Corporation’s Bylaws shall be substantially identical (except with respect to the name of the Company) to the Bylaws of Merger Sub immediately prior to the Effective time until thereafter changed or amended as provided therein or by applicable Law.

Section 1.05         Directors and Officers. The parties shall take all necessary actions such that from and after the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

EFFECT OF MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.01         Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of the Company (together with the associated Rights (as defined in the Rights Agreement), the “Company Common Stock”), or any shares of capital stock of Parent or Merger Sub or any other Person:

(a)          Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and Dissenting Shares) shall be converted into the right to receive $4.05 in cash, without interest (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of (i) a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) and (ii) any such shares of Company Common Stock represented by book-entry (the “Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor in accordance with Section 2.02(b).

(b)          Cancellation of Stock Owned by the Company, Parent or Merger Sub. Each share of Company Common Stock that is directly owned by the Company, Parent or Merger Sub or any of their respective Subsidiaries immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)          Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.02         Exchange of Shares for Merger Consideration.

(a)          Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with (i) the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a), and (ii) the Surviving Corporation cash in an amount sufficient to pay the aggregate cash payments required to be paid pursuant to Section 2.03(a) and Section 2.03(b)(ii). All cash deposited with the Paying Agent and the Surviving Corporation pursuant to this Section 2.02(a) shall hereinafter be referred to as the “Merger Fund”.

(b)          Exchange and Payment Procedures.

(i)          As promptly as practicable after the Effective Time, but in no event more than three Business Days following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of Company Common Stock (A) a letter of transmittal (which shall be in customary form approved by the Company prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent) and (B) instructions for effecting the surrender of the Certificates or transfer of the Book-Entry Shares in exchange for the Merger Consideration.

(ii)         Upon (A) surrender to the Paying Agent of Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or (B) compliance with the reasonable procedures established by the Paying Agent for delivery of Book-Entry Shares, each holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, in cash, the aggregate Merger Consideration in respect thereof in the form of a check to be mailed within three Business Days of receipt by the Paying Agent of such Certificates or Book-Entry Shares, and the Certificates so surrendered and Book-Entry Shares so transferred shall forthwith be canceled. No interest shall be paid or accrued on any amount payable upon due surrender of the Certificates or due transfer of the Book-Entry Shares. The Paying Agent shall accept such Certificates and Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

(iii)        In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Company Common Stock may be made to a Person other than the Person in whose name the Certificates so surrendered or the Book-Entry Shares so transferred are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer or such Book-Entry Shares are properly transferred and, in each case, the Person requesting such payment pays any transfer or other taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

(c)          Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of the Merger Consideration as provided in this Section 2.02.

(d)          Termination of the Merger Fund. Any portion of the Merger Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares and other eligible Persons in accordance with this Article II for 12 months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holders or Persons who have not theretofore complied with this Section 2.02 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration in accordance with this Article II.

(e)          No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent or any of their respective Affiliates shall be liable to any Person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)          Investment of Merger Fund. The Paying Agent shall invest the cash included in the Merger Fund in (i) short-term obligations of the United States of America or (ii) short-term obligations backed by the full faith and credit of the United States of America, in each case pending payment by the Paying Agent in accordance with this Article II. Any interest and other income resulting from such investments shall be paid to and be income of Parent. If for any reason (including losses) the cash in the Merger Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Merger Fund in an amount that is equal to such deficiency. The Merger Fund shall not be used for any other purpose except as provided in this Agreement.

(g)          Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the delivery of a bond in such a sum as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Section 2.02.

(h)          Withholding Rights. Parent, the Surviving Corporation and the Paying Agent shall each be entitled to deduct and withhold from the Merger Consideration or any other consideration payable pursuant to this Agreement to holders of Company Common Stock, Dissenting Shares, Company Stock Options and Restricted Stock Rights such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates or Book-Entry Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

(i)          No Other Rights. Until surrendered or transferred, as applicable, in accordance with this Section 2.02, each Certificate and each Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration. Any Merger Consideration paid upon the surrender of any Certificate or the transfer of any Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificate or Book-Entry Share and the Company Common Stock formerly represented thereby.

Section 2.03         Stock Options and Restricted Stock Rights.

(a)          Company Stock Options. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any other Person, each option to purchase Company Common Stock issued by the Company pursuant to the Incentive Plan (each, a “Company Stock Option”), whether vested or unvested, shall be fully vested and shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable taxes required to be withheld in accordance with Section 2.02(h) with respect to such payment) equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Company Stock Option multiplied by (ii) the number of shares of Company Common Stock subject to each such Company Stock Option.

(b)          Restricted Stock Rights.

(i)          Performance-Based Awards. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any other Person, each outstanding restricted stock right, phantom share right or restricted stock unit issued by the Company pursuant to the Incentive Plan that is subject to performance-based vesting conditions that have not, as of the Effective Time, been satisfied shall be canceled and no consideration shall be payable with respect thereto.

(ii)         Time-Based Awards. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any other Person, each restricted stock right, restricted stock unit or phantom share right issued by the Company pursuant to the Incentive Plan that is subject to time-based vesting conditions, whether vested or unvested (each, a “Restricted Stock Right”), shall be fully vested and free of any forfeiture restrictions and shall be canceled, with the holder of each such Restricted Stock Right becoming entitled to receive an amount in cash (without interest and less any applicable taxes required to be withheld in accordance with Section 2.02(h) with respect to such payment) equal to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to each such Restricted Stock Right.

(c)          Payment. Unless a later time for payment is otherwise agreed between Parent and an individual holder, the Surviving Corporation shall pay the holders of Company Stock Options and Restricted Stock Rights the cash payments described in this Section 2.03 promptly after the Effective Time, but in any event not later than the third Business Day after the Effective Time. As of the Effective Time, each holder of any Company Stock Option and each holder of any Restricted Stock Right shall cease to have any rights with respect thereto, other than as expressly provided in this Section 2.03.

(d)          Company Actions. Prior to the Effective Time, the Company shall take all actions necessary (including obtaining any necessary resolutions or determinations of the Company Board or any committee thereof and any consents or cancellation agreements which may be required from any other Persons) to effectuate the provisions of this Section 2.03 and to terminate all of the then-outstanding Company Stock Options and all of the Company’s then-outstanding equity award plans (including the Incentive Plan).

Section 2.04         Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock as to which the holder thereof (a) has not voted in favor of the Merger or consented thereto in writing, (b) has demanded its rights to be paid the fair value of such Company Common Stock in accordance with Chapter 23B.13 of the WBCA (the “Appraisal Rights”) and (c) has not effectively withdrawn or lost its rights to be paid the fair value of such Company Common Stock (each, a “Dissenting Share”), if any, shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(a), but rather, the holders of Dissenting Shares shall be entitled only to payment of the fair value of such Dissenting Shares in accordance with Chapter 23B.13 of the WBCA (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holders shall cease to have any right with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with Chapter 23B.13 of the WBCA); provided, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to dissent or its dissenters’ rights under Chapter 23B.13 of the WBCA, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (without interest thereon) as provided in Section 2.01(a). The Company shall notify Parent as promptly as reasonably practicable of any written demands received by the Company for payment of the fair value of any Company Common Stock and shall provide Parent a reasonable opportunity to participate in and, together with the Company, jointly control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, except as required by applicable Law, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.05         Adjustments to Prevent Dilution. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock are changed into a different number of shares or a different class due to any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then in any such case the Merger Consideration shall be appropriately adjusted to reflect such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) disclosed in any report, certification, proxy statement or registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on or after April 30, 2012, and prior to the date hereof, including any documents or information incorporated by reference therein which are publicly available on the date of this Agreement (the “Filed SEC Documents”) (to the extent it is reasonably apparent that any such disclosure would qualify the representations and warranties contained herein, excluding disclosures in such Filed SEC Documents contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosure in the Filed SEC Documents that are forward-looking in nature and other than, in each case, any matters required to be disclosed pursuant to Sections 3.01, 3.02, 3.03, 3.04, 3.05(a), 3.05(b), 3.05(c), 3.06, 3.19, 3.20, 3.21, 3.22 or 3.25 below) or (b) set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.01         Organization, Standing and Corporate Power. The Company has been duly incorporated and is validly existing under the Laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, other than in such other jurisdictions where the failure to be so qualified, licensed or in good standing individually or in the aggregate has not had and would not have a Material Adverse Effect. The Company has made available to Parent true, complete and accurate copies of the Company’s articles of incorporation (the “Company Articles”) and bylaws (the “Company Bylaws”), in each case as amended to, and in effect on, the date of this Agreement.

Section 3.02         Subsidiaries.

(a)          Section 3.02(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each Subsidiary of the Company and its jurisdiction of incorporation or formation.

(b)          Each Subsidiary of the Company has been duly organized and is validly existing and in good standing (as applicable) under the Laws of its jurisdiction of incorporation or formation, and has all requisite entity power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, other than in such other jurisdictions where the failure to be so qualified, licensed or in good standing individually or in the aggregate has not had and would not have a Material Adverse Effect. The Company has made available to Parent true, complete and accurate copies of the organizational documents of each of its Subsidiaries in each case as amended to, and in effect on, the date of this Agreement.

(c)          All of the outstanding capital stock of, or other equity interests in, each Subsidiary of the Company, has been duly authorized, validly issued and is fully paid and nonassessable and owned directly or indirectly by the Company free and clear of all pledges, liens, charges, easements, rights-of-way, encroachments, restrictions, conditions, encumbrances, rights of first offer, rights of first refusal or security interests of any kind or nature whatsoever (collectively, “Liens”), other than Permitted Exceptions. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any Person. Except for capital stock held by the Company or a wholly owned Subsidiary of the Company, there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities or equity interests of any Subsidiary, (ii) any securities of any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of such Subsidiary, (iii) any warrants, calls, options or other rights to acquire, and no obligation to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary, (iv) any stock appreciation rights, “phantom” stock rights, restricted stock units, performance units, rights to receive shares of the capital stock of any Subsidiary on a deferred basis or other rights that are linked to the value of the capital stock of any Subsidiary, or (v) any obligations to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any securities of the Company’s Subsidiaries.

Section 3.03         Capital Structure.

(a)          The authorized capital stock of the Company consists of 84,000,000 shares of Company Common Stock and 1,000,000 shares of Series A 8% convertible preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on September 23, 2013 (the “Capitalization Date”), (i) 49,045,761 shares of Company Common Stock were issued and outstanding, (ii) options to purchase 375,028 shares of Company Common Stock pursuant to Company Stock Options were outstanding under the Company’s 2005 Equity Incentive Plan, as amended and restated September 10, 2009 (the “Incentive Plan”) and (iii) no shares of Company Preferred Stock were issued or outstanding.

(b)          At the close of business on the Capitalization Date, 1,690,365 shares of Company Common Stock were reserved for issuance under the Incentive Plan. All Company Stock Options and Restricted Stock Rights under the Incentive Plan are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options and Restricted Stock Rights shall be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c)          Except as set forth in this Section 3.03 and for issuances of shares of Company Common Stock pursuant to the Company Stock Options and Restricted Stock Rights, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or (D) any stock appreciation rights, “phantom” stock rights, restricted stock units, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than the Company Stock Options and Restricted Stock Rights) that are linked to the value of Company Common Stock, (the items in clauses (A), (B), (C), and (D) (including the Company Common Stock, Company Stock Options, and Restricted Stock Rights) collectively referred to as “Company Securities”) and (ii) there are not any outstanding obligations to repurchase, redeem or otherwise acquire any Company Securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting, disposition, or dividends of any Company Securities.

(d)          Since the Capitalization Date, neither the Company nor any of its Subsidiaries has issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon or revenues, earning or financial performance or any other attribute of the Company, other than pursuant to the exercise (in accordance with the terms thereof as of the date hereof) of the Company Stock Options referred to above that were outstanding as of the Capitalization Date. Neither the Company nor any of its Subsidiaries has established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of its capital stock (other than dividends and distributions that were fully paid prior to the date hereof).

(e)          Section 3.03(e) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, (i) a list of all holders of Company Stock Options, the date of grant, the number of shares of Company Common Stock subject to such Company Stock Option and the price per share at which such Company Stock Option may be exercised and (ii) a list of all holders of Restricted Stock Rights, the date of the grant, and the number and type of Restricted Stock Rights owned by each such holder.

(f)          As of the date of this Agreement, there was no outstanding Indebtedness of the Company or its Subsidiaries other than Indebtedness disclosed on the consolidated balance sheet (the “Balance Sheet”) of the Company and its Subsidiaries as of April 30, 2013 (the “Balance Sheet Date”), included in the Filed SEC Documents.

Section 3.04         Authority; Noncontravention.

(a)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Shareholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to the obtaining of the Shareholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b)          The Company Board, at a meeting duly called and held on September 24, 2013, duly adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) determining that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and in the best interests of the Company and the shareholders of the Company, and (iii) recommending that the shareholders of the Company approve this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way (the “Company Board Recommendation”).

(c)          The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien other than Permitted Exceptions in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (i) the Company Articles or the Company Bylaws or the comparable organizational documents of any of the Company’s Subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, deed of trust, lease, sublease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment or instrument that is intended by the Company or any of its Subsidiaries to be or is legally binding (each, including all amendments thereto, a “Contract”), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) subject to the obtaining of the Shareholder Approval and the governmental filings and other matters referred to in Section 3.04(d), any (A) statute, state or federal law, common law, ordinance, code, rule governmental guideline or interpretation having the force of law, or regulation (each, a “Law”) or Permit applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation (each, an “Order”) applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, or losses that individually or in the aggregate would not be material.

(d)          No consent, approval, Order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority (each, a “Governmental Entity”) or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) or any other Antitrust Law and the termination or expiration of the waiting period required thereunder, (ii) the filing with the SEC of (A) the Proxy Statement and other written communications that may be deemed to be “soliciting materials” under Rule 14a-12 of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) and (B) such other reports under the Exchange Act as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iv) as required under the rules and regulations of The Nasdaq Global Market, and (v) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not and would not reasonably be expected to have a material and adverse impact on the Company, Parent or any of their respective Subsidiaries or result in a material violation of applicable Law.

Section 3.05         Company SEC Documents.

(a)          The Company has filed on a timely basis all material reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since April 30, 2011 (collectively, the “Company SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a later-filed Company SEC Document as of the date of such amendment, supplement or superseding document), (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”) and the Exchange Act applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to the accuracy of any financial projections or forward-looking statements, or the completeness of any information furnished by the Company to the SEC solely for the purpose of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. None of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b)          Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) (except as otherwise noted therein and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, shareholders’ equity and cash flows for the periods indicated (subject, in each case of unaudited financial statements, to normal year-end audit adjustments).

(c)          Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX.

(d)          The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are sufficient in all material respects to provide reasonable assurances regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of the Company Board, (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(e)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that material information relating to the Company required to be disclosed in reports the Company files under the Exchange Act is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

(f)          Since April 30, 2012, subject to any applicable grace periods, the Company and each of its officers and directors have been and are in compliance in all material respects with the applicable provisions of SOX.

Section 3.06         Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Proxy Statement shall, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company as to the accuracy of any financial projections or forward-looking statements, or with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 3.07         Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities required by GAAP to be reflected on the Company’s consolidated balance sheet other than (a) liabilities reflected or accrued on or reserved against in the Company’s consolidated balance sheet as of April 30, 2013 (or the notes thereto) included in the Company’s financial statements, (b) liabilities incurred in the ordinary course of business since April 30, 2013, (c) liabilities permitted by, or incurred pursuant to, this Agreement and (d) liabilities which individually or in the aggregate would not have a Material Adverse Effect.

Section 3.08         Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement, since April 30, 2013, (a) the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice, (b) there has not been any Material Adverse Effect and (c) through the date hereof, there has not occurred any action or event that, had such action or event occurred after the date of this Agreement and prior to the Effective Time, would have breached any of the covenants contained in Section 5.01(a) – 5.01(q).

Section 3.09         Intellectual Property.

(a)          Section 3.09(a) of the Company Disclosure Schedule sets forth all Intellectual Property owned by the Company or any of its Subsidiaries that is issued or registered or subject to pending applications for issuance or registration. The Company and all of its Subsidiaries own all right, title and interest in and to, free of all Liens other than Permitted Exceptions, or have a right to use, all Intellectual Property necessary for the conduct of the businesses of the Company and the Company’s Subsidiaries taken as a whole as now being conducted (the “Company IP”). To the Knowledge of the Company, the Company IP set forth in Section 3.09(a) of the Company Disclosure Schedule is valid, subsisting and enforceable.

(b)          To the Knowledge of the Company, (i) no Company IP owned by the Company or any of its Subsidiaries is being infringed, misappropriated or otherwise violated by any third party in any material respect and (ii) neither the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party in any material respect. Neither the Company nor any of its Subsidiaries has received written notice of any claims of the type set forth in the preceding sentence or any written cease-and-desist, or invitation-to-license patent letters within the four years preceding the date of this Agreement. There is no material outstanding settlement or Order restricting the use or ownership of any Company IP issued directly to the Company or any of its Subsidiaries, neither the Company or any of its Subsidiaries is a party to any such material outstanding settlement or Order and, to the Knowledge of the Company, the Company and its Subsidiaries are not otherwise subject to any such material outstanding settlement or Order.

(c)          There is no pending or, to the Knowledge of the Company, threatened claim or dispute regarding or disputing the ownership, registrability or enforceability of, or use by, the Company or any of its Subsidiaries, of any material Company IP owned by the Company or any of its Subsidiaries, except with respect to office actions in connection with applications in the ordinary course of prosecution of any applied for Intellectual Property.

(d)          The consummation of the Merger and other transactions contemplated by this Agreement will not violate any privacy policy, terms of use, contractual obligation or Laws or Orders relating to the use, dissemination, or transfer of any data or information used by the Company or any Company Subsidiary in any material respect.

Section 3.10         Litigation. As of the date of this Agreement, (a) there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or affecting any of their respective assets and (b) there is no Order of any Governmental Entity or arbitrator outstanding against or, to the Knowledge of the Company, any investigation by any Governmental Entity involving, the Company or any of its Subsidiaries. This Section 3.10 does not relate to any environmental, employment or labor matters, employee benefit plan, or tax matters, which are the subjects of Section 3.13, Section 3.14, Section 3.15, and Section 3.16, respectively.

Section 3.11         Material Contracts.

(a)          Section 3.11(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each of the following Contracts to which the Company or any of its Subsidiaries is a party, or by which any of their respective properties or other assets is subject to (each, a “Material Contract”):

(i)          any Contract which is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

(ii)         any Contract that materially restricts the ability of the Company or any of its Subsidiaries (or that, following the consummation of the Merger, would materially restrict the ability of the Surviving Corporation) to compete in any business or geographic area or with any Person;

(iii)        any Contract for any acquisition or disposition pursuant to which the Company or any of its Subsidiaries is subject to continuing indemnification or “earn-out” obligations, in each case, that would reasonably be likely to result in payments by the Company or any of its Subsidiaries in excess of $250,000;

(iv)        any partnership, limited liability company agreement, joint venture, profit-sharing or similar agreement entered into with any Person other than the Company or any of its Subsidiaries;

(v)         any Contract for the acquisition, sale, lease or license of material properties or assets of the Company or any of its Subsidiaries outside the ordinary course of business (by merger, purchase or sale of assets or stock or otherwise) entered into since April 30, 2012;

(vi)        any Contract that contains any covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by the Surviving Corporation or any of its Subsidiaries;

(vii)       any (A) employment or other agreement with any director, officer, employee or independent contractor of the Company or any of its Subsidiaries that has future required scheduled payments in excess of $150,000 per annum and is not terminable by it upon notice of sixty (60) calendar days or less for a cost of less than $150,000 or (B) agreement with any director, officer, employee or independent contractor requiring payments of change in control bonuses, transaction bonuses, similar bonuses or other change of control (or transaction) payments upon the consummation of or in connection with the transactions contemplated hereby;

(viii)      any collective bargaining agreement or other Contract with a labor union, works council or other employee representative body to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(ix)         any Contract which involves consideration or other obligations in excess of $250,000 annually other than in the ordinary course of business;

(x)          any Contract relating to indebtedness of the Company for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) or under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than in the Company or any of its Subsidiaries and other than (A) extensions of credit in the ordinary course of business, (B) investments in marketable securities in the ordinary course of business and (C) any such contract pursuant to which there are no outstanding obligations);

(xi)         any Contract involving the settlement of any litigation with respect to which (A) any unpaid amount exceeds $250,000; or (B) conditions precedent to the settlement have not been satisfied; and

(xii)        any contracts with an estimated value greater than $100,000 under which (A) the Company or any of its Subsidiaries uses or has the right to use any Intellectual Property rights owned by a third party (other than non-disclosure agreements, and contracts for off-the-shelf or commercially available software), or (B) the Company or one of its Subsidiaries has granted a license or sublicense to any third party to use any Company IP.

(b)          Except as would not, individually or in the aggregate, reasonably be expected to be material, (i) neither the Company nor any of its Subsidiaries is and, to the Knowledge of the Company, no other party is, in breach or violation of, or in default under, any Material Contract, (ii) to the Knowledge of the Company, no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both), (iii) each Material Contract is valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles and (iv) each Material Contract is in full force and effect with respect to the Company or any of its Subsidiaries, as applicable, and, to the Knowledge of the Company, with respect to the other parties thereto.

(c)          Except for Material Contracts (including all amendments and modifications thereto) filed as exhibits to the Company SEC Documents, the Company has made available to Parent prior to the date of this Agreement complete and accurate copies (including all amendments and modifications thereto in effect as of the date of this Agreement) of all Material Contracts in effect to date; provided that pricing and other competitively sensitive information has been redacted from certain Material Contracts.

Section 3.12         Compliance with Laws; Permits.

(a)          Each of the Company and its Subsidiaries is, and has been since April 30, 2012, in material compliance with all Laws and Orders applicable to it, its properties or other assets or its business or operations, except for violations or possible violations that would not individually or in the aggregate, have a Material Adverse Effect.

(b)          Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, “Permits”) necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as currently conducted, except for such authorizations, certificates, filings, franchises, licenses, notices, permits and approvals the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Subsidiaries is in material compliance with all such Permits.

(c)          This Section 3.12 does not relate to any SEC filings, environmental matters or tax matters, which are the subjects of Section 3.05, Section 3.13, and Section 3.16, respectively.

Section 3.13         Environmental Matters.

(a)          In the three years preceding the date of this Agreement, the Company and its Subsidiaries are and have been in compliance with, and have conducted their businesses in compliance with, all Environmental Laws, including having and complying with all Permits, licenses and other approvals and authorizations necessary for the operation of their businesses as presently conducted, except where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. In the three years preceding the date of this Agreement, or at any time with respect to unresolved matters, the Company and its Subsidiaries have not received any written notices, demand letters or written requests for information from any Governmental Entity or other Person indicating that the Company or any of its Subsidiaries may be in material violation of, or liable in any material respect under, any Environmental Law.

(b)          There are no, and have not been in the three years preceding the date of this Agreement, any, suits, actions, proceedings, Orders, charges, or settlements pending or, threatened in writing against the Company or any of its Subsidiaries relating to any violation of or liability under, or alleged violation of or liability under, any Environmental Law.

(c)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, in the five years preceding the date of this Agreement, there have been no Releases of Hazardous Materials in, on, under or affecting any properties which would subject the Company or any of its Subsidiaries to any liability under any Environmental Law or require any expenditure by the Company or any of its Subsidiaries for remediation to meet applicable standards thereunder;.

(d)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has expressly assumed, undertaken, or provided an indemnity with respect to any liability of any other Person under Environmental Laws.

Section 3.14         Labor Relations.

(a)          Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or similar agreement with, and no employee of the Company or any of its Subsidiaries is represented by, any labor union, works council or other employee representative body. To the Knowledge of the Company, no labor union or other employee representative body is, or any employees of the Company or any of its Subsidiaries are, currently engaged in union organizational efforts with respect to any employees of the Company or any of its Subsidiaries. There is no strike, slowdown, picketing, work stoppage, lockout or other similar material labor activity pending or, to the Knowledge of the Company, threatened with respect to any employees of the Company or any of its Subsidiaries, and there have been no such activities for the past three years. Neither the Company nor any of its Subsidiaries is required by Law to provide any notice to, consult with, or obtain the consent of any labor union, works council or other employee representative body in connection with the execution of this Agreement or the Merger.

(b)          Neither the Company nor any of its Subsidiaries has committed any unfair labor practice in any material respect and the Company and each of the Company’s Subsidiaries are, and for the past four (4) years have been, in material compliance with all applicable Laws respecting employment and employment practices, including those respecting wrongful termination, negligent hiring, affirmative action, prohibited discrimination, equal employment, meal and rest periods, invasion of privacy, defamation, immigration status, employee safety and health, workers’ compensation, wages (including overtime wages), compensation and hours of work.

(c)          As of the date hereof, (i) neither the Company nor any of its Subsidiaries is a party to or the subject of any pending, material action, suit, charge, claim, audit or investigation involving any current or former employee or independent contractor of the Company or any of its Subsidiaries and, (ii) to the Knowledge of the Company, no material action, suit, charge, claim, audit or investigation involving any current or former employee or independent contractor of the Company or any of its Subsidiaries has been threatened against the Company or any of its Subsidiaries before or by any Governmental Entity.

(d)          Neither the Company nor any of its Subsidiaries has engaged in any plant closing or employee layoff activities during the three-year period prior to the date hereof without complying in all material respects with the Worker Adjustment and Retraining Notification Act of 1988, and any similar foreign, state or local plant closing or mass layoff Law. To the Knowledge of the Company, no executive or other key employee of the Company or any of its Subsidiaries has given written notice of termination of employment.

Section 3.15         Employee Benefits; ERISA.

(a)          Section 3.15(a) of the Company Disclosure Schedule lists each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each other employee benefit, employment or independent contractor, director, incentive or deferred compensation, equity or equity-based, bonus, executive compensation, supplemental income, pension, profit-sharing, pre- or post-retirement medical, dental, disability, life insurance, fringe benefit, severance, retention, salary continuation and change of control plan, program, agreement or arrangement of any kind, in each case, established, maintained, or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes to or is required to contribute to, or with respect to which the Company or any of its Subsidiaries has or may have any obligation or liability, contingent or otherwise (collectively, the “Benefit Plans”).

(b)          The Company has made available to Parent (i) a current, complete and accurate copy of each Benefit Plan which is set forth in writing, (ii) any related trust, insurance contract or other funding arrangement (iii) a written summary of each Benefit Plan which is not set forth in writing, (iv) the most favorable determination or opinion letter for each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and (v) a copy of the most recent Form 5500 Annual Report/Return for each Benefit Plan which is subject to ERISA.

(c)          No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Benefit Plan is a multiemployer plan within the meaning of Section 414(f) of the Code or a plan described in Section 413(c) of the Code. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has any outstanding liability under Title IV of ERISA and no event has occurred and no circumstance exists that could give rise to liability under Title IV of ERISA or Section 412 of the Code to the Company or any of its Subsidiaries or ERISA Affiliates.

(d)          There have been no prohibited transactions within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code with respect to any of the Benefit Plans that could result in material penalties, taxes, liabilities or indemnification obligations, and there has been no other event with respect to any Benefit Plan that could result in any material liability for the Company or any of its Subsidiaries related to any excise taxes under the Code or to any liabilities under ERISA.

(e)          Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code is covered by a favorable determination letter or prototype opinion letter from the Internal Revenue Service upon which it is entitled to rely, and each related trust is exempt from federal income taxation under Section 501(a) of the Code.

(f)          Each Benefit Plan has been established, maintained, funded and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws and Orders, including ERISA and the Code.

(g)          The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event, including, any termination of employment) (i) entitle any current or former officer, employee, director or other independent contractor of the Company or any of its Subsidiaries to any change in control payment or benefit, transaction bonus, severance pay or similar benefit, (ii) accelerate the timing of any payment or vesting schedule, or trigger any payment or funding (through a grantor trust or otherwise), of compensation or benefits to any current or former officer, employee, director or other independent contractor of the Company or any of its Subsidiaries, or (iii) trigger any other material obligation under a Benefit Plan.

(h)          Neither the Company nor any of its Subsidiaries has any material liability in respect of post-retirement health, medical or life insurance benefits for any current or former officer, employee, or director except as required to avoid excise tax under Section 4980B of the Code.

(i)          There are no pending or, to the Company’s Knowledge, threatened claims with respect to a Benefit Plan (other than routine and reasonable claims for benefits made in the ordinary course of the plan’s operations), which claims could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries, and no audit by any Governmental Entity is pending or, to the Knowledge of the Company, has been proposed with respect to any Benefit Plan.

(j)          Neither the Company nor any of its Subsidiaries is party to an agreement or arrangement with any Person (i) which requires the Company or any of its Subsidiaries to pay a tax gross-up with respect to taxes imposed by Sections 409A or 4999 of the Code or (ii) that has resulted or would result, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (whether alone or in combination with any other event), in any payment that, separately or in the aggregate, could constitute an “excess parachute payment” within the meaning of Code Section 280G.

(k)          Section 3.15(k) of the Company Disclosure Schedule lists any Benefit Plan that is maintained outside the jurisdiction of the United States, or that covers any employees residing or working outside of the United States (any such Benefit Plan, a “Foreign Benefit Plan”). Each Foreign Benefit Plan which, under the Law of any jurisdiction outside of the United States, is required to be registered or approved by any Governmental Entity, has been so registered and approved and, to the Knowledge of the Company, has been maintained in good standing with applicable requirements of the Governmental Entities, and if intended to qualify for special tax treatment, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to affect adversely the special tax treatment with respect to such Foreign Benefit Plans.

Section 3.16         Taxes.

(a)          All tax returns required by applicable Law to have been filed with any taxing authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed in a timely manner (taking into account any valid customary extension), and all such tax returns are correct and complete in all material respects. There are no liens with respect to taxes upon any asset of the Company or its Subsidiaries other than for taxes or assessments not yet due and payable or being contested in good faith, and for which, in each case, adequate reserve has been established on the financials of the Company and its Subsidiaries in accordance with GAAP.

(b)          The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material taxes required to be paid (whether or not shown on any tax return), except for those Taxes that are (i) not yet due, or (ii) being contested in good faith by appropriate proceedings and for which, in each case, a specific and adequate reserve has been accrued and established on the books and records of the Company and the Company’s Subsidiaries in accordance with GAAP.

(c)          Neither the Company nor any of its Subsidiaries is currently the subject of an audit, dispute, investigation, proceeding, claim or other examination relating to material tax returns or to the payment of material taxes of the Company or such Subsidiary by any taxing authority nor has the Company nor any of its Subsidiaries received any written notices from any taxing authority that such an audit, dispute, investigation, proceeding, claim or examination is pending.

(d)          Neither the Company nor any of its Subsidiaries is presently contesting any material tax liability of the Company or such Subsidiary before any Governmental Entity.

(e)          All material taxes that the Company or any of its Subsidiaries is (or was) required by applicable Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, member or other third party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable.

(f)          None of the Company nor any of its Subsidiaries (i) has been a member of any affiliated group within the meaning of Section 1504(a) of the Code or any affiliated, combined, unitary, consolidated or similar group for tax purposes under state, local or foreign law (other than the group of which the Company is the common parent) or (ii) has any liability for the taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(g)          None of the Company nor any of its Subsidiaries (i) has granted any extension for the assessment or collection of material taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business), which taxes have not since been paid, and no such extension has been requested (to the extent that such request is still in effect), or (ii) has granted to any Person any power of attorney that is currently in force with respect to any material tax matter.

(h)          Neither the Company nor any of its Subsidiaries has been a beneficiary of or participated in any “listed transaction” described in Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).

(i)          Neither the Company nor any of its Subsidiaries is a party to any contract providing for the allocation or sharing of taxes with a Person other than the Company or its Subsidiaries (other than customary tax gross-up, tax indemnification or similar provisions in credit agreements, derivatives, leases and other commercial agreements entered into in the ordinary course of business).

(j)          Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made prior to the Closing, (ii) prepaid amount received prior to the Closing, (iii) election under Code Section 108(i), (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing, (v) deferred intercompany gain or excess loss account described in Treasury Regulations under Code section 1502 (or any similar provision of federal, state, local or foreign law), or (vi) adjustment pursuant to Code Section 481(a) (or any predecessor provision) or any similar provision of state, local or foreign Law by reason of any a change in accounting method made prior to the Effective Time and there is no application pending with any Governmental Entity requesting permission for any changes in any of Company or any of its Subsidiaries’ accounting methods for Tax purposes.

(k)          For purposes of this Agreement: (i) “tax” means any United States Federal, state, local or foreign tax, duty, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any related interest, penalty, addition to tax or additional amount; (ii) “taxing authority” means any Governmental Entity responsible for imposing or collecting a tax; and (iii) “tax return” means any report, return, document, declaration or other information or filing relating to taxes (whether or not a payment is required to be made with respect to such filing), including any schedule or attachment thereto, information returns, claim for refund, closing agreements, any documents with respect to or accompanying payments of estimated taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

(l)          The representations and warranties of the Company made in Section 3.15 and this Section 3.16 are the only representations and warranties made by the Company with respect to matters relating to taxes.

Section 3.17         Title to Properties.

(a)          Section 3.17(a) of the Company Disclosure Schedule identifies (i) all real properties (by name and location) owned by the Company or any of its Subsidiaries (the “Company Owned Property”); (ii) all leases and subleases of the Company Owned Property or any portion thereof to third parties using or occupying the Company Owned Property or any portion thereof; and (iii) all leases and subleases (collectively, the “Company Real Property Leases”) for real properties and interests in real properties leased or subleased by the Company or any of its Subsidiaries as lessee or sublessee (the “Company Leased Property”). The Company Owned Property and the Company Leased Property are referred to collectively as the “Company Real Property”.

(b)          Except as set forth on Section 3.17(b) of the Company Disclosure Schedule, (i) the Company or the Company’s Subsidiaries have good and valid, fee simple title to the Company Owned Property, and a valid leasehold interest in, subleasehold interest in, or other occupancy right with respect to, material Company Leased Property, in each case free and clear of all Liens other than Permitted Exceptions, and sufficient to allow each of the Company and the Company’s Subsidiaries to conduct their business as and where currently conducted, and (ii) there are no existing, pending, or to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting any of the Company Real Property. With respect to each of the material Company Real Property Leases, (A) such Company Real Property Lease is valid and binding on the Company or any of its Subsidiaries, as applicable, (B) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to such Company Real Property Lease, is in material breach or material violation of, or in material default under, such Company Real Property Lease and (C) to the Knowledge of the Company, no event has occurred which would result in such a material breach or material violation of, or a material default under, such Company Real Property Lease.

(c)          Each of the Company and the Company’s Subsidiaries, in respect of all of its material properties, assets and other rights that do not constitute the Company Real Property (other than Intellectual Property), (i) has good and valid title thereto free and clear of all Liens other than Permitted Exceptions and (ii) owns, has valid leasehold interests in or valid contractual rights to use, in all material respects, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property) used by its business, in each case, except for Permitted Exceptions.

Section 3.18         Insurance. Except where such breach or default or the failure to be so in force and effect, individually or in the aggregate, would not have a Material Adverse Effect, (a) all insurance policies of the Company and the Company’s Subsidiaries are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect, (b) no coverage under any insurance policy will be adversely affected in any material respect by the Merger and (c) neither the Company nor any of the Company’s Subsidiaries is in breach of or default under, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any such policy.

Section 3.19         Voting Requirements. The affirmative vote of holders of two-thirds of the outstanding shares of Company Common Stock at the Shareholders’ Meeting or any adjournment or postponement thereof to approve this Agreement (the “Shareholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated by this Agreement.

Section 3.20         Anti-takeover Laws. Assuming the accuracy of the representation contained in Section 4.08, the Company has taken all necessary actions to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby from the provisions of Section 23B.19.010 et. seq. of the WBCA, and, accordingly, no such provisions nor other anti-takeover or similar Law applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws enacted under U.S. state or federal Laws apply to this Agreement or any of the transactions contemplated hereby.

Section 3.21         Brokers and Other Advisors. No Person other than UBS Securities LLC (“UBS”) is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.22         Opinion of Financial Advisor. The Company Board has received the opinion of UBS, to the effect that, as of the date of such opinion specified therein and subject to the assumptions, matters considered and limitations described in such opinion, the Merger Consideration to be received by the holders of Company Common Stock is fair, from a financial point of view, to such holders

Section 3.23         Suppliers. Section 3.23 of the Company Disclosure Schedule sets forth a list of the ten largest suppliers, vendors or purchasing agents (“Suppliers”) of the Company and its Subsidiaries (determined on the basis of amounts paid by the Company and its subsidiaries in the 12-month period ended April 30, 2013), together with such amounts paid during such period, with the names of the Suppliers set forth in such list redacted. No Supplier has reduced or otherwise discontinued, or, to the Knowledge of the Company, threatened to reduce or discontinue, supplying such goods, materials or services to the Company or any of its subsidiaries on reasonable terms, except to the extent any such reduction or discontinuation would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.24         Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act.  None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees, agents, advisors or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”).  Each of the Company and its Subsidiaries and their respective directors, officers and, to the Knowledge of the Company, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders and (iii) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.

Section 3.25         No Other Representations. Except for the representations and warranties contained in this Article III or in any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company or any of its Subsidiaries makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided by or on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, neither the Company nor any other Person shall have or be subject to any liability or other obligation to Parent, Merger Sub or their respective Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their respective Representatives’ or Affiliates’ or such other Person’s use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives or Affiliates or such other Person, including any information made available in the electronic data room maintained for purposes of the transactions contemplated by this Agreement (the “Electronic Data Room”), marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III or in any certificate delivered by the Company pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.01         Organization, Standing and Power. Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Washington. Each of Parent and Merger Sub has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, and is duly qualified or licensed to do business, and is in good standing (as applicable), in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has made available to the Company true, complete and accurate copies of the organizational documents of each of Parent and Merger Sub, in each case as amended to, and as in effect on, the date of this Agreement.

Section 4.02         Authority; Noncontravention.

(a)          Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and no other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement and the transactions contemplated by this Agreement do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, as applicable, enforceable against each of Parent and Merger Sub, in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b)          The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Merger Sub or any of their respective Subsidiaries under (i) the respective organizational and governing documents of Parent and Merger Sub or of any of their respective Subsidiaries, (ii) any Contract to which Parent or merger Sub or any of their respective Subsidiaries is a party or any of their respective properties or other assets is subject (including any credit facilities or agreements and any other indebtedness arrangements) or (iii) subject to the governmental filings and other matters referred to in Section 4.02(c), any Law or Order applicable to Parent or Merger Sub or any of their respective Subsidiaries or their respective properties or other assets, other than, in the case of Sections 4.02(b)(ii) and 4.02(b)(iii), any such conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, losses or Liens that individually or in the aggregate, would not have a Parent Material Adverse Effect.

(c)          No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is required for the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act or any other Antitrust Laws and the termination or expiration of the waiting period required thereunder, (ii) the filing of the Articles of Merger with the Secretary of State of Washington, and (iii) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Parent Material Adverse Effect.

Section 4.03         Merger Sub Operations and Capitalization. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, has not engaged in any other business activities and has not incurred any liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time shall be, owned by Parent.

Section 4.04         Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement shall, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.05         Financing; Availability of Funds.

(a)          Parent has provided to the Company a true, complete and correct copy of (i) the commitment letter, dated as of September 25, 2013 (such commitment letter, together with all exhibits, schedules and annexes and amendments thereto, the “Equity Commitment Letter”), by and among Parent, Merger Sub and American Industrial Partners Capital Fund IV, L.P. and American Industrial Partners Capital Fund V, L.P. (each a “Sponsor” and collectively, the “Sponsors”), pursuant to which the Sponsors have committed, subject to the terms and conditions thereof, to invest the cash amount set forth therein (the “Equity Financing”), (ii) the commitment letter, dated September 25, 2013, among Parent, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. (such commitment letter, together with all exhibits, schedules and annexes thereto and the fee letters associated therewith, the “Bank Commitment Letter” and together with the Equity Commitment Letter, the “Commitment Letters”) pursuant to which the Financing Sources party thereto have committed, on the terms and conditions thereof, to lend the debt amounts set forth therein (the “Bank Financing” and together with the Equity Financing, the “Financing”); and (iii) the fee letters, each dated September 25, 2013, that are referred to in the Bank Commitment Letter (the “Fee Letters”), provided, that the terms of the Fee Letters relating to fees and “flex” have been redacted (but such redactions do not relate to any terms that would impact the availability, conditionality or amount of the Bank Financing, except to the extent a reduction in the principal amount of the Bank Financing would be offset by an increase in the debt financing or other funding being made available by the Financing Sources). As of the date of this Agreement, the Commitment Letters, including the financing commitments contained therein, (x) have not been amended, restated, withdrawn, rescinded or otherwise modified or waived, and no such amendment, restatement, withdrawal, rescission or other modification or waiver of the Commitment Letters is contemplated, and (y) are in full force and effect, and constitute the legal, valid and binding obligations of each of Parent and Merger Sub (in the case of the Equity Commitment Letter) and, to the Knowledge of Parent, the other parties thereto, except that such enforceability (A) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity.

(b)          There are no conditions precedent or other contingencies related to the funding of the Financing, other than as set forth in or contemplated by the Commitment Letters and the Fee Letters. Parent and Merger Sub have fully paid any and all commitment fees or other fees or deposits required by the Commitment Letters to be paid on or before the date of this Agreement. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub and, to the Knowledge of Parent, any other parties thereto, under the Commitment Letters. As of the date hereof, assuming satisfaction of the conditions set forth in Article VII Parent has no reason to believe that any of the conditions to the Financing contemplated by the Commitment Letters will not be satisfied or that sufficient funds to fund the Merger Fund and to pay all expenses and all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement pursuant to their payment obligations hereunder will not be made available to Parent and Merger Sub on the Closing Date.

(c)          As of the date of this Agreement, there are no side letters or other agreements, contracts, understandings or arrangements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Commitment Letters, the Fee Letters and any side letters or other agreements, contracts, understandings or arrangements that do not impact the availability, conditionality or amount of the Financing.

(d)          Assuming the Financing is funded in accordance with the Commitment Letters, the net proceeds contemplated by the Commitment Letters, together with cash or cash equivalents held by Parent and Merger Sub, will in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Commitment Letters) and any other amounts required to be paid by Merger Sub and the Surviving Corporation in connection with the consummation of the transactions contemplated by this Agreement and to pay all related expenses at the Closing required to be paid by Merger Sub and the Surviving Corporation.

Section 4.06         Brokers. No Person other than Houlihan Lokey, Inc. is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries.

Section 4.07         Litigation. As of the date of this Agreement (a) there is no suit, action, proceeding or investigation (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Affiliates, the outcome of which, individually or in the aggregate, would have a Parent Material Adverse Effect, and (b) there is no Order of any Governmental Entity or arbitrator outstanding against Parent or any of its Affiliates which, individually or in the aggregate, would have a Parent Material Adverse Effect.

Section 4.08         Ownership of Company Common Stock. Neither Parent nor Merger Sub, nor any of their respective Affiliates, owns (beneficially or of record) any Company Common Stock or any option, warrant or other right to acquire any Company Common Stock. Neither Parent nor Merger Sub is, and at no time during the last five years has been, an “acquiring person” of the Company, as such quoted term is defined in Section 23B.19.020 of the WBCA.

Section 4.09         Absences of Certain Arrangements. There are no contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into contracts, agreements, arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, as of the date hereof that relate in any way to the Company or any of its Subsidiaries or the transactions contemplated hereby or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Proposal.

Section 4.10         No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided by or on behalf of Parent or Merger Sub.

Section 4.11         Additional Acknowledgements by Parent and Merger Sub. Each of Parent and Merger Sub acknowledges that, other than with respect to access to information that is competitive in nature as it relates to the Company’s business, as of the date of this Agreement, they and their Representatives (a) have received full access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and the Company’s Subsidiaries which they and their Representatives, as of the date hereof, have requested to review and (ii) the Electronic Data Room and (b) have had full opportunity to meet with the management of the Company and the Company’s Subsidiaries and to discuss the business and assets of the Company and the Company’s Subsidiaries. Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company pursuant to this Agreement, (A) neither the Company nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub have not relied and are not relying on any representation or warranty, (B) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (C) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any materials or information made available in the Electronic Data Room, via confidential information summary, in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article III or in any certificate delivered by the Company pursuant to this Agreement. Each of Parent and Merger Sub has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Company’s Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Merger Sub has relied on the results of its own independent review and analysis.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 5.01         Conduct of Business Pending the Merger. From the date of this Agreement to the Effective Time, except as set forth in Schedule 5.01 to this Agreement, as expressly contemplated by this Agreement, as consented to in writing in advance by Parent (which consent shall not unreasonably be withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, key employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, except as otherwise set forth in Schedule 5.01 to this Agreement, as expressly contemplated by this Agreement, or as required by applicable Law or Order, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)          (i) declare, authorize, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect Subsidiary wholly owned by the Company to the Company or another directly or indirectly wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities (A) required by the terms of the Incentive Plan in effect as of the date of this Agreement or (B) required by the terms of any plans, arrangements or Contracts existing on the date of this Agreement between the Company or any of its Subsidiaries and any director or employee of the Company or any of its Subsidiaries;

(b)          issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date of this Agreement other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the Capitalization Date or in connection with Restricted Stock Rights outstanding on the Capitalization Date, in each case in accordance with their terms on the date of this Agreement;

(c)          amend the Company Articles or the Company Bylaws or other comparable charter or organizational documents of any of the Company’s Subsidiaries;

(d)          directly or indirectly acquire (i) by merging or consolidating with, by purchasing a substantial portion of the assets of, by making an investment in or capital contribution to, or by any other manner, any Person or division, business or equity interest of any Person or (ii) any material asset or assets, except for capital expenditures, which shall be subject to the limitations of Section 5.01(g), and purchases of inventory in the ordinary course of business consistent with past practice;

(e)          (i) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), in each case having a value in excess of $1,000,000, except for sales of inventory, finished goods and used equipment in the ordinary course of business consistent with past practice, or (ii) enter into, modify or amend in a material respect any lease of material property;

(f)          (i) incur any debt for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except that the Company and its Subsidiaries may incur, assume or pre-pay indebtedness for borrowed money under existing credit agreements and lines of credit listed on Schedule 5.01(f) or (ii) make any loans, capital contributions or advances to or investments in any other Person, except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly owned Subsidiary of the Company;

(g)          make any new capital expenditure exceeding $500,000 individually or $1,000,000 in the aggregate other than as contemplated by the Company’s budget for fiscal year 2014 as set forth on Schedule 5.01(g);

(h)          (i) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) (A) where the uninsured amount to be paid is greater than $1,000,000 in the aggregate, other than payment, discharge, settlement or satisfaction in accordance with their terms, of liabilities disclosed, reflected and reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves), (B) that involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its Subsidiaries, taken as a whole, (C) that relate to the transactions contemplated hereby or (D) that involve the issuance of Company Securities, (ii) cancel, repay, redeem, repurchase or otherwise retire any material indebtedness in excess of $500,000, (iii) waive or assign any claims or rights of material value or (iv) waive any material benefits of, or agree to modify in any material respect, or, knowingly fail to enforce, or consent to any material matter with respect to which consent is required under, any standstill or, subject to the terms hereof, similar Contract to which the Company or any of its Subsidiaries is a party;

(i)          enter into any material Contract that would be of a type referred to in Section 3.11(a);

(j)          modify, amend or terminate any Material Contract or waive, release or assign or delegate any material rights or claims thereunder in any manner that is materially adverse to the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice;

(k)          except (i) as required to ensure that any Benefit Plan is not then out of compliance with applicable Law or (ii) to comply with any Benefit Plan or other Contract entered into prior to the date of this Agreement and listed on the Company Disclosure Schedule, (A) adopt, enter into, terminate or amend any collective bargaining or similar Contract with a labor union, works council or other employee representative body or Benefit Plan or, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or independent contractor of the Company or its Subsidiaries, except in the ordinary course of business consistent with past practice with respect to non-executive employees of the Company or its Subsidiaries with annualized compensation not in excess of $150,000, (C) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of, any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, except for grants, payments or increases in severance or termination pay in the ordinary course of business consistent with past practice with respect to non-executive employees of the Company or any of its Subsidiaries with annualized compensation not in excess of $150,000;

(l)          hire or engage any officer, executive employee, or other employee or independent contractor with annualized compensation in excess of $200,000;

(m)          except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any material change in financial accounting methods, principles or practices;

(n)          (i) make or change any tax election, (ii) settle any tax audit or (iii) file any amended tax return, in each case, to the extent such action is reasonably likely to result in an increase to a tax liability, which increase is material to the Company and its Subsidiaries, taken as a whole;

(o)          adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(p)          (i) redeem the Rights (as defined in the Rights Agreement), or amend or modify or terminate the Rights Agreement, dated September 1, 2009, between the Company and Mellon Investor Services LLC (the “Rights Agreement”) other than to delay the Distribution Date (as defined in the Rights Agreement) with respect to, or to render the Rights inapplicable to, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, or (ii) permit the Rights to become non-redeemable at the redemption price currently in effect; or

(q)          commit to or agree to take any of the foregoing actions.

Section 5.02         No Solicitation.

(a)          Acquisition Proposals.

(i)          From the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.01, the Company shall not, and shall cause its Subsidiaries not to, and shall not, and shall cause its Subsidiaries not to, authorize or knowingly permit any of its or its Subsidiaries’ Representatives to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information concerning the Company or its Subsidiaries) the making of any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (B) other than with Parent, Merger Sub or their respective Representatives, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal. Except as expressly permitted by this Section 5.02, the Company and its Subsidiaries shall, and the Company shall instruct and cause its and its Subsidiaries’ Representatives to, cease immediately any existing discussions or negotiations regarding any Acquisition Proposal. With respect to any Person or “group” (such term being used herein as such term is used within the meaning of Section 13(d)(3) of the Exchange Act) with whom such discussions or negotiations have been terminated, the Company shall instruct such Person (or group) to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any non-public information furnished by or on behalf of the Company and cause any physical or virtual data room (including the Electronic Data Room) to no longer be accessible to or by any such Person (or group) other than Parent and Merger Sub and their Affiliates and Representatives.

(ii)         Notwithstanding the foregoing or any other provision of this Agreement to the contrary, at any time after the date of this Agreement and prior to the receipt of the Shareholder Approval, if the Company or any of its Subsidiaries or any of its or their Representatives receives a bona fide, written Acquisition Proposal (other than as a result of a material breach of Section 5.02(a)), the Company and the Company Board may (directly or through their Representatives) (A) contact and engage in discussions with the Person (or group) making the proposal and its Representatives solely for the purpose of clarifying the proposal and any material terms and conditions thereof and the likelihood of consummation thereof, so as to determine whether such proposal is, or could reasonably be expected to lead to, a Superior Proposal and (B) if the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law and, taking into account all factual and legal factors affecting certainty of closing), that the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, (1) furnish information with respect to the Company and the Company’s Subsidiaries to such Person (or group) and its Representatives pursuant to an executed confidentiality agreement with confidentiality, standstill and other provisions no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), provided that the Company shall as promptly as reasonably practicable (and in any event within 48 hours) provide to Parent (x) a copy of all such material nonpublic information not previously provided to Parent (or its Representatives), and (y) a copy of such written Acquisition Proposal (including copies of any related documents including debt and equity financing commitment letters) provided to the Company or any Subsidiary of the Company, including a written summary of any material terms of any such Acquisition Proposal not made in writing and the identity of the Person (or group) making the Acquisition Proposal and (2) participate in discussions or negotiations with the Person (or group) making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal.

(iii)        Following the date of this Agreement, the Company shall keep Parent reasonably informed of the status of any Acquisition Proposal, including any significant changes, developments, discussions or negotiations with respect thereto, on a current basis (and in any event within 48 hours of the receipt thereof and any significant changes, developments, discussions or negotiations with respect thereto). The Company agrees that neither it nor any Company Subsidiary will enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 5.02. From and after the date hereof, the Company shall not grant any waiver, amendment or release under any Acceptable Confidentiality Agreement or other standstill agreement without the prior written consent of Parent (it being understood that the Company shall have no obligation to seek to modify any such agreement that by its terms becomes inoperative in accordance with the terms of such agreement as in effect on the date of this Agreement).

(b)          Change in Company Board Recommendation.

(i)          From the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.01, the Company or the Company Board, as applicable, shall not directly or indirectly, (A)(1) withdraw (or qualify, withhold, amend or modify in a manner adverse to Parent) or publicly propose to withdraw (or qualify, withhold, amend or modify in a manner adverse to Parent), the Company Board Recommendation, (2) fail to include the Company Board Recommendation in the Proxy Statement, (3) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal,; provided that Parent may not make such request more than once in any thirty (30) day period, or (4) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in this clause (A) being referred to as a “Change in Recommendation”; provided, that a “stop, look and listen” communication by the Company Board to the holders of Company Common Stock pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not constitute a Change in Recommendation) or (B) cause or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (other than an Acceptable Confidentiality Agreement) (x) constituting or that could reasonably be expected to lead to any Acquisition Proposal or (y) requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, that, in the case of this clause (B), the Company shall not be prohibited from entering into an agreement if it concurrently terminates this Agreement pursuant to Section 8.01(g).

(ii)         Notwithstanding the foregoing or any other provision of this Agreement to the contrary, but subject to the Company’s compliance in all material respects with the other provisions of this Section 5.02, as applicable, at any time prior to obtaining the Shareholder Approval, the Company Board may:

(A)         make a Change in Recommendation if there exists any (one or more than one) material event, development, occurrence, or change in circumstance or facts not related to an Acquisition Proposal that was not known by the Company Board as of the date of this Agreement and, as a result thereof, the Company Board determines in good faith, after consultation with the Company’s outside counsel and its independent financial advisor, that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law (an “Intervening Event Change in Recommendation”); provided, that, (x) the Company shall provide Parent with no less than three Business Days’ advance notice of any Intervening Event Change in Recommendation, and (y) if and for so long as Parent requests, during such three Business Day period the Company and its legal counsel and independent financial advisor shall negotiate in good faith with Parent regarding any revisions to the terms of the Merger proposed by Parent, the purpose of which is to render the Intervening Event Change in Recommendation unnecessary; and

(B)         (1) make a Change in Recommendation related to an Acquisition Proposal, if the Company Board determines, after consultation with the Company’s outside counsel and its independent financial advisor, (AA) taking into account all factual, legal, regulatory and financial aspects of the proposal and the Person (or group) making the proposal (including factors affecting certainty of closing), in good faith, that such Acquisition Proposal is, or is reasonably likely to lead to a Superior Proposal and (BB) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law (a “Superior Proposal Change in Recommendation”) or (2) in response to a Superior Proposal, resolve to accept such Superior Proposal and cause the Company to terminate this Agreement pursuant to Section 8.01(g); provided, that concurrently with such termination, the Company pays the fees required by Section 8.02; provided, further, that (a) no Superior Proposal Change in Recommendation pursuant to this Section 5.02(b) may be made and (b) no valid termination of this Agreement pursuant to Section 8.01(g) may be made, unless (w) the Company Board has first provided three (3) Business Days’ prior written notice to Parent that it is prepared to make a Superior Proposal Change in Recommendation or terminate this Agreement pursuant to Section 8.01(g) in response to a Superior Proposal (a “Superior Proposal Notice”), which notice shall contain a description of the material terms and conditions (including the identity of the Person (or group) making such Superior Proposal) of such Superior Proposal and the financing therefor (it being understood and agreed that the delivery of such notice shall not, in and of itself, be deemed to be a Change in Recommendation), and the Company has contemporaneously provided a copy of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal and all related debt and equity financing commitment letters, (x) the Company has negotiated, and has caused the Company Representatives to negotiate in good faith with Parent during such notice period, to enable Parent to propose changes to the terms and conditions of this Agreement and the Financing such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (y) following the end of such notice period, the Company Board shall have considered in good faith any revisions to this Agreement and the Financing proposed in writing by Parent, and shall have in good faith determined, following consultation with its outside legal counsel and its independent financial advisor, that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect, and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice and the three (3) Business Day notice period shall have recommenced (and the Company shall have again complied with the requirements of this Section 5.02(b)(ii)(B) during such period), unless the event requiring notice pursuant to this Section 5.02(b) occurred less than three (3) Business Days prior to the Shareholders’ Meeting, in which case the Company shall deliver notice to Parent of such event as promptly as practicable.

(c)          Permitted Actions. Nothing in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the shareholders of the Company a position contemplated by, or otherwise complying with, Rule 14d-9, 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if in the good faith judgment of the Company Board, after consultation with outside legal counsel and its financial advisor, failure to so take or disclose would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law or (ii) complying with its disclosure obligations with regard to any Acquisition Proposal under applicable Law.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01         Preparation of the Proxy Statement.

(a)          As soon as reasonably practicable following the date hereof, the Company shall, with the assistance of Parent, prepare, and the Company shall file with the SEC, a proxy statement relating to the approval of this Agreement by the shareholders of the Company (as amended or supplemented from time to time, the “Proxy Statement”). Parent and the Company shall cooperate with one another in connection with the preparation of the Proxy Statement and shall furnish all information concerning such party as the other party may reasonably request in connection with the preparation of the Proxy Statement. Parent and the Company shall each use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.

(b)          Each of Parent and the Company shall as promptly as reasonably practicable notify the other of (i) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement and (ii) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto. All filings by the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the reasonable prior review and comment of Parent and comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and all mailings to the shareholders and other holders of Company Securities in connection with the Merger and the other transactions contemplated by this Agreement shall be subject to the reasonable prior review and comment of Parent; provided, that the Company shall no longer be required to comply with the foregoing if the Company Board has effected any Change in Recommendation or has resolved to do so. All filings by Parent with the SEC in connection with the transactions contemplated hereby shall be subject to the reasonable prior review and comment of the Company. Each of the Company and Parent shall give reasonable and good faith consideration to any comments made by the other or its counsel.

(c)          If at any time prior to the Effective Time any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, directors or officers, is discovered by the Company, Parent or Merger Sub, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

Section 6.02         Shareholders’ Meeting. The Company shall use its reasonable best efforts to, as reasonably as practicable following the date on which the Proxy Statement is cleared by the SEC, take all actions in accordance with applicable Law, the Company Articles, Company Bylaws and the rules of the NASDAQ to establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournment thereof) (the “Shareholders’ Meeting”) for the purpose of obtaining the Shareholder Approval; provided, that if the Company Board effects a Change in Recommendation in accordance with Section 5.02(b), the Company may cease to use such efforts. For the avoidance of doubt, the Company may postpone or adjourn the Shareholders’ Meeting for the absence of a quorum; or if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Shareholders’ Meeting to obtain Shareholder Approval. Subject to Section 5.02, the Company shall, through the Company Board, recommend to its shareholders approval of this Agreement and the Merger and shall include such recommendation in the Proxy Statement. Subject to the foregoing and Section 5.02, the Company shall use its commercially reasonable efforts to obtain the Shareholder Approval.

Section 6.03         Access to Information; Confidentiality.

(a)          To the extent permitted by applicable Law, the Company shall afford to Parent, and to Parent’s Representatives, reasonable access during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time to all of the Company’s and its Subsidiaries’ properties, books, Contracts, commitments, personnel and records, and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request; provided, that such access and inspections shall not unreasonably disrupt the operations of the Company or its Subsidiaries; and provided further, that the Company shall not be required to (or to cause any of its Subsidiaries to) so confer, afford such access or furnish such copies or other information to the extent that doing so may result in a violation of Law, result in the loss of attorney-client privilege or violate confidentiality obligations owing to third parties (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to the foregoing provisos, and, thereafter, the Company and Parent shall, to the fullest extent possible, reasonably cooperate to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the applicable legal or contractual restriction). Nothing contained in this Agreement shall give to Parent or its Subsidiaries, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time.

(b)          Except for disclosures expressly permitted by the terms of the nondisclosure agreement between Parent and the Company dated June 21, 2013 (the “Confidentiality Agreement”), (i) Parent shall hold, and shall cause its Subsidiaries and their respective directors, officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement and (ii) the Company shall hold, and shall cause its Subsidiaries and their respective officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from Parent, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

Section 6.04         Appropriate Actions; Consents; Filings.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company Board with the advice of the Company's outside counsel, and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, and approvals from Governmental Entities and non-governmental third parties and the making of all necessary registrations and filings (including filings with Governmental Entities); and (iii) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and Parent shall file as promptly as practicable with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) the notification and report form (the “HSR Filing”) required under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this Section 6.04 if, there shall have been a Change in Recommendation. The HSR Filing shall be in substantial compliance with the requirements of the Laws, as applicable. Subject to first having used all reasonable efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, Company and Parent shall defend and contest any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order, or preliminary injunction entered by any Governmental Entity vacated or reversed.

(b)          The Company and Parent shall cooperate and consult with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 6.04, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that material may be redacted (i) as necessary to comply with contractual arrangements, and (ii) as necessary to address good faith legal privilege or confidentiality concerns. Neither party shall file any such document or take such action if the other party has reasonably objected (and not withdrawn its objection) to the filing of such document or the taking of such action on the grounds that such filing or action would reasonably be expected to either (A) prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated hereby or (B) cause a condition set forth in Article VII to not be satisfied in a timely manner. Neither party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party.

(c)          Each of the Company and Parent shall promptly inform the other party upon receipt of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Each party shall advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with any Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party shall use all reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws, including (subject to first having used all reasonable efforts to negotiate a resolution to any such objections) contesting and resisting any action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such Law or Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

(d)          In furtherance and not in limitation of the provisions of this Section 6.04, Company and Parent agree to use their reasonable efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade Law that may be asserted by any Governmental Entity or any other party so as to enable the parties hereto to close the transactions contemplated by this Agreement as promptly as possible. Notwithstanding anything herein to the contrary, neither Parent nor any of its Affiliates shall be required to, nor shall the Company (without the consent of Parent, which may be withheld in Parent’s sole discretion), negotiate, commit to or effect by Order or otherwise, the sale, divestiture or disposition of any of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto or enter into any Order, accept any undertaking or condition or otherwise take or commit to take actions that would limit Parent’s, the Company’s or their respective Affiliates’ freedom of action with respect to, or ability to exclusively retain, any of their businesses, product lines, technologies or assets, or otherwise limit Parent’s or its Affiliates’ ability to receive the full benefits of this Agreement. In no event shall Parent or Merger Sub be required to (nor will the Company, without Parent’s consent, which may be withheld at Parent’s reasonable discretion) pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any Contract. In addition, Parent shall use its reasonable efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing.

(e)          The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement, other than the portions of such filings that include confidential or proprietary information not directly related to the transactions contemplated by this Agreement.

Section 6.05         State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar Law is or may become applicable to the Merger, the parties shall use reasonable best efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Law on the Merger.

Section 6.06         Indemnification, Exculpation and Insurance.

(a)          Without limiting any additional rights that any director, officer, trustee, employee or consultant may have under any employment or indemnification agreement or under the Company Articles or Company Bylaws, this Agreement or, if applicable, similar organizational documents or agreements of any of the Company’s Subsidiaries, from and after the Effective Time, Parent and the Surviving Corporation shall (i) indemnify and hold harmless each Person who was, is at the date of this Agreement or becomes during the period from the date of this Agreement through the Closing Date (A) a director or officer of the Company or any of its Subsidiaries, (B) a director, officer or trustee of another entity (but only to the extent that such Person is or was serving in such capacity at the request of the Company) or (C) an employee or consultant of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”), in each case, to the fullest extent authorized or permitted by applicable Law without regard to whether indemnification may be available to such Indemnified Party from another Person, as now or hereafter in effect, with respect to any claims, losses, liabilities, damages, judgments, fines, penalties, fees, costs and expenses, including attorneys’ fees and disbursements, and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect thereof), incurred in connection with any claim, action, suit, inquiry, proceeding or investigation, whether civil, administrative or investigative, to which such Indemnified Party is or was made a party to or is threatened to be made a party to or is otherwise involved by reason of the fact that such Indemnified Party is or was serving in one of the capacities set forth in (A)-(C) above and (ii) promptly pay on behalf of or, within 10 Business Days after any request for advancement, advance to, each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any such matter in advance of the final disposition of such matter, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case, without the requirement of any bond or other security, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such person is not entitled to be indemnified pursuant to this Section 6.06(a). The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 6.06 shall extend to acts or omissions occurring at or before the Effective Time and any claim, action, suit, proceeding or investigation relating thereto (including with respect to any acts or omissions occurring in connection with the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby, including the consideration, approval and adoption thereof and the process undertaken in connection therewith and any claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a Person who continues to be or who has ceased to be (1) a director or officer of the Company or any of its Subsidiaries, (2) a director, officer or trustee of another entity (but only to the extent that such Person is or was serving in such capacity at the request of the Company or any of its Subsidiaries) or (3) an employee or consultant of the Company or any of its Subsidiaries after the date of this Agreement. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any claim, action, suit, proceeding or investigation in respect of which indemnification has been or could be sought by such Indemnified Party hereunder, unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such claim and does not include an admission of fault or wrongdoing by any Indemnified Party, or such Indemnified Party otherwise consents thereto.

(b)          Parent shall cause the articles of incorporation and bylaws of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnified Parties than those set forth in the Company Articles and Company Bylaws and the organizational documents of the Company’s Subsidiaries as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Parties.

(c)          The Company shall use its commercially reasonable efforts to obtain, prior to the Effective Time, a single payment, run-off policy or policies of directors’ and officers’, employed lawyers’ and fiduciary liability insurance covering the Persons currently covered by the Company’s existing directors’ and officers’, employed lawyers’ and/or fiduciary liability insurance policies for claims arising in respect of actual or alleged errors, misstatements, acts, omissions or any matter claimed against any such Person occurring prior to the Effective Time, including in connection with the approval of the Merger, this Agreement and the transactions contemplated by this Agreement, in amount and scope no less favorable, in the aggregate, than the Company’s existing policies, from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to such insurance, such policy or policies to become effective at the Effective Time and remain in effect for a period of six years following the Effective Time (such policy or policies collectively referred to as the “Tail Policy”); provided, however, that the premium for such Tail Policy shall not exceed 300% of the aggregate annual amounts currently paid by the Company to maintain its existing directors’ and officers’, employed lawyers’ and fiduciary liability insurance policies. If the Company is unable to obtain such Tail Policy in accordance with the foregoing, Parent shall obtain, or cause the Surviving Corporation to obtain, such run-off policy or policies from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to such insurance (such policy or policies, collectively, a “Parent Substitute Policy”); provided, further, however, that the premium for such Parent Substitute Policy shall not exceed 300% of the aggregate annual amounts currently paid by the Company to maintain its existing directors’ and officers’, employed lawyers’ and fiduciary liability insurance policies provided, further, that, if such Tail Policy or Parent Substitute Policy cannot be obtained or can be obtained only by paying aggregate premiums in excess of 300% of such amount, Parent or the Surviving Corporation, as the case may be shall only be required to obtain as much coverage as can be obtained by paying a premium equal to 300% of such amount. Following the Effective Date, Parent shall cause such Tail Policy or Parent Substitute Policy to be maintained in full force and effect, for its or their full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d)          From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.06. If Parent, the Surviving Corporation or any of its or their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or other entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.06.

(e)          The provisions of this Section 6.06 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, executors and their legal and personal representatives. Notwithstanding any other provision of this Agreement to the contrary, this Section 6.06 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and their respective Subsidiaries, and shall not be amended in a manner adverse to any Indemnified Party (or their heirs, executors and their legal and personal representatives) without the prior written consent of each such Person. The Surviving Corporation and Parent shall be jointly and severally be obligated to pay all reasonable expenses, including attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.06.

Section 6.07         Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated by this Agreement prior to its public release or disclosure; provided that (a) the Company shall be permitted (upon obtaining the consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed) to make such statements and announcements to its employees as the Company shall deem to be reasonably necessary, (b) the foregoing shall not limit the rights of the Company or the Company Board under Section 5.02, (c) the Company will no longer be required to consult with Parent in connection with any such press release or public statement if the Company Board has effected any Change in Recommendation or has resolved to do so, (d) the parties may make other public disclosures as required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, (e) the foregoing shall not restrict communications between any party and its Affiliates and their respective lenders, investors, potential investors or other financing sources and (f) the foregoing shall not limit the rights of the parties or any of their respective Affiliates to make any statements to its or their respective customers.

Section 6.08         Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company or its Subsidiaries and/or their respective directors or officers relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.09         Employee Matters.

(a)          For purposes of determining eligibility to participate, vesting, level of benefits, and entitlement to benefits (but not benefit accrual) where length of service is relevant under any benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries providing benefits to any employee of the Company or the Company’s Subsidiaries that continues as an employee of Parent, the Surviving Corporation or any of their respective Subsidiaries after the Effective Time (such plans or arrangements, collectively, the “New Plans” and each such employee, a “Company Employee”), the Company Employees shall receive service credit for service with the Company and the Company’s Subsidiaries (and any respective predecessors) as if such service were with Parent, the Surviving Corporation, or its subsidiaries, including vacation time, sick time and recognized holidays, except for benefit accrual or early retirement eligibility under any defined benefit pension plan or to the extent any such service credit would result in the duplication of benefits. In addition and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all New Plans and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause (A) all pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under such New Plan to be waived for such employee and his or her covered dependents, except to the extent that such pre-existing condition limitation, exclusions, actively-at work requirements and waiting periods would have been applicable under the comparable Benefit Plan immediately prior to the Effective Time, and (B) any expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year ending on the date such employee’s participation in the New Plan begins to be taken into account under such New Plan for the purpose of satisfying all deductible, coinsurance, maximum out-of-pocket requirements and similar expenses applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(b)          Subject to the last sentence of this sub-section 6.09(b), from and after the Effective Time, Parent shall comply, or shall cause the Surviving Corporation or any of their respective Subsidiaries to comply with or satisfy the severance, retention and any similar benefits and any Benefit Plan set forth on Schedule 6.09 to this Agreement provided to a Company Employee under an applicable Benefit Plan immediately prior to the Effective Time, including by recognizing all service recognized for such purposes under the applicable Benefit Plan (unless otherwise agreed to in writing by the affected Company Employee). Subject to the last sentence of this sub-section 6.09(b), from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms any Benefit Plan that continues to be in effect and to operate and administer such Benefit Plan in good faith and accordance with its terms. Notwithstanding the foregoing, no provision of this Agreement shall be construed as (i) requiring Parent to adopt any specific New Plans or continue any specific Benefit Plans or (ii) prohibiting or limiting the ability of Parent or its Affiliates to amend, modify or terminate any Benefit Plans or any New Plans and nothing herein shall be construed as an amendment to any Benefit Plan or any New Plan for any purpose.

(c)          Nothing contained in this Section 6.09 is intended to confer upon any Person (including any Company Employee) any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment, or shall in any way limit the ability of Parent or any of its affiliates (including, following the Closing, the Surviving Corporation) to terminate the employment of any employee (including any Company Employee) at any time and for any or no reason, or is intended to confer upon any Person (including any Company Employee) any rights as a third-party beneficiary of this Agreement.

Section 6.10         Financing.

(a)          Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing as soon as reasonably practicable (but in any event not prior to the consummation of the Marketing Period) on the terms and conditions described in the Commitment Letters, including using reasonable best efforts to (i) maintain in full force and effect the Commitment Letters, (ii) negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained in the Commitment Letters (including, as necessary, the “flex” provisions contained in any related fee letter), (iii) comply with and satisfy on a timely basis (or if determined advisable by Parent and Merger Sub, obtain the waiver of) all terms, covenants and conditions applicable to Parent and Merger Sub that are in their control to obtaining the Financing set forth in the Commitment Letters and the definitive agreements related thereto such that the Financing will be able to be consummated at or prior to the Effective Time, and (iv) consummate the Financing at or prior to the Effective Time subject to the terms and conditions described in the Commitment Letters, and it being understood that neither Parent nor Merger Sub shall be in breach of its obligations set forth above on account of the effects of any inaccuracies in the representations and warranties of the Company set forth herein or any failure by the Company to comply with its obligations hereunder; provided, that the foregoing (other than clause (i)) shall not apply with respect to the Bank Financing in the event that and for so long as (A) Parent or Merger Sub elect to pursue a high yield securities offering or other debt financing with respect to Parent and its Subsidiaries (a “High Yield Debt Financing”) in lieu of the Bank Financing, (B) assuming the High Yield Debt Financing is funded, the net proceeds contemplated by the High Yield Debt Financing, together with the Equity Financing and cash or cash equivalents held by Parent and Merger Sub, will in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the High Yield Debt Financing) and any other amounts required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the consummation of the transactions contemplated by this Agreement and to pay all related expenses at the Closing required to be paid by Parent, Merger Sub and the Surviving Corporation, (C) Parent and Merger Sub use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the High Yield Debt Financing as soon as reasonably practicable and (D) it is reasonably anticipated (in the good faith discretion of Parent) that such High Yield Debt Financing would be consummated on or prior to the time required for Closing under Section 1.02.

(b)          Parent and Merger Sub shall keep the Company informed with respect to all material activity concerning the status of the Financing and, if applicable, the High Yield Debt Financing, and shall give the Company prompt notice of any material adverse change with respect to the Financing, and, if applicable, the High Yield Debt Financing. Without limiting the foregoing, Parent shall notify the Company promptly, and in any event within two Business Days, if at any time (i) any of the Commitment Letters shall expire or be terminated for any reason, (ii) any financing source that is a party to a Commitment Letter notifies Parent that such source no longer intends to provide financing to Parent (or, in the case of the Equity Commitment Letter, Merger Sub) on the terms set forth therein, (iii) Parent is aware of any actual or threatened material breach, default, termination or repudiation by any party to the Commitment Letters or definitive agreements relating to the Commitment Letters or any material dispute or disagreement between or among the parties to the Commitment Letters or definitive agreements relating to the Commitment Letters with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, or (iv) for any reason Parent or Merger Sub no longer believes in good faith that it will be able to obtain all or any portion of the Financing contemplated by the Commitment Letters on the terms or within the timing described therein.

(c)          If any portion of the Bank Financing becomes unavailable on the terms and conditions or within the timing contemplated in the Bank Commitment Letter (other than on account of the High Yield Debt Financing having been completed), Parent and Merger Sub shall (i) use their reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event, alternative financing for any such portion from alternative sources (“Alternative Financing”) in an amount that will still enable Parent and Merger Sub to consummate the transactions contemplated by this Agreement and (ii) promptly notify the Company of such unavailability and the reason therefor. If obtained, (A) Parent shall promptly deliver to the Company true and complete copies of all agreements (including all exhibits, schedules, annexes and amendments thereto in effect, but provided that any related fee letters may be redacted in a manner consistent with the redaction of the Fee Letters as described in Section 4.05(a)) pursuant to which any such alternative source shall have committed to provide Parent, Merger Sub or the Surviving Corporation with Alternative Financing (collectively, “Alternative Commitment Letters”) and (B) the defined terms “Bank Financing” and “Bank Commitment Letter” as used herein shall mean the Alternative Financing and Alternative Commitment Letters.

(d)          Parent and Merger Sub shall not, without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned) permit any amendment or modification to, or any waiver of any provision or remedy under, any Commitment Letter or any definitive agreements related thereto unless the terms of such Commitment Letter or definitive agreements related thereto, in each case as so amended, modified or waived, are substantially similar to those in such Commitment Letter or definitive agreement related thereto, prior to giving effect to such amendment, modification or waiver (other than economic terms, which shall, taken as a whole, be as good as or better for Parent (and, in the case of the Equity Commitment Letter, Merger Sub) than those in such Commitment Letter or definitive agreement relating thereto prior to giving effect to such amendment, modification or waiver (giving effect to the “flex” provisions in any related fee letter)); provided that in the case of amendments or modifications of, or any waiver of any provision or remedy under, any Commitment Letter or a definitive agreement relating thereto, the foregoing shall only apply if such amendment, modification or waiver (i) could reasonably be expected to (A) adversely affect the ability or likelihood of Parent or Merger Sub timely consummating the transactions contemplated by this Agreement or (B) make the timely funding of the Financing or the satisfaction of the conditions to obtaining the Financing less likely to occur, (ii) reduces the amount of the Financing and the Equity Financing or Bank Financing is not increased by a corresponding amount, or (iii) adversely affects the ability of Parent (or, in the case of the Equity Commitment Letter, Merger Sub) to enforce their rights against other parties to the Commitment Letters or the definitive agreements relating thereto to require such parties to provide the Financing. Upon any such permitted amendment, supplement, waiver or modification or replacement of the Commitment Letters, (1) Parent shall promptly deliver to the Company true and complete copies thereof (including all exhibits, schedules, annexes and amendments thereto in effect), and (2) the defined terms “Bank Financing,” “Bank Commitment Letter,” “Equity Financing” or “Equity Commitment Letter” (as applicable) as used herein shall mean the Bank Financing, Bank Commitment Letter, Equity Financing or Equity Commitment Letter (as applicable) as so amended, supplemented or modified or replaced.

(e)          In the event Parent or Merger Sub is required pursuant to this Section 6.10 to provide any information that is subject to attorney-client or similar privilege, or in the event that such disclosure would violate any Law or confidentiality obligation to third parties, Parent and Merger Sub may withhold disclosure of such information to the same extent the Company may withhold disclosure of comparable information pursuant to Section 6.03.

Section 6.11         Company Financing Assistance. Prior to the Closing, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, at the sole expense of Parent, use its and their commercially reasonable efforts to provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of the Financing and the High Yield Debt Financing to be consummated in connection with the Merger and the other transactions contemplated by this Agreement; provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries and is subject to customary confidentiality arrangements. Without limiting the generality of the foregoing, prior to the Closing, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, at the sole expense of Parent: (a) as promptly as reasonably practicable provide Parent, Merger Sub, the Financing Sources and potential lenders or investors in the Bank Financing or the High Yield Debt Financing with (i) the financial statements regarding the Company and its Subsidiaries necessary to satisfy the conditions set forth in paragraphs 3 and 6 of Annex C of the Bank Commitment Letter (or the corresponding exhibits, schedules or annexes to the Alternative Commitment Letters) and (ii) such other information (financial or otherwise) relating to the Company and its Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations, assets, liabilities, financial position, financial projections and prospects of Parent, the Company, their respective Subsidiaries and, if applicable, other Affiliates customary or reasonably necessary for the completion of the Bank Financing or the High Yield Debt Financing) to the extent reasonably requested by Parent or Merger Sub in connection with the Bank Financing or the High Yield Debt Financing or is customary for the arrangement of loans or issuance of debt securities contemplated by the Bank Financing or the High Yield Debt Financing, (b) cooperate with the syndication and marketing efforts of Parent, Merger Sub and the Financing Sources, including cooperation in connection with the obtainment of ratings and participation in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions, road shows, rating agency presentations and sessions with prospective Financing Sources and potential lenders or investors in the Bank Financing or the High Yield Debt Financing, at times and at locations reasonably acceptable to the Company, including direct contact between senior management and the other representatives of the Company and its Subsidiaries, on the one hand, and the actual and potential Financing Sources and potential lenders or investors in the Bank Financing or the High Yield Debt Financing, on the other hand, (c) reasonably assist in preparing customary offering memoranda, rating agency presentations, lender and investor presentations (including “public” versions thereof), bank information memoranda (including “public” versions thereof), financial statements (including pro forma financial statements), business projections, private placement memoranda, prospectuses and other similar documents, and identifying any portion of the information that constitutes material, non-public information, in each case in connection with the Bank Financing or the High Yield Debt Financing, (d) make available, on a customary and reasonable basis and upon reasonable notice, appropriate personnel, documents and information relating to the Company and its Subsidiaries, in each case, as may be reasonably requested by Parent, Merger Sub or the Financing Sources (e) facilitate the granting of a security interest (and perfection thereof) in collateral (including delivery of certificates representing equity interests constituting collateral and intellectual property filings with respect to intellectual property constituting collateral), guarantees, mortgages, other definitive financing documents or other certificates or documents as may reasonably be requested by Parent, Merger Sub or the Financing Sources including obtaining releases of existing Liens; provided, that any obligations and releases of Liens contained in all such agreements and documents shall be subject to the occurrence of the Closing and become effective no earlier than substantially concurrently with the occurrence of the Closing, (f) obtain a certificate of the chief financial officer or person performing similar functions of the Company with respect to solvency matters to the extent required to consummate the Bank Financing or the High Yield Debt Financing, customary authorization and representation letters with respect to the bank information memoranda and consents of accountants for use of their reports in any materials relating to the Bank Financing or the High Yield Debt Financing, (g) furnish all documentation and other information required by any Governmental Entity under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001, but in each case, solely as relating to the Company and its Subsidiaries, (h) take corporate actions reasonably necessary to permit the consummation of the Bank Financing or the High Yield Debt Financing and to permit the proceeds thereof to be made available to the Company, (i) assist in the preparation, execution and delivery of one or more credit agreements, indentures, purchase agreements, pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or Merger Sub, (j) reasonably cooperate in satisfying the conditions precedent set forth in the Commitment Letter or any definitive document relating to the Bank Financing or the High Yield Debt Financing to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its Subsidiaries, (k) use reasonable efforts to facilitate discussions between the Financing Sources and banks and other financial institutions with whom the Company and its Subsidiaries have existing relationships, and (l) obtain accountants’ comfort letters and consent letters, waivers, legal opinions, surveys, appraisals, environmental reports, title insurance and insurance certificates and endorsements at the expense of and as reasonably requested by Parent, Merger Sub or the Financing Sources in connection with the Bank Financing or High Yield Debt Financing; provided, that until the Effective Time occurs, the Company shall (i) have no liability or any obligation under any agreement or document related to the Bank Financing or the High Yield Debt Financing (other than with respect to representations made in the authorization and representation letters made to the Financing Sources and potential lenders and investors in the Bank Financing or the High Yield Debt Financing described above in clause (f)) and (ii) not be required to incur any other liability in connection with the Bank Financing or the High Yield Debt Financing unless simultaneously reimbursed or reasonably satisfactorily indemnified by Parent. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.11 (without duplication of any reimbursement pursuant to the preceding sentence). Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Subsidiaries and their respective representatives from and against any and all claims, losses, liabilities, damages, judgments, fines, penalties, fees, costs and expenses, including attorneys’ fees and disbursements, and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect thereof) suffered or incurred in connection with the arrangement of the Bank Financing or the High Yield Debt Financing (including any action taken in accordance with this Section 6.11 or any information utilized in connection therewith), except (i) historical information relating thereto or other information furnished in writing by or on behalf of the Company and its Subsidiaries for use therein and (ii) to the extent arising from the willful misconduct, gross negligence, fraud or intentional misrepresentation of the Company or its Subsidiaries. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Bank Financing or the High Yield Debt Financing; provided, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, and, provided further, that the Company shall be permitted to review the use of such logos prior to any such use.

Section 6.12         Certain Notifications.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the this Agreement or any of the transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or any of the transactions contemplated by this Agreement, and (c) the discovery by a party to this Agreement of any fact, circumstance or event, the occurrence or non-occurrence of which could reasonably be expected to cause any of the conditions of the obligations of such party to consummate the Merger as set forth in Article VII not to be satisfied or the satisfaction of which to be materially delayed.

ARTICLE VII

CONDITIONS TO THE CONSUMMATION OF THE MERGER

Section 7.01         Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver by Parent and the Company at or prior to the Effective Time of the following conditions:

(a)          Shareholder Approval. The Shareholder Approval shall have been obtained.

(b)          Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have been terminated or shall have expired and any approvals required thereunder shall have been obtained.

(c)          No Injunctions or Restraints. There shall not be in effect any Law or Order of any Governmental Entity which makes illegal or enjoins, prevents or prohibits the consummation of the Merger.

Section 7.02         Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Company in Sections 3.01, 3.04, 3.06, 3.19, 3.20, and Section 3.22 (i) that are not made as of a specific date shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) that are made as of a specific date shall be true and correct in all material respects as of such date. The representations and warranties of the Company in Sections 3.03 and 3.21 shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, except, for any inaccuracy that results in de minimis liability, cost or expense to Parent, Merger Sub and the Company. The representations and warranties of the Company in Section 3.24 shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing. The representations and warranties of the Company contained in this Agreement (other than those in Sections 3.01, 3.03, 3.04, 3.06, 3.19, 3.20, 3.21, Section 3.22 and 3.24) (A) that are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (B) that are made as of a specific date shall be true and correct as of such date, in each case under clause (A) and (B) above, except where the failure of such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” qualifiers contained in such representations and warranties other than Section 3.08(b)), individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect.

(b)          Performance of Obligations of the Company. The Company shall have performed or complied with, in all material respects, all obligations required to be performed or complied with by the Company under this Agreement at or prior to the Effective Time.

(c)          Dissenting Shares. The Dissenting Shares with respect to which Appraisal Rights have been properly demanded and not withdrawn shall not exceed more than 7.5% of the Company Common Stock issued and outstanding immediately prior to the Effective Time.

(d)          No Material Adverse Effect. Since the date of this Agreement there shall not have occurred any effect, change, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(e)          Officers’ Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of the Company certifying that the conditions set forth in Sections 7.02(a) through (c), inclusive, have been satisfied.

Section 7.03         Additional Conditions to the Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub in Section 4.01, Section 4.02 and Section 4.06 (i) that are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) that are made as of a specific date shall be true and correct as of such date. The representations and warranties of Parent and Merger Sub contained in this Agreement (other than those in Section 4.01, Section 4.02 and Section 4.06) that (A) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (B) are made as of a specific date shall be true and correct as of such date, in each case under clause (A) and (B) above, except where the failure of such representations and warranties to be true and correct (without giving effect to any “materiality” or “Parent Material Adverse Effect” qualifiers contained in such representations and warranties), individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b)          Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied with, in all material respects, all obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c)          Officers’ Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of Parent certifying that the conditions set forth in Sections 7.03(a) and (b) have been satisfied.

Section 7.04         Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated by this Agreement, including as required by Section 6.03.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01         Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval (except as otherwise indicated):

(a)          by mutual written consent of Parent and the Company;

(b)          by either Parent or the Company if the Merger has not been consummated on or before March 31, 2014 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has materially contributed to the failure of the Effective Time to occur before such date; provided, further, that if, on such initial Outside Date, (A) the condition to Closing set forth in Section 7.01(b) or Section 7.01(c) (but for purposes of Section 7.01(c), only if such injunction, restraint or prohibition is attributable to an Antitrust Law) shall have not been fulfilled, or (B) the Marketing Period shall not have been completed by the date that is three Business Days prior to the Outside Date, but, in the case of either (A) or (B), all other conditions to Closing (other than those that, by their nature, are to be satisfied at the Closing) shall be or shall be capable of being fulfilled, then, in the case of (A) above, at the option of the Company or Parent, the Outside Date may be extended to May 31, 2014, and in the case of (B) above, at the option of the Company or Parent, the Outside Date may be extended to the earlier of May 31, 2014 or three Business Days after completion of the Marketing Period;

(c)          by either Parent or the Company if the Shareholder Approval is not obtained upon a vote taken thereon at the Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(d)          by either Parent or the Company if any Governmental Entity of competent jurisdiction has issued an Order or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the Merger and such Order, ruling or action has become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(d) has not taken any action or failed to take any action that would cause it to be in material violation of any of its covenants or agreements set forth in Section 6.04;

(e)          by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of any condition set forth in Section 7.01 or Section 7.02 and (ii) is uncured or incapable of being cured by the Company within 30 days following receipt of written notice of such breach or failure to perform from Parent; provided, however, that Parent shall have no right to terminate under this Section 8.01(e) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(f)          by the Company, if Parent has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of any condition set forth in Section 7.01 or Section 7.03 and (ii) is uncured or incapable of being cured by Parent within 30 days following receipt of written notice of such breach or failure to perform from the Company; provided, however, that the Company shall have no right to terminate under this Section 8.01(f) if the Company is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(g)          by the Company if, at any time prior to receipt of the Shareholder Approval, (i) the Company has received a Superior Proposal and such termination is being made in order to allow the Company to enter into a definitive transaction agreement with respect to such Superior Proposal, (ii) the Company is in compliance in all material respects with Section 5.02 and (iii) the Company pays Parent the Company Termination Fee set forth in and pursuant to the terms of Section 8.02(b) concurrently with or prior to such termination;

(h)          by Parent, at any time prior to the receipt of the Shareholder Approval, if a Change in Recommendation has occurred; and

(i)          by the Company, if (i) all of the conditions set forth in Article VII have been satisfied (other than conditions that, by their nature, are to be satisfied at the Closing and which were, at the time of termination, expected to be satisfied at such time, or conditions that have not been satisfied as a result of Parent or Merger Sub’s breach of, or failure to perform any of their respective covenants or agreements contained in, this Agreement), (ii) the Marketing Period has both been commenced and completed, (iii) the Company has notified Parent in writing that the Company is ready, willing and able to consummate the Closing, and (iv) Parent and Merger Sub have failed to consummate the Closing within three Business Days after delivery of such notice.

Section 8.02         Effect of Termination.

(a)          In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, the Company or any Financing Source or their directors, officers or shareholders, under this Agreement, other than the provisions of Section 3.21, Section 4.06, the last two sentences of Section 6.11, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, however, that no such termination shall relieve the Company from any liability or damages resulting from willful and material breach by the Company of this Agreement or fraud, provided, further, that, subject to the provisions of this Section 8.02, the maximum aggregate monetary liability of the Company for any such liability or damages shall be limited to the payment by the Company of an amount in cash not to exceed $6,119,000.

(b)          If:

(i)          this Agreement is terminated by the Company pursuant to Section 8.01(g), or Parent pursuant to Section 8.01(h); or

(ii)         (A) prior to the obtaining of the Shareholder Approval, an Acquisition Proposal has been made to the shareholders of the Company generally or has otherwise become publicly known, disclosed or proposed, or any Person (or group (such term being used herein as such term is used within the meaning of Section 13(d)(3) of the Exchange Act)) has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b), Section 8.01(c), or Section 8.01(e) and (C) within twelve months after such termination, the Company enters into a definitive Contract (which is thereafter consummated whether or not in such twelve month period), or consummates the transactions contemplated by any Acquisition Proposal (provided that, for purposes of this Section 8.02(b)(ii), all references to 25% in the definition of Acquisition Proposal shall be deemed to be 50%), with any Person (whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in clause (A) herein); or

(iii)        this Agreement is terminated by the Company or Parent pursuant to Section 8.01(c) and prior to the Shareholders’ Meeting, a Change in Recommendation has occurred;

then (in the case of the occurrence of any one or more of the events described in Sections 8.02(b)(i), 8.02(b)(ii) or 8.02(b)(iii)) the Company shall pay Parent a one-time fee of $6,119,000 (the “Company Termination Fee”) by wire transfer of immediately available funds on the second Business Day following (x) in the case of a payment required by Section 8.02(b)(i) or Section 8.02(b)(iii), the date of termination of this Agreement, and (y) in the case of a payment required by Section 8.02(b)(ii), the date of the consummation of such Acquisition Proposal.

(c)          If this Agreement is terminated by the Company pursuant to Section 8.01(f) or Section 8.01(i) then Parent shall pay to the Company a one-time fee of $12,238,000 (the “Parent Termination Fee”) in cash by wire transfer in immediately available funds, such payment to be made following such termination within two Business Days following delivery to Parent of notice of demand for such payment.

(d)          In the event that:

(i)          this Agreement is terminated by the Company pursuant to Section 8.01(c); or

(ii)         this Agreement is terminated by Parent pursuant to Section 8.01(c) or Section 8.01(e);

then in any such event the Company shall pay Parent or its designees, within five (5) Business Days following the delivery by Parent of an invoice therefor, the Parent Expenses; provided, that the Company shall not be required to pay more than an aggregate of $2,000,000 in Parent Expenses pursuant to this Section 8.02(d). The expenses payable pursuant to this Section 8.02(d) shall be paid by wire transfer of same day funds within five (5) Business Days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.02(d). Any amounts paid under this Section 8.02(d) shall be credited against any Company Termination Fee due pursuant to Section 8.02(b).

(e)          If this Agreement is terminated by the Company or Parent pursuant to Section 8.01(b) or Section 8.01(d) (but for purposes of Section 8.01(d), only if such injunction, restraint or prohibition is attributable to an Antitrust Law) and all of the conditions to Closing set forth in Article VII (other than (i) the conditions set forth in Section 7.01(b) or Section 7.01(c), but for purposes of Section 7.01(c) only if such injunction, restraint or prohibition is attributable to an Antitrust Law and (ii) those other conditions that, by their nature, cannot be satisfied until the Closing Date, but would be satisfied if the Closing Date were the date of such termination) have been satisfied or waived on or prior to the date of such termination, then Parent shall pay to the Company a one-time fee of $6,119,000 (the “Antitrust Termination Fee”, and together with the Parent Termination Fee, the “Parent Fees”) in cash by wire transfer in immediately available funds, such payment to be made following such termination within two Business Days following delivery to Parent of notice of demand for such payment.

Each of the Company, Parent and Merger Sub acknowledges and agrees that (i) the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not have entered into this Agreement, and (ii) the Company Termination Fee and Parent Expenses are not a penalty, but rather constitute liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee and/or Parent Expenses, as applicable, are payable, and (iii) the Parent Fees are not penalties, but rather constitute liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Fees are payable. In no event shall the Company be required to pay to Parent more than one Company Termination Fee, or shall Parent be required to pay the Company more than one Parent Fee. Notwithstanding anything to the contrary in this Agreement, if Parent and Merger Sub fail to effect the Closing when required by this Agreement for any or no reason or otherwise breach this Agreement (whether willfully, intentionally, unintentionally or otherwise) or fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, (i) except for the right of the Company to seek an injunction, specific performance or other equitable relief pursuant to, and only to the extent expressly permitted by, Section 9.12, the Company’s and its Affiliates’ sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub, the Sponsors or any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, Financing Sources or assignees (each a “Related Party” and collectively, the “Related Parties”) or any Related Party of any Related Party for any breach, loss or damage shall be to terminate this Agreement and receive payment of a Parent Fee from Parent, in each case, only to the extent provided by Section 8.02(b) and Section 8.02(e) and to enforce the Equity Commitment Letter in connection therewith (subject to the limitations contained therein), and (ii) except as provided in the immediately foregoing clause (i), none of the Related Parties or any Related Party of a Related Party will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement or the Equity Commitment Letter (subject to the limitations contained therein), the Bank Commitment Letter or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. Upon payment of a Parent Fee, none of the Related Parties or any Related Party of any Related Party shall have any further liability to the Company or any of its shareholders or Affiliates relating to or arising out of this Agreement, the Bank Commitment Letter, the Equity Commitment Letter or in respect of any other document, or any transaction contemplated hereby or thereby (including in respect of the Equity Financing, the Bank Financing and the High Yield Debt Financing) or any theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, and none of the Related Parties or any Related Party of any Related Party shall have any further liability to the Company or any of its shareholders or Affiliates relating to or arising out of this Agreement or the transactions contemplated hereby.

Section 8.03         Amendment. Except as set forth in Section 6.06, this Agreement may be amended by the parties hereto at any time by a writing signed on behalf of each of the parties hereto; provided, however, that (a) after Shareholder Approval has been obtained, no amendment may be made that by applicable Law or in accordance with the rules of any relevant stock exchange requires further approval by the shareholders of the Company without such approval having been obtained, and (b) any amendment or modification of this clause (b) or Sections 8.02(a), 8.02(f)(e), 9.07, 9.09(b), 9.09(c), 9.10, 9.11 and 9.13 (in each case, together with the related definitions and other provisions of this Agreement to the extent an amendment thereto would serve to modify the substance of such Sections) that adversely affects any Financing Source shall not be effected, and shall be null and void, without the prior written consent of such Financing Source. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.04         Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the Company (in the case of Parent and Merger Sub) or of Parent and Merger Sub (in the case of the Company), (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto of the Company (in the case of Parent and Merger Sub) or of Parent and Merger Sub (in the case of the Company) and (c) waive compliance with any of the agreements or conditions contained herein of the Company (in the case of Parent and Merger Sub) or of Parent and Merger Sub (in the case of the Company); provided, however, that after Shareholder Approval has been obtained, there may not be any such extension or waiver that by applicable Law or in accordance with the rules of any relevant stock exchange requires further approval by the shareholders of the Company without such approval having been obtained. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 8.05         Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 8.01 or an amendment of this Agreement pursuant to Section 8.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its respective board of directors.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01         Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for any such covenant or agreement that by its terms contemplates performance after the Effective Time.

Section 9.02         Fees and Expenses. Except as set forth in Section 6.06, Section 6.11, and Section 8.02(d), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 9.03         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) when delivered if delivered in person, (b) when sent if sent by facsimile transmission (provided confirmation of the transmission is obtained), (c) on the next Business Day if sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to it:

c/o American Industrial Partners

535 Fifth Avenue, 32nd Floor

New York, NY 10017

Facsimile: (212) 627-2372

Attention: Kim Marvin

with a copy (which shall not constitute notice) to:

Ropes & Gray, LLP

1211 Avenue of the Americas

New York, NY 10036

Facsimile: (617) 235-0028

Attention: Daniel S. Evans

if to the Company, to:

Flow International Corporation

23500 64th Avenue South

Kent, Washington 98032

Facsimile: (253) 813-3280

Attention: John S. Leness, General Counsel

with a copy (which shall not constitute notice) to:

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

Facsimile: (206) 370-6237

Attention: Kristy T. Harlan

Section 9.04         Certain Definitions.

(a)          For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (or group (such term being used herein as such term is used within the meaning of Section 13(d)(3) of the Exchange Act)) relating to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute 20% or more of the revenues, net income or assets of the Company and its Subsidiaries (taken as a whole), or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person (or group) beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person (or group) would beneficially own 20% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, in each case other than the transactions contemplated by this Agreement.

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes hereof, “control” means the possession directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act of 1914, the HSR Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in the City of New York are authorized or obligated by law to be closed for regular banking business.

“Compliant” means, with respect to the Required Information, that (a) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading, (b) such Required Information is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulations S-K and S-X under the Securities Act for offerings of debt securities by a “non-accelerated filer” as defined in Rule 12b-2 of the Exchange Act on a registration statement on Form S-1 (excluding information required by Regulation S-X Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K), (c) the Company’s auditors have consented to the use of their audit opinions and any interim quarterly financial statements included in such Required Information have been reviewed by the Company’s independent auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722, (d) the Company’s auditors have delivered drafts of customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the applicable offering documents, and such auditors have confirmed that they are prepared to issue any such comfort letter throughout the Marketing Period and (e) the financial information and financial statements (excluding information required by Regulation S-X Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K) included in such Required Information are, and remain throughout the Marketing Period, sufficient to permit (i) a registration statement on Form S-1 by a “non-accelerated filer” as defined in Rule 12b-2 of the Exchange Act using such financial information and financial statements to be declared effective by the SEC throughout the Marketing Period and (ii) the Financing Sources to receive customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the applicable offering documents, in order to consummate any offering of debt securities on any day during the Marketing Period, subject to the completion by such accountants of customary procedures related thereto.

“Environmental Laws” means all applicable Federal, state and local (including the common law), Orders, notices, Permits issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources or the presence, management, Release of, or exposure to, Hazardous Materials, or to human health.

“ERISA Affiliate” means any entity that would be treated as a single employer with the Company under Section 414 of the Code.

“Financing Sources” means all Persons that have committed to provide or otherwise entered into any commitment letter, engagement letter, credit agreement, underwriting agreement, purchase agreement, indenture or other agreement with Parent or Merger Sub or any of their Affiliates in connection with the Bank Financing (including, for the avoidance of doubt, any Alternative Financing pursuant to Section 6.10(c)) or the High Yield Debt Financing in connection with the Merger and the other transactions contemplated by this Agreement, any arranger, administrative agent, collateral agent, underwriter, initial purchaser, placement agent, trustee or similar agent or fiduciary in respect of the Bank Financing or the High Yield Debt Financing, including the lenders under the Bank Financing named in Section 4.05, and in each case their respective Affiliates and Representatives involved in the Bank Financing or the High Yield Debt Financing and their respective successors and assigns.

“Hazardous Materials” means (i) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances and (ii) any other chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited, regulated by or pursuant to or for which standards of liability are imposed under any Environmental Law.

“Indebtedness” means any an all indebtedness for borrowed money, whether secured or unsecured or evidenced by notes, debentures, bonds or other debt instruments, other than indebtedness under the Third Amended and Restated Credit Agreement dated as of March 2, 2011, as amended, by and between the Company and Bank of America, N.A.

“Intellectual Property” means patents, trademarks, trade names, service marks, copyrights and all pending applications for and registrations of any of the foregoing, domain names, trade secrets and other proprietary intellectual property rights recognized under applicable Law.

“Knowledge” of the Company means, with respect to any matter in question, the actual knowledge of Charles Brown, Charles Burnham, Ronald Cooper, Mohamed Hashish, Allen Hsieh, Richard LeBlanc, John Leness, Daric Schweikart and Theresa Treat and “Knowledge” of Parent means, with respect to any matter in question, the actual knowledge of Kim Marvin, Eric Baroyan and Richard Hoffman.

“Marketing Period” means the first period of twenty-five consecutive Business Days commencing after the date hereof and ended prior to the Outside Date throughout which (a) Parent, Merger Sub and the Financing Sources shall have the Required Information and such Required Information is Compliant, (b) the financial statements included in the Required Information that is available to Parent on the first day of such twenty-five consecutive Business Day period will not be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such twenty-five consecutive business day period, (c) the conditions set forth in Sections 7.01 and 7.02 shall be satisfied or waived (other than any conditions that by their nature are to be satisfied by actions to be taken at the Closing) and (d) no event shall have occurred nor shall any condition exist that would cause any of the conditions set forth in Section 7.01 or Section 7.02 to fail to be satisfied assuming that the Closing were to occur at any time during such twenty-five consecutive Business Day period; provided, that (i) in no event shall the Marketing Period commence earlier than December 26, 2013, (ii) the Marketing Period shall end on any earlier date on which the Bank Financing or High Yield Debt Financing is consummated, (iii) after February 1, 2014, in the case of clauses (c) and (d), the condition set forth in Section 7.01(b) need not be satisfied during the first ten Business Days of such twenty-five consecutive Business Day period and (iv) the Marketing Period shall not commence and shall not be deemed to have commenced if, prior to the completion of such twenty-five consecutive Business Day period, (A) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any financial information or financial statements included in the Required Information, in which case the Marketing Period may not commence unless and until a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by Deloitte & Touche LLP or another independent public accounting firm of recognized national standing reasonably acceptable to the Parent or (B) the Company shall have publicly announced any intention to, or determined that it must, restate any financial information or financial statements included in the Required Information or any such restatement is under consideration or is a possibility, in which case the Marketing Period may not commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has determined and announced that no such restatement is required in accordance with GAAP.

“Material Adverse Effect” means any change, fact, event, circumstance or effect (whether or not constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other changes, facts, events circumstances or effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair or delay the Company’s ability to consummate the Merger and the other transactions contemplated by this Agreement; in the case of (i) above, except for any such changes, facts, events circumstances or effects arising out of or relating to (A) the announcement or pendency of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensors, licensees, lenders, partners, employees or regulators, (B) changes in general economic or regulatory conditions or the financial, credit or securities markets, (C) changes in GAAP or in Laws or Orders of any Governmental Entity or interpretations thereof by any Governmental Entity, (D) changes affecting generally the industries in which the Company or its Subsidiaries operate, (E) earthquakes, hurricanes, floods, or other natural disasters, (F) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack occurring prior to, on or after the date of this Agreement; (G) any action taken by the Company at the request or with the consent of Parent or any of its Affiliates or as required by this Agreement, (H) any damage or destruction of any real property of the Company or any of the Company’s Subsidiaries to the extent covered by insurance, (I) any failure by the Company to meet any estimates or outlook of revenues or earnings or other financial projections (provided, that this clause (I) shall not prevent a determination that any change, event, circumstance or effect underlying such failure has resulted in a Material Adverse Effect, unless such change, event, circumstance or effect is otherwise excepted by this definition), (J) any action by Parent or any of its Affiliates or the omission of an action that was required to be or reasonably should have been taken by Parent or any of its Affiliates, (K) changes in the market price or trading volume of the Company Common Stock on The Nasdaq Global Market (provided, that this clause (K) shall not prevent a determination that any change, event, circumstance or effect underlying such failure has resulted in a Material Adverse Effect, unless such change, event, circumstance or effect is otherwise excepted by this definition) and (L) litigation or threatened litigation relating to this Agreement or the Merger by the Company’s shareholders, including litigation on the Company’s behalf; provided, however, that the exceptions set forth in the foregoing clauses (B), (C), (D), (E) and (F) shall only apply if such change, fact, event, circumstance or effect does not disproportionately affect the Company or its Subsidiaries, taken as a whole, relative to other Persons in the industries in which the Company and its Subsidiaries operate.

“Parent Expenses” means all fees, costs and out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to Parent and its Affiliates and equity holders) reasonably incurred by Parent or its Affiliates in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other transactions contemplated hereby and thereby, including in connection with the Bank Financing or the High Yield Debt Financing, the preparation, printing, filing and mailing of the Proxy Statement, solicitation of shareholder and shareholder approvals, the filing of any required notices under the HSR Act or similar Laws, any filings with the SEC and all other matters related to the transactions contemplated by this Agreement.

“Parent Material Adverse Effect” means any change, fact, event, circumstance or effect that, individually or in the aggregate, would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

“Permitted Exceptions” means (i) Liens for taxes or assessments not yet due and payable or being contested in good faith; (ii) mechanics’, materialmen’s or similar Liens, provided, that any such Lien or not yet due and payable or is being contested in good faith; (iii) zoning, entitlement, land use or environmental regulations; (iv) all matters of record, or (v) such other Liens, the existence of which would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

“Representative” means any director, officer, employee, counsel, investment banker, accountant, and consultant and other authorized representative of any Person.

“Required Information” means (i) all financial and other information of the Company and its Subsidiaries (including with respect to any acquired entities) contemplated by Section 6.11(a) of this Agreement and (ii) drafts of customary comfort letters (including as to customary “negative assurance” comfort and change period) from the Company’s independent accountants with respect to any of the foregoing information, subject to the completion by such accountants of customary procedures relating thereto.

A “Subsidiary” of any Person means another Person, in which such Person (i) owns, directly or indirectly, more than 50% of the outstanding voting securities, equity securities, profits interest or capital interest or (ii) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body.

“Superior Proposal” means a bona fide, written offer made by a third Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) other than Sponsors, Parent or Merger Sub, that, if consummated, would result in such Person (or its group) owning, directly or indirectly, more than 50% of the shares of Company Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% of the assets of the Company and its Subsidiaries (taken as a whole), which the Company Board reasonably determines in good faith (after consultation with outside counsel and financial advisor) to be more favorable to the shareholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions and legal regulatory and financial aspects (including factors affecting certainty of closing)) of such proposal and this Agreement, including any changes to the financial and other terms of this Agreement proposed by Parent in response to such Acquisition Proposal or otherwise).

(b)          The following terms shall have the meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the terms below:

TERM	SECTION
Acceptable Confidentiality Agreement	Section 5.02(a)(ii)
Acquisition Proposal	Section 9.04(a)
Affiliate	Section 9.04(a)
Agreement	Preamble
Alternative Commitment Letters	Section 6.10(c)
Alternative Financing	Section 6.10(c)
Antitrust Division	Section 6.04(a)
Antitrust Laws Antitrust Termination Fee	Section 9.04(a) Section 8.02(e)
Appraisal Rights	Section 2.04
Articles of Merger	Section 1.03
Balance Sheet	Section 3.03(f)
Balance Sheet Date	Section 3.03(f)
Bank Commitment Letter	Section 4.05(a)
Bank Financing	Section 4.05(a)
Benefits Continuation Period	Section 6.09(a)
Benefit Plans	Section 3.15(a)
Book-Entry Shares	Section 2.01(a)
Business Day	Section 9.04(a)
Capitalization Date	Section 3.03(a)
Certificate	Section 2.01(a)
Change in Recommendation	Section 5.02(b)(i)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.02(h)
Commitment Letters	Section 4.05(a)
Company	Preamble
Company Articles	Section 3.01
Company Board	Recitals
Company Board Recommendation	Section 3.04(b)

TERM	SECTION
Company Bylaws	Section 3.01
Company Common Stock	Section 2.01
Company Disclosure Schedule	ARTICLE III
Company Employees	Section 6.09(a)
Company IP	Section 3.09(a)
Company Leased Property	Section 3.17(a)
Company Owned Property	Section 3.17(a)
Company Preferred Stock	Section 3.03(a)
Company Real Property	Section 3.17(a)
Company Real Property Leases	Section 3.17(a)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.03(c)
Company Stock Option	Section 2.03(a)
Company Termination Fee	Section 8.02(b)
Compliant	Section 9.04(a)
Confidentiality Agreement	Section 6.03(b)
Contract	Section 3.04(c)
Dissenting Share	Section 2.04
Effective Time	Section 1.03
Electronic Data Room	Section 3.25
Environmental Laws	Section 9.04(a)
Equity Commitment Letter	Section 4.05(a)
Equity Financing	Section 4.05(a)
ERISA	Section 3.15(a)
ERISA Affiliate	Section 9.04(a)
Exchange Act	Section 3.04(d)
Fee Letters	Section 4.05
Filed SEC Documents	ARTICLE III
Financing	Section 4.05(a)
Financing Sources	Section 9.04(a)
Foreign Benefit Plan	Section 3.15(k)
FTC	Section 6.04(a)
GAAP	Section 3.05(b)
Governmental Entity	Section 3.04(d)
Hazardous Materials	Section 9.04(a)
High Yield Debt Financing	Section 6.10(a)
HSR Act	Section 3.04(d)
HSR Filing	Section 6.04(a)
Incentive Plan	Section 3.03(a)
Indebtedness	Section 9.04(a)
Indemnified Parties	Section 6.06(a)
Intellectual Property	Section 9.04(a)
Intervening Event Change in Recommendation	Section 5.02(b)(ii)(A)
Knowledge	Section 9.04(a)
Law	Section 3.04(c)
Liens	Section 3.02(c)
Marketing Period	Section 9.04(a)
Material Adverse Effect	Section 9.04(a)
Material Contract	Section 3.11(a)
Merger	Recitals

TERM	SECTION
Merger Consideration	Section 2.01(a)
Merger Fund	Section 2.02(a)
Merger Sub	Preamble
New Plans	Section 6.09(b)
Order	Section 3.04(c)
Outside Date	Section 8.01(b)
Parent	Preamble
Parent Expenses	Section 9.04(a)
Parent Material Adverse Effect	Section 9.04(a)
Parent Substitute Policy	Section 6.06(c)
Parent Fees	Section 8.02(e)
Parent Termination Fee	Section 8.02(c)
Paying Agent	Section 2.02(a)
Permits	Section 3.12(b)
Permitted Exceptions	Section 9.04(a)
Person	Section 9.04(a)
Proxy Statement	Section 6.01(a)
Related Party	Section 8.02(e)
Related Parties	Section 8.02(e)
Release	Section 9.04(a)
Representative	Section 9.04(a)
Required Information	Section 9.04(a)
Restricted Stock Right	Section 2.03(b)(ii)
Rights Agreement	Section 5.01(p)
Sanctions	Section 3.24
Sanction Laws	Section 3.24
SEC	ARTICLE III
Securities Act	Section 3.05(a)
Shareholder Approval	Section 3.19
Shareholders’ Meeting	Section 6.02
SOX	Section 3.05(c)
Sponsors	Section 4.05(a)
Subsidiary	Section 9.04(a)
Superior Proposal	Section 9.04(a)
Superior Proposal Change in Recommendation	Section 5.02(b)(ii)(B)
Superior Proposal Notice	Section 5.02(b)(ii)(B)
Suppliers	Section 3.23
Surviving Corporation	Section 1.01
Tail Policy	Section 6.06(c)
tax	Section 3.16(k)
tax return	Section 3.16(k)
taxing authority	Section 3.16(k)
UBS	Section 3.21
WBCA	Section 1.01

Section 9.05         Interpretation.

(a)          When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, a Section of, or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule; provided, however, for purposes of Section 23B.11.050(1) of the WBCA, a condensed version of this Agreement, excluding the Company Disclosure Schedule, shall be the “plan of merger” filed with the Articles of Merger pursuant to Section 1.03 of this Agreement. The inclusion of any item in the Company Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b)          The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.06         Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.07         Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Company Disclosure Schedule and other Schedules) and the Confidentiality Agreement and any agreements entered into contemporaneously herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for (a) the rights of the Company’s shareholders to receive the Merger Consideration at the Effective Time, (b) the right of holders of Company Stock Options and Restricted Stock Rights to receive at the Effective Time the consideration set forth in Section 2.03, (c) the right of the Company, on behalf of its shareholders, to pursue remedies under this Agreement, which right is hereby acknowledged and agreed by Parent and Merger Sub, (d) the rights of persons who are explicitly provided to be third party beneficiaries of the Equity Commitment Letter solely to the extent of the rights set forth therein, (e) this Section 9.07 and Sections 8.02(a), 8.02(f), 9.09(b), 9.09(c), Section 9.10, Section 9.11 and 9.13 and clause (b) of the proviso to Section 8.03, which shall also be for the benefit of the Financing Sources and other Persons referred to therein and the Financing Sources and such other Persons are the intended third party beneficiaries thereunder and will be entitled to rely on and enforce directly their rights and remedies under such Sections, and (f) the provisions of Section 6.06, this Agreement is not intended to and does not confer upon any Person other than the parties hereto any legal or equitable rights or remedies.

Section 9.08         Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with, and any claim directly or indirectly arising out of or relating to this Agreement shall be governed by, the laws of the state of Delaware without regard to the conflict of law principles thereof insofar as such principles would cause the laws of another jurisdiction to apply, except that matters relating to the Merger, fiduciary duties of the Board of Directors and internal corporate affairs of the Company shall be governed by the laws of the State of Washington, without regard to the conflict of law principles thereof insofar as such principles would cause the laws of another jurisdiction to apply.

Section 9.09         Consent to Jurisdiction; Waiver of Jury Trial. (a) Except as otherwise provided in Section 9.09(c), each of the parties hereto (i) irrevocably and unconditionally consents to submit to the exclusive jurisdiction of any state or federal court within the State of Washington in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than any state or federal court within the State of Washington. Any judgment from any such court described above may, however, be enforced by any party in any other court in any other jurisdiction. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 9.09 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.03. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(b)          TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BANK COMMITMENT LETTER (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY ALTERNATIVE COMMITMENT LETTER), THE BANK FINANCING, THE HIGH YIELD DEBT FINANCING OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c)          Notwithstanding anything in this Section 9.09 to the contrary, with respect to any action of any kind or description (whether in law or in equity and whether based on contract, tort or otherwise) involving any Financing Source arising out of or relating to this Agreement, the Bank Commitment Letter (including, for the avoidance of doubt, any Alternative Commitment Letter), the Merger, the Bank Financing (including, for the avoidance of doubt, any Alternative Financing), the High Yield Debt Financing, any other transaction contemplated hereby or thereby or any service to be performed hereunder or thereunder, the parties agree that (i) such actions shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan and any appellate court therefrom and (ii) none of the parties shall bring or permit any of its respective Affiliates or Representatives to bring any such action referred to in this Section 9.09(c), or voluntarily support any other Person in bringing any such action, in any other courts.

Section 9.10         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void; provided that Parent and Merger Sub may assign or pledge its rights hereunder to its Financing Sources as collateral security in connection with the Bank Financing or the High Yield Debt Financing or may assign their rights to an Affiliate of Parent, so long as Parent remains ultimately liable for its indemnification obligations hereunder, in each case, without the prior written consent of any party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.11         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.12         Specific Performance; Remedies.

(a)          The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, each of the parties acknowledges and agrees that, subject to Section 8.02 and Section 9.12(c), prior to the valid termination of this Agreement pursuant to Section 8.01, (i) they shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including with respect to the making of required regulatory filings in connection with the transactions contemplated hereby, this being in addition to any other remedy to which they are entitled at Law or in equity and (ii) it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (A) the other party has an adequate remedy at law or (B) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security or provide proof of actual damages in connection with any such order or injunction.

(b)          The parties further agree that, except as expressly set forth herein, (i) by seeking the remedies provided for in this Section 9.12, a party shall not in any respect waive its right to seek any other form of relief that may be available under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 9.12 are not available or otherwise are not granted or satisfied, (ii) nothing in this Section 9.12 or a party’s pursuit of any rights under this Section 9.12 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 8.01, and (iii) while a party may pursue both a grant of specific performance in accordance with this Section 9.12 and the payment of a Parent Fee or Company Termination Fee, as applicable, under no circumstances shall the a party be permitted or entitled to receive both a grant of (A) specific performance of the consummation of the Merger and the other transactions contemplated hereby (which specific performance order is satisfied) and (B) the payment of a Parent Fee or Company Termination Fee, as applicable.

(c)          Notwithstanding the foregoing or anything else in this Agreement to the contrary, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s or Merger Sub’s obligation to cause the Equity Financing to be funded to fund the Merger or to consummate the Merger (but not the right of the Company to such injunctions, specific performance or other equitable remedies for obligations other than with respect to the Equity Financings or to consummate the Merger) shall be subject to the requirements that (i) the Marketing Period has ended and all conditions in Section 7.01 and Section 7.02 were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at Closing) at the time when the Closing would have been required to occur but for the failure of the Equity Financing to be funded, (ii) the Bank Financing (including the High Yield Debt Financing or any other alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 6.10 of this Agreement) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed that if the Equity Financing and Bank Financing (of, if applicable, the High Yield Debt Financing or such other Alternative Financing) are funded, then it would take such actions that are within its control to cause the Closing to occur.

Section 9.13         Non-Recourse. Notwithstanding anything to the contrary in this Agreement, subject only to the rights of the Company under the Equity Commitment Letter and the Confidentiality Agreement, all claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to enter into, this Agreement) or the transactions contemplated by this Agreement may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement in the Preamble to this Agreement. Subject to the rights of the Company under the Equity Commitment Letter (subject to the limitations contained therein), no other Person, including any Financing Source, director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement (including in connection with or related in any manner to the Bank Commitment Letter (including, for the avoidance of doubt, any Alternative Commitment Letters) or Bank Financing (including, for the avoidance of doubt, any Alternative Financing) or the High Yield Debt Financing) or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be signed by its respective officers hereunto duly authorized, all as of the date first written above.

AIP WATERJET HOLDINGS, INC.

By:	/s/ Eric Baroyan
Name:	Eric Baroyan
Title:	President

AIP/FIC MERGER SUB, INC.

By:	/s/ Eric Baroyan
Name:	Eric Baroyan
Title:	President

FLOW INTERNATIONAL CORPORATION

By:	/s/ Charles M. Brown
Name:	Charles M. Brown
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

[LETTERHEAD OF UBS SECURITIES LLC]

September 24, 2013

The Board of Directors

Flow International Corporation

23500 64th Avenue South

Kent, Washington 98032

Dear Members of the Board:

We understand that Flow International Corporation, a Washington corporation (the “Company”), is considering a transaction whereby AIP Waterjet Holdings, Inc. (“Waterjet Holdings”), a Delaware corporation and an affiliate of American Industrial Partners (“AIP”), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, draft dated as of September 24, 2013 (the “Agreement”), by and among Waterjet Holdings, AIP/FIC Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Waterjet Holdings (“Sub”), and the Company, Waterjet Holdings and Sub will undertake a series of transactions whereby the Company will become a wholly owned subsidiary of Waterjet Holdings (the “Transaction”). Pursuant to the terms of the Agreement, all of the issued and outstanding shares of the common stock, par value of $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive, for each outstanding share of Company Common Stock, $4.05 in cash (the “Consideration”).

The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS has provided investment banking services to the Company unrelated to the proposed Transaction, for which UBS received compensation. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and certain affiliates of AIP and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

B-1

The Board of Directors

Flow International Corporation

September 24, 2013

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Waterjet Holdings or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Company Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

B-2

The Board of Directors

Flow International Corporation

September 24, 2013

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/ UBS Securities LLC

UBS SECURITIES LLC

B-3

Annex C

CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATION ACT

23B.13.010. DEFINITIONS.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

23B.13.020. RIGHT TO DISSENT.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder was entitled to vote on the merger, or (ii) if the corporation was a subsidiary that has been merged with its parent under RCW 23B.11.040;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale or exchange, which has become effective, of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or

(e) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

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23B.13.030. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. NOTICE OF DISSENTERS’ RIGHTS.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

23B.13.210. NOTICE OF INTENT TO DEMAND PAYMENT.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to payment for the shareholder’s shares under this chapter.

23B.13.220. DISSENTERS’ RIGHTS—NOTICE.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (3) of this section.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(2) shall comply with subsection (3) of this section.

(3) Any notice under subsection (1) or (2) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) or (2) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

23B.13.230. DUTY TO DEMAND PAYMENT.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to *RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

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(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

23B.13.240. SHARE RESTRICTIONS.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. PAYMENT.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

23B.13.260. FAILURE TO TAKE CORPORATE ACTION.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must send a new dissenters’ notice under RCW23B.13.220 and repeat the payment demand procedure.

23B.13.270. AFTER-ACQUIRED SHARES.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

23B.13.280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

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23B.13.300. COURT ACTION.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. COURT COSTS AND COUNSEL FEES.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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FLOW INTERNATIONAL CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX.

Vote by Internet

- Go to **www.envisionreports.com/FLOW**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

01Q8WE

Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders. The Proxy Statement is available at: www.envisionreports.com/FLOW.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FLOW INTERNATIONAL CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

[ ], 2013

The undersigned hereby appoints Charles M. Brown and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all the shares of stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the [ ], on [ ], 2013, at 10:00 a.m. local time, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

If this Proxy is executed by you without indicating voting instructions then it will be deemed to grant authority to vote FOR, approval of the Merger Agreement, FOR approval to adjourn the special meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the special meeting to approve the Merger Agreement, and FOR approval, on a non-binding, advisory basis, certain compensation that will or may become payable by Flow International Corporation to its named executive officers in connection with the completion of the merger under existing arrangements between Flow International Corporation and such officers.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

(Continued and to be marked, dated and signed, on the other side).